As filed with the U.S. Securities and Exchange Commission on October 4, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IONQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	84-2992192
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4505 Campus Drive

College Park, MD 20740

(301) 298-7997

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Kramer

Chief Financial Officer and Secretary

IonQ, Inc.

4505 Campus Drive

College Park, MD 20740

(301) 298-7997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna

Jaime L. Chase

David I. Silverman

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, $0.0001 par value per share	11,500,000(2)	$9.465(5)	$108,847,500	$10,090.16(5)
Secondary Offering
Common Stock, $0.0001 par value per share	105,086,092(3)	$9.465(5)	$994,639,861	$92,203.12(5)
Warrants to purchase Common Stock	4,000,000(4)	—	—	— (6)
Total	116,586,092	$9.465	$1,103,487,361	$102,293.28

(1)

In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional shares of common stock in accordance with Rule 416(a) under the Securities Act.

(2)

Consists of (i) 4,000,000 shares of common stock issuable upon the exercise of warrants issued to dMY Sponsor III, LLC in a private placement (the “Private Warrants”) and (ii) 7,500,000 shares of common stock issuable upon the exercise of warrants included in the publicly sold units (the “Public Warrants”) to purchase common stock, in each case at an exercise price of $11.50 per share.

(3)

Consists of (i) 34,500,000 shares of common stock issued pursuant to subscription agreements entered into on March 7, 2021, (ii) up to 7,500,000 shares of common stock issued in a private placement to the dMY Initial Stockholders in connection with the initial public offering of dMY, (iii) up to 4,000,000 shares of common stock that may be issued upon exercise of the Private Warrants, (iv) up to 59,086,092 shares of common stock (including shares issuable upon exercise of convertible securities) pursuant to that certain Amended and Restated Registration Rights Agreement, dated September 30, 2021, between us and the selling securityholders granting such holders registration rights with respect to such securities.

(4)	Represents the resale of 4,000,000 Private Warrants.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on October 1, 2021, as reported on the New York Stock Exchange.

(6)

In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of common stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 4, 2021

PRELIMINARY PROSPECTUS

Up to 101,086,092 Shares of Common Stock

Up to 11,500,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 4,000,000 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 11,500,000 shares of our common stock, $0.0001 par value per share (the “common stock”), which consists of (i) up to 4,000,000 shares of common stock issuable upon the exercise of warrants (the “Private Warrants”) originally issued in a private placement to dMY Sponsor III, LLC (the “Sponsor”) in connection with the initial public offering of dMY Technology Group, Inc. III (“dMY”) and (ii) up to 7,500,000 shares of common stock issuable upon the exercise of warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of dMY. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 105,086,092 shares of common stock consisting of (a) up to 34,500,000 shares of common stock issued in a private placement pursuant to subscription agreements entered into on March 7, 2021, (b) up to 7,500,000 shares of common stock issued in a private placement to the dMY Initial Stockholders in connection with the initial public offering of dMY, (c) up to 4,000,000 shares of common stock issuable upon exercise of the Private Warrants and (d) up to 59,086,092 shares of common stock (including shares issuable upon the exercise of convertible securities) pursuant to that certain Amended and Restated Registration Rights Agreement, dated September 30, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares and (ii) up to 4,000,000 Private Warrants. We will not receive any proceeds from the sale of shares of common stock or Warrants by the selling securityholders pursuant to this prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or Warrants. See the section titled “Plan of Distribution.”

Our common stock and Public Warrants are listed on the New York Stock Exchange under the symbols “IONQ” and “IONQ WS,” respectively. On October 1, 2021, the last reported sales price of our common stock was $9.20 per share and the last reported sales price of our Warrants was $2.80 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of common stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

On September 30, 2021, Legacy IonQ, Inc., dMY Technology Group, Inc. III and Ion Trap Acquisition Inc., consummated the closing of the transactions contemplated by the Business Combination (as defined below). Pursuant to the terms of the Business Combination, a combination of IonQ, Inc. and dMY Technology Group, Inc. III was effected by the merger of Ion Trap Acquisition Inc. with and into IonQ, Inc., with IonQ, Inc. continuing as the surviving corporation. Following the consummation of the Merger (as defined below), IonQ, Inc. changed its name to IonQ Quantum, Inc. and dMY Technology Group, Inc. III changed its name to IonQ, Inc.

Unless the context indicates otherwise, references in this prospectus to the “IonQ,” “we,” “us,” “our” and similar terms refer to IonQ, Inc. and its wholly owned subsidiary IonQ Quantum, Inc. References to “dMY” refer to the predecessor company prior to the consummation of the Business Combination.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	the expected benefits of the Business Combination;

•	our financial and business performance following the Business Combination, including financial projections and business metrics;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model and growth strategy;

•	our expectations and forecasts with respect to market opportunity and market growth;

•	the ability of our products and services to meet customers’ compliance and regulatory needs;

•	our ability to attract and retain qualified employees and management;

•

our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new geographies;

•	our ability to develop and maintain our brand and reputation;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	the impact of the COVID-19 pandemic on customer demands for cloud services;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act (as defined below);

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and future growth; and

•	our business, expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

FREQUENTLY USED TERMS

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Merger.

“Closing” means the consummation of the Business Combination.

“Closing Price” means, for each day that the common stock is trading on the NYSE, the closing price (based on such trading day) of shares of common stock on the NYSE.

“dMY” means dMY Technology Group, Inc. III, a Delaware corporation (which was renamed IonQ, Inc. in connection with the Business Combination).

“dMY IPO” means dMY’s initial public offering, consummated on November 17, 2020, through the sale of 30,000,000 Public Units (including 2,500,000 Public Units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per Public Unit.

“dMY Initial Stockholders” means each of the Sponsor, Niccolo de Masi, Harry You, Darla Anderson, Francesca Luthi and Charles E. Wert.

“Founder Shares” means the 7,500,000 shares of common stock held by the dMY Initial Stockholders.

“ Legacy IonQ” means IonQ Quantum, Inc., a Delaware Corporation (formerly known as IonQ, Inc.)

“Merger” means the merger of Merger Sub with and into IonQ, with IonQ continuing as the Surviving Corporation.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 7, 2021, by and among dMY, Merger Sub and IonQ.

“Merger Sub” means Ion Trap Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of dMY.

“Merger Sub Common Stock” means Merger Sub’s common stock, par value $0.00001 per share.

“NYSE” means the New York Stock Exchange.

“PIPE Investment” means that certain private placement in the aggregate amount of $345.0 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with dMY, and subject to the conditions set forth therein, pursuant to which the subscribers purchased 34,500,000 shares of our common stock at a purchase price of $10.00 per share.

“PIPE Shares” means an aggregate of 34,500,000 shares of common stock issued to the subscribers in the PIPE Investment.

“Private Warrants” means the 4,000,000 warrants held by the Sponsor that were issued to the Sponsor at the closing of the dMY IPO, each of which is exercisable for one share of common stock, in accordance with its terms.

“Public Warrants” means the 7,500,000 warrants included as a component of the dMY units sold in the dMY IPO, each of which is exercisable for one share of common stock, in accordance with its terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated September 30, 2021, between and among IonQ and certain securityholders who are parties thereto.

“Sponsor” means dMY Sponsor III, LLC.

“Warrants” means the Private Warrants and the Public Warrants.

2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “IonQ,” “company,” “we,” “us” and “our” in this prospectus to refer to IonQ, Inc. and our wholly owned subsidiaries.

Overview

We are developing quantum computers designed to solve the world’s most complex problems, and transform business, society and the planet for the better. We believe that our proprietary technology, our architecture and the technology exclusively available to us through license agreements will offer us advantages both in terms of research and development, as well as the commercial value of our intended product offerings.

We sell access to a quantum computer with 11 qubits and we are in the process of researching and developing technologies for quantum computers with increasing computational capabilities. We currently make access to our quantum computers available via three major cloud platforms, Amazon Web Services’ (AWS) Amazon Braket, Microsoft’s Azure Quantum, Google’s Cloud Marketplace, and to select customers via our own cloud service.

We are still in the early stages of generating revenue with our 11-qubit quantum computer. Since our inception, we have incurred significant operating losses. Our net losses were $15.4 million and $17.3 million for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively, and we expect to continue to incur significant losses for the foreseeable future. As of June 30, 2021, we had an accumulated deficit of $56.9 million.

Corporate Information

We were originally known as dMY Technology Group, Inc. III. We are engaged in quantum computing and develop general-purpose quantum computing systems. On March 7, 2021, Legacy IonQ, dMY, and the Merger Sub consummated the transactions contemplated under the Business Combination Agreement, following the approval at the special meeting of the stockholders of dMY held September 28, 2021. In connection with the Closing of the Business Combination, we changed our name from dMY Technology Group, Inc. III to IonQ, Inc.

Our principal executive offices are located at 4505 Campus Drive, College Park, MD 20740, and our telephone number is (301) 298-7997. Our corporate website address is www.ionq.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“IonQ” and our other registered and common law trade names, trademarks and service marks are property of IonQ, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. dMY previously elected to avail itself of the extended transition period. We will be an emerging growth company at least until December 31, 2021 and intend to take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Summary Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may harm our business, financial condition and operating results. Such risks include, but are not limited to:

•	We are an early stage company and have a limited operating history, which makes it difficult to forecast our future results of operations.

•	We have a history of operating losses and expects to incur significant expenses and continuing losses for the foreseeable future.

•	We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies.

•	Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

•	Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•

We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired.

•

We have not produced a scalable quantum computer and face significant barriers in our attempts to produce quantum computers. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.

•

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•

Our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.

•

Even if we are successful in developing quantum computing systems and executing our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing systems obsolete or inferior to other products.

•	We may be unable to reduce the cost per qubit, which may prevent us from pricing our quantum systems competitively.

•

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

•	If our computers fail to achieve a broad quantum advantage, our business, financial condition and future prospects may be harmed.

•	We could suffer disruptions, outages, defects and other performance and quality problems with our quantum computing systems or with the public cloud and internet infrastructure on which we rely.

•	We may face unknown supply chain issues that could delay the introduction of our product and negatively impact our business and operating results.

•

If we cannot successfully execute on our strategy, including in response to changing customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed.

•	Our products may not achieve market success, but will still require significant costs to develop.

•

We are highly dependent on our co-founders, and our ability to attract and retain senior management and other key employees, such as quantum physicists and other key technical employees, is critical to our success. If we fail to retain talented, highly-qualified senior management, engineers and other key employees or attract them when needed, such failure could negatively impact our business.

•	Our future growth and success depend on our ability to sell effectively to large customers.

•

We may not be able to accurately estimate the future supply and demand for our quantum computers, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

•

Our systems depend on the use of a particular isotope of an atomic element that provides qubits for our ion trap technology. If we are unable to procure these isotopically enriched atomic samples, or are unable to do so on a timely and cost-effective basis, and in sufficient quantities, we may incur significant costs or delays which could negatively affect our operations and business.

•	If our quantum computing systems are not compatible with some or all industry-standard software and hardware in the future, our business could be harmed.

•	System security and data protection breaches, as well as cyber-attacks, could disrupt our operations, which may damage our reputation and adversely affect our business.

•	State, federal and foreign laws and regulations related to privacy, data use and security could adversely affect IonQ.

•	We are subject to U.S. and foreign anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.

•

We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

•

Our operating and financial results forecast relies in large part upon assumptions and analyses we developed. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

•

Licensing of intellectual property is of critical importance to our business. For example, we license patents (some of which are foundational patents) and other intellectual property from the University of Maryland and Duke University on an exclusive basis. If the license agreement with these universities terminates, or if any of the other agreements under which we acquired or licensed, or will acquire or license, material intellectual property rights is terminated, we could lose the ability to develop and operate our business.

•

Some of our in-licensed intellectual property, including the intellectual property licensed from the University of Maryland and Duke University, has been conceived or developed through government-funded research and thus may be subject to federal regulations providing for certain rights for the U.S. government or imposing certain obligations on us, such as a license to the U.S. government under such intellectual property, “march-in” rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit our exclusive rights and our ability to contract with non-U.S. manufacturers.

•	Anti-takeover provisions in our governing documents could delay or prevent a change of control.

The Offering

Issuance of Common Stock

Shares of common stock offered by us	11,500,000 shares of common stock, consisting of (i) 4,000,000 shares of common stock that are issuable upon exercise of the Private Warrants and (ii) 7,500,000 shares of common stock that are issuable upon exercise upon the exercise of the Public Warrants.

Shares of common stock outstanding prior to the exercise of all Warrants	192,485,413 (as of September 30, 2021).

Shares of common stock outstanding assuming exercise of all Warrants	203,985,413 (based on the total shares outstanding as of September 30, 2021).

Exercise price of the Public and Private Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $132.3 million from the exercise of the Public and Private Warrants. We expect to use the net proceeds from the exercise of the Public and Private Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of common stock offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, and aggregate of 105,086,092 shares of common stock, consisting of:

•	up to 34,500,000 PIPE Shares;

•	up to 7,500,000 Founder Shares;

•	up to 4,000,000 shares of common stock issuable upon the exercise of the Private Warrants; and

•	up to 59,086,092 shares of common stock (including shares issuable upon exercise of convertible securities) pursuant to the Registration Rights Agreement.

In addition, we are registering 7,500,000 shares of common stock issuable upon exercise of the Public Warrants that were previously registered.

Warrants offered by the selling securityholders	Up to 4,000,000 Private Warrants.

Redemption	The Public Warrants are redeemable in certain circumstances. See “Description of Capital Stock—Warrants.”

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Lock-Up Agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions—Lock-Up Agreement.”

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock or Private Warrants by the selling securityholders, except with respect to amounts received by us due to the exercise of the Warrants.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors.”

NYSE ticker symbols	“IONQ” and “IONQ WS.”

For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Financial Condition and Status as an Early Stage Company

We are an early stage company and have a limited operating history, which makes it difficult to forecast our future results of operations.

We were founded in 2015 and first offered our Quantum Computer as a Service (“QCaaS”) and professional services related to training on our quantum computing systems in 2020 and 2019, respectively. As a result of our limited operating history, our ability to accurately forecast our future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Our ability to generate revenues will largely be dependent on our ability to develop and produce quantum computers with increasing numbers of algorithmic qubits. We have only commercialized a quantum computer with 11 algorithmic qubits. As a result, our scalable business model has not been formed and our technical roadmap may not be realized as quickly as hoped, or even at all. The development of our scalable business model will likely require the incurrence of a substantially higher level of costs than incurred to date, while our revenues will not substantially increase until more powerful, scalable computers are produced, which requires a number of technological advancements which may not occur on the currently anticipated timetable or at all. As a result, our historical results should not be considered indicative of our future performance. Further, in future periods, our growth could slow or decline for a number of reasons, including but not limited to slowing demand for our QCaaS, increased competition, changes to technology, inability to scale up our technology, a decrease in the growth of the overall market, or our failure, for any reason, to continue to take advantage of growth opportunities.

We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties and our future growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer. Our success as a business ultimately relies upon fundamental research and development breakthroughs in the coming years and decade. There is no certainty these research and development milestones will be achieved as quickly as hoped, or even at all.

We have a history of operating losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We incurred net losses of $15.4 million and $17.3 million for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively. As of June 30, 2021, we had an accumulated deficit of $56.9 million. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant production of our quantum computers, which is not expected to occur until 2025, at the earliest, and may occur later, or never. Even with significant production, such production may never become profitable.

We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, continue to incur significant expenses in connection with the design, development and manufacturing of our quantum computers; and as we expand our research and development activities; invest in manufacturing capabilities; build up inventories of components for our quantum computers; increase our sales and marketing activities; develop our distribution infrastructure; and increase our general and administrative functions to support our growing operations and being a public company. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses. If we are unable to achieve and/or sustain profitability, or if we are unable to achieve the growth that we expect from these investments, it could have a material effect on our business, financial condition or results of operations. Our business model is unproven and may never allow us to cover our costs.

We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies.

In order to grow our business, we will need to continually evolve and scale our business and operations to meet customer and market demand. Quantum computing technology has never been sold at large-scale commercial levels. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

•	effectively manage organizational change;

•	design scalable processes;

•	accelerate and/or refocus research and development activities;

•	expand manufacturing, supply chain and distribution capacity;

•	increase sales and marketing efforts;

•	broaden customer-support and services capabilities;

•	maintain or increase operational efficiencies;

•	scale support operations in a cost-effective manner;

•	implement appropriate operational and financial systems;

•	and maintain effective financial disclosure controls and procedures.

Commercial production of quantum computers may never occur. We have no experience in producing large quantities of our products and are currently constructing advanced generations of our products. As noted above, there are significant technological and logistical challenges associated with developing, producing, marketing, selling and distributing products in the advanced technology industry, including our products, and we may not be able to resolve all of the difficulties that may arise in a timely or cost-effective manner, or at all. We may not be able to cost-effectively manage production at a scale or quality consistent with customer demand in a timely or economical manner.

Our ability to scale is dependent also upon components we must source from the optical, electronics and semiconductor industries. Shortages or supply interruptions in any of these components will adversely impact our ability to deliver revenues.

The stability of ion traps may prove poorer than hoped, or more difficult to manufacture. It may also prove more difficult or even impossible to reliably entangle/connect ion traps together. Both of these factors would adversely impact scalability and costs of the ion trap system.

If commercial production of our quantum computers commences, our products may contain defects in design and manufacture that may cause them to not perform as expected or that may require repair, recalls and design changes. Our quantum computers are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. We have a limited frame of reference from which to evaluate the long-term performance of our products. There can be no assurance that we will be able to detect and fix any defects in our quantum computers prior to the sale to potential consumers. If our products fail to perform as expected, customers may delay deliveries, terminate further orders or initiate product recalls, each of which could adversely affect our sales and brand and could adversely affect our business, prospects and results of operations.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and our business, financial condition, profitability and results of operations could be adversely affected.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Market opportunity estimates and growth forecasts, including those we have generated, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of companies covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. In addition, alternatives to quantum computing may present themselves and if they did, could substantially reduce the market for quantum computing services. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with quantum computing solutions.

The methodology and assumptions used to estimate market opportunities may differ materially from the methodologies and assumptions previously used to estimate total addressable market. To estimate the size of our market opportunities and our growth rates, we have relied on market reports by leading research and consulting firms. These estimates of total addressable market and growth forecasts are subject to significant uncertainty, are based on assumptions and estimates that may not prove to be accurate and are based on data published by third parties that we have not independently verified. Advances in classical computing may prove more robust for longer than currently anticipated. This could adversely affect the timing of any quantum advantage being achieved, if at all.

Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Our success will depend upon our ability to expand, scale our operations, and increase our sales capability. Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all.

Our growth is dependent upon our ability to successfully scale up manufacturing of our products in sufficient quantity and quality, in a timely or cost-effective manner, or at all. Unforeseen issues associated with scaling up and constructing quantum computing technology at commercially viable levels could negatively impact our business, financial condition and results of operations.

Our growth is dependent upon our ability to successfully market and sell quantum computing technology. We do not have experience with the mass distribution and sale of quantum computing technology. Our growth and long-term success will depend upon the development of our sales and delivery capabilities.

Moreover, because of our unique technology, our customers will require particular support and service functions, some of which are not currently available, and may never be available. If we experience delays in adding such support capacity or servicing our customers efficiently, or experiences unforeseen issues with the reliability of our technology, it could overburden our servicing and support capabilities. Similarly, increasing the number of our products and services would require us to rapidly increase the availability of these services. Failure to adequately support and service our customers may inhibit our growth and ability to expand.

There is no assurance that we will be able to ramp our business to meet our sales, delivery, manufacturing, installation, servicing and quantum computing targets globally, that our projections on which such targets are based will prove accurate or that the pace of growth or coverage of our customer infrastructure network will meet customer expectations. Failure to grow at rates similar to that of the quantum computing industry may adversely affect our operating results and ability to effectively compete within the industry.

We may not manage growth effectively.

If we fail to manage growth effectively, our business, results of operations and financial condition could be harmed. We anticipate that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on our management, operational and financial resources. Expansion will require significant cash investments and management resources and there is no guarantee that they will generate additional sales of our products or services, or that we will be able to avoid cost overruns or be able to hire additional personnel to support them. In addition, we will also need to ensure our compliance with regulatory requirements in various jurisdictions applicable to the sale, installation and servicing of our products. To manage the growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. We may be unable to acquire the necessary capabilities and personnel required to manage growth or to identify, manage and exploit potential strategic relationships and market opportunities.

We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired.

As a public company, we are required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404(a) of The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective and may fail to provide timely and accurate financial information to investors. This may subject us to adverse regulatory consequences and could harm investor confidence.

In connection with the preparation and audit of our financial statements as of and for the years ended December 31, 2019 and 2020, a material weakness was identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

A material weakness was identified in our control environment related to our financial statement close process. Specifically,

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we lack sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of accounting principles generally accepted in the United States of America (“U.S. GAAP”) and SEC rules to facilitate accurate and timely financial reporting. The limited personnel also contributed to a lack of clearly established authorities and approvals and insufficient segregation of duties.

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our financial accounting system has limited functionality and does not facilitate effective information technology general controls relevant to financial reporting. Additionally, elements of our close process are managed and processed outside the accounting system, increasing the risk of error.

This material weakness could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

We are implementing measures designed to improve our internal control over financial reporting to remediate this material weaknesses, including the following:

•	adding additional qualified accounting personnel, establishing defined policies for approval of transactions and segregating duties among accounting personnel; and

•	upgrading our financial accounting system to one that can support effective information technology general controls as well as the anticipated growth of the business.

These additional resources and policies and procedures are designed to enable us to broaden the scope and quality of our internal review of underlying information related to financial reporting and to formalize and enhance our internal control procedures. With the oversight of senior management, we have begun taking steps and plans to take additional measures to address the underlying causes of the material weakness.

While we are undertaking efforts to remediate this material weakness, the material weakness will not be considered remediated until our remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. At this time, we cannot predict the success of such efforts or the outcome of our assessment of the remediation efforts. We can give no assurance that our efforts will remediate this material weakness in our internal control over financial reporting, or that additional material weaknesses will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our consolidated financial statements that could result in a restatement of our financial statements, and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of our common stock.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating.

We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.

Our business and our future plans for expansion are capital-intensive and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to our stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for current or future operating plans. There can be no assurance that financing will be available to us on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for us to operate our business or implement our growth plans.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

We have incurred losses during our history, do not expect to become profitable in the near future and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2020, we had U.S. federal net operating loss carryforwards of approximately $49.4 million.

Under the Tax Cuts and Jobs Act, or the Tax Act, as modified by the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.

In addition, our net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of IonQ. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability and our future cash flows could be adversely affected. We have recorded a valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Risks Related to IonQ’s Business and Industry

We have not produced a scalable quantum computer and face significant barriers in our attempts to produce quantum computers. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.

Producing quantum computers is a difficult undertaking. There are significant engineering challenges that we must overcome to build our quantum computers. We are still in the development stage and face significant challenges in completing development of our quantum computers and in producing quantum computers in commercial volumes. Some of the development challenges that could prevent the introduction of our quantum computers include, but are not limited to, failure to find scalable ways to flexibly manipulate qubits, failure to transition quantum systems to leverage low-cost, commodity optical technology, and failure to realize multicore quantum computer technology.

Additional development challenges we face include:

•	Gate fidelity, error correction and miniaturization may not commercialize from the lab and scale as hoped or at all;

•	It could prove more challenging and take materially longer than expected to operate parallel gates within a single ion trap and maintain gate fidelity;

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The photonic interconnect between ion traps could prove more challenging and take longer to perfect than currently expected. This would limit our ability to scale beyond a single ion trap of approximately 22 logical qubits;

•	It could take longer to tune the qubits in a single ion trap, as well as preserve the stability of the qubits within a trap as we seek to maximize the total number of qubits within one trap;

•	The gate speed in our technology could prove more difficult to improve than expected; and

•	The scaling of fidelity with qubit number could prove poorer than expected, limiting our ability to achieve larger quantum volume.

In addition, we will need to develop the manufacturing process necessary to make these quantum computers in high volume. We have not yet validated a manufacturing process or acquired the tools or processes necessary to produce high volumes of our quantum computers that meet all commercial requirements. If we are not able to overcome these manufacturing hurdles in building our quantum computers, our business is likely to fail.

Even if we complete development and achieve volume production of our quantum computers, if the cost, performance characteristics or other specifications of the quantum computer fall short of our projections, our business, financial condition and results of operations would be adversely affected.

Our 32-qubit system, which is an important milestone for our technical roadmap and commercialization, is not yet available for customers and may never be available.

We are developing our next-generation 32-qubit quantum computer system, which has not yet been made available to customers. We expect this system to have 22 algorithmic qubits, i.e., qubits that are usable to run quantum algorithms, but the number of algorithmic qubits available in this system has not been finalized and may be fewer than planned. The availability of this generation of quantum computer system for customer use or independent verification by a third party may be materially delayed, or even never occur. Additionally, the future success of our technical roadmap will depend upon our ability to approximately double the number of qubits in each subsequent generation of our quantum computer. Accordingly, our technical roadmap may be delayed or may never be achieved, either of which would have a material impact on our business, financial condition or results of operations.

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The markets in which we operate are rapidly evolving and highly competitive. As these markets continue to mature and new technologies and competitors enter such markets, we expect competition to intensify. Our current competitors include:

•	large, well-established tech companies that generally compete in all of our markets, including Honeywell, Google, Microsoft, Amazon, Intel and IBM;

•	countries such as China, Russia, Canada, Australia and the United Kingdom, and those in the European Union as of the date of this prospectus and we believe additional countries in the future;

•	less-established public and private companies with competing technology, including companies located outside the United States; and

•	new or emerging entrants seeking to develop competing technologies.

We compete based on various factors, including technology, performance, multi-cloud availability, brand recognition and reputation, customer support and differentiated capabilities, including ease of administration and use, scalability and reliability, data governance and security. Many of our competitors have substantially greater brand recognition, customer relationships, and financial, technical and other resources, including an experienced sales force and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices. In addition, many countries are focused on developing quantum computing solutions either in the private or public sector and may subsidize quantum computers which may make it difficult for us to compete. Many of these competitors do not face the same challenges we do in growing our business. In addition, other competitors might be able to compete with us by bundling their other products in a way that does not allow us to offer a competitive solution.

Additionally, we must be able to achieve our objectives in a timely manner lest quantum computing lose ground to competitors, including competing technologies. Because there are a large number of market participants, including certain sovereign nations, focused on developing quantum computing technology, we must dedicate significant resources to achieving any technical objectives on the timelines established by our management team. Any failure to achieve objectives in a timely manner could adversely affect our business, operating results and financial condition.

For all of these reasons, competition may negatively impact our ability to maintain and grow consumption of our platform or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, results of operations, and financial condition.

Our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.

Cloud computing partnerships could be terminated, or not scale as anticipated, or even at all. We currently offer our QCaaS on public clouds provided by AWS, Azure, and Google’s Cloud Marketplace. The companies that own these public clouds have internal quantum computing efforts that are competitive to our technology. Currently, a majority of our business is run on the AWS and Azure public cloud. There is risk that one or more of these public cloud providers could use their respective control of their public clouds to embed innovations or privileged interoperating capabilities in competing products, bundle competing products, provide us with unfavorable pricing, leverage their public cloud customer relationships to exclude us from opportunities, and treat us and our customers differently with respect to terms and conditions or regulatory requirements than they would treat their similarly situated customers. Further, they have the resources to acquire or partner with existing and emerging providers of competing technology and thereby accelerate adoption of those competing technologies. All of the foregoing could make it difficult or impossible for us to provide products and services that compete favorably with those of the public cloud providers.

Further, if our contractual and other business relationships with our public cloud providers are terminated, either by the counterparty or by us, suspended or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we would be unable to provide our QCaaS at the same scale and would experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

Any material change in our contractual and other business relationships with our public cloud providers could result in reduced use of our systems, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

Even if we are successful in developing quantum computing systems and executing our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing systems obsolete or inferior to other products.

Our continued growth and success depend on our ability to innovate and develop quantum computing technology in a timely manner and effectively market these products. Without timely innovation and development, our quantum computing solutions could be rendered obsolete or less competitive by changing customer preferences or because of the introduction of a competitor’s newer technologies. We believe that many competing technologies will require a technological breakthrough in one or more problems related to science, fundamental physics or manufacturing. While it is uncertain whether such technological breakthroughs will occur in the next several years, that does not preclude the possibility that such technological breakthroughs could eventually occur. Any technological breakthroughs which render our technology obsolete or inferior to other products could have a material effect on our business, financial condition or results of operations.

We may be unable to reduce the cost per qubit, which may prevent us from pricing our quantum systems competitively.

Our projections are dependent on the cost per qubit decreasing over the next several years as our quantum computers advance. These cost projections are based on economies of scale due to demand for our computer systems, technological innovation and negotiations with third-party parts suppliers. If these cost savings do not materialize, the cost per qubit may be higher than projected, making our quantum computing solution less competitive than those produced by our competitors, which could have a material effect on our business, financial condition or results of operations.

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If the market for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and customers of quantum computers, as well as on our ability to demonstrate the value of quantum computing to our customers. Delays in future generations of our quantum computers or technical failures at other quantum computing companies could limit market acceptance of our solution. Negative publicity concerning our solution or the quantum computing industry as a whole could limit market acceptance of our solution. We believe quantum computing will solve many large-scale problems. However, such problems may never be solvable by quantum computing technology. If our clients and partners do not perceive the benefits of our solution, or if our solution does not drive member engagement, then our market may not develop at all, or it may develop slower than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations. If progress towards quantum advantage ever slows relative to expectations, it could adversely impact revenues and customer confidence to continue to pay for testing, access and “quantum readiness.” This would harm or even eliminate revenues in the period before quantum advantage.

If our computers fail to achieve a broad quantum advantage, our business, financial condition and future prospects may be harmed.

Quantum advantage refers to the moment when a quantum computer can compute faster than traditional computers, while quantum supremacy is achieved once quantum computers are powerful enough to complete calculations that traditional supercomputers cannot perform at all. Broad quantum advantage is when quantum advantage is seen in many applications and developers prefer quantum computers to a traditional computer. No current quantum computers, including the IonQ quantum hardware, have reached a broad quantum advantage, and they may never reach such advantage. Achieving a broad quantum advantage will be critical to the success of any quantum computing company, including us. However, achieving quantum advantage would not necessarily lead to commercial viability of the technology that accomplished such advantage, nor would it mean that such system could outperform classical computers in tasks other than the one used to determine a quantum advantage. Quantum computing technology, including broad quantum advantage, may take decades to be realized, if ever. If we cannot develop quantum computers that have quantum advantage, customers may not continue to purchase our products and services. If other companies’ quantum computers reach a broad quantum advantage prior to the time ours reaches such capabilities, it could lead to a loss of customers. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

We could suffer disruptions, outages, defects and other performance and quality problems with our quantum computing systems or with the public cloud and internet infrastructure on which they rely.

Our business depends on our quantum computing systems to be available. We have experienced, and may in the future further experience, disruptions, outages, defects and other performance and quality problems with our systems. We have also experienced, and may in the future further experience, disruptions, outages, defects and other performance and quality problems with the public cloud and internet infrastructure on which our systems rely. These problems can be caused by a variety of factors, including failed introductions of new functionality, vulnerabilities and defects in proprietary and open source software, hardware components, human error or misconduct, capacity constraints, design limitations or denial of service attacks or other security-related incidents. We do not have a contractual right with our public cloud providers that compensates us for any losses due to availability interruptions in the public cloud.

Any disruptions, outages, defects and other performance and quality problems with our quantum computing system or with the public cloud and internet infrastructure on which it relies, could result in reduced use of our systems, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

We may face unknown supply chain issues that could delay the introduction of our product and negatively impact our business and operating results.

We are reliant on third-party suppliers for components necessary to develop and manufacture our quantum computing solutions. Any of the following factors (and others) could have an adverse impact on the availability of these components:

•	our inability to enter into agreements with suppliers on commercially reasonable terms, or at all;

•	difficulties of suppliers ramping up their supply of materials to meet our requirements;

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a significant increase in the price of one or more components, including due to industry consolidation occurring within one or more component supplier markets or as a result of decreased production capacity at manufacturers;

•	any reductions or interruption in supply, including disruptions on our global supply chain as a result of the COVID-19 pandemic, which we have experienced, and may in the future experience;

•	financial problems of either manufacturers or component suppliers;

•	significantly increased freight charges, or raw material costs and other expenses associated with our business;

•	other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis;

•	a failure to develop our supply chain management capabilities and recruit and retain qualified professionals;

•	a failure to adequately authorize procurement of inventory by our contract manufacturers; or

•	a failure to appropriately cancel, reschedule, or adjust our requirements based on our business needs.

If any of the aforementioned factors were to materialize, it could cause us to halt production of our quantum computing solutions and/or entail higher manufacturing costs, any of which could materially adversely affect our business, operating results, and financial condition and could materially damage customer relationships.

If we cannot successfully execute on our strategy, including in response to changing customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed.

The quantum computing market is characterized by rapid technological change, changing user requirements, uncertain product lifecycles and evolving industry standards. We believe that the pace of innovation will continue to accelerate as technology changes and different approaches to quantum computing mature on a broad range of factors, including system architecture, error correction, performance and scale, ease of programming, user experience, markets addressed, types of data processed, and data governance and regulatory compliance. Our future success depends on our ability to continue to innovate and increase customer adoption of our quantum computer. If we are unable to enhance our quantum computing system to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that are able to deliver competitive products at lower prices, more efficiently, with better functionality, more conveniently, or more securely than our platform, our business, financial condition and results of operations could be adversely affected.

Our products may not achieve market success, but will still require significant costs to develop.

We believe that we must continue to dedicate significant resources to our research and development efforts before knowing whether there will be market acceptance of our quantum computing technologies. Furthermore, the technology for our products is new, and the performance of these products is uncertain. Our quantum computing technologies could fail to attain sufficient market acceptance, if at all, for many reasons, including:

•	pricing and the perceived value of our systems relative to its cost;

•	delays in releasing quantum computers with sufficient performance and scale to the market;

•	failure to produce products of consistent quality that offer functionality comparable or superior to existing or new products;

•	ability to produce products fit for their intended purpose;

•	failures to accurately predict market or customer demands;

•	defects, errors or failures in the design or performance of our quantum computing system;

•	negative publicity about the performance or effectiveness of our system;

•	strategic reaction of companies that market competitive products; and

•	the introduction or anticipated introduction of competing technology.

To the extent we are unable to effectively develop and market a quantum computing system to address these challenges and attain market acceptance, our business, operating results and financial condition may be adversely affected.

We are highly dependent on our co-founders, and our ability to attract and retain senior management and other key employees, such as quantum physicists and other key technical employees, is critical to our success. If we fail to retain talented, highly-qualified senior management, engineers and other key employees or attract them when needed, such failure could negatively impact our business.

Our future success is highly dependent on our ability to attract and retain our executive officers, key employees and other qualified personnel, including our co-founders, Jungsang Kim, our Chief Technology Officer, and Christopher Monroe, our Chief Scientist. As we build our brand and becomes more well known, there is increased risk that competitors or other companies may seek to hire our personnel. The loss of the services provided by these individuals will adversely impact the achievement of our business strategy. These individuals could leave our employment at any time, as they are “at will” employees. A loss of the co-founders, a member of senior management, or an engineer or other key employee particularly to a competitor, could also place us at a competitive disadvantage. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

Our future success also depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees. The market for highly skilled workers and leaders in the quantum computing industry is extremely competitive. In particular, hiring qualified personnel specializing in supply chain management, engineering and sales, as well as other technical staff and research and development personnel is critical to our business and the development of our quantum computing systems. Some of these professionals are hard to find and we may encounter significant competition in our efforts to hire them. Many of the other companies with which we compete for qualified personnel have greater financial and other resources than we do. The effective operation of our supply chain, including the acquisition of critical components and materials, the development of our quantum computing technologies, the commercialization of our quantum computing technologies and the effective operation of our managerial and operating systems all depend upon our ability to attract, train and retain qualified personnel in the aforementioned specialties. Additionally, changes in immigration and work permit laws and regulations or the administration or interpretation of such laws or regulations could impair our ability to attract and retain highly qualified employees. If we cannot attract, train and retain qualified personnel, including our co-founders, in this competitive environment, we may experience delays in the development of our quantum computing technologies and be otherwise unable to develop and grow our business as projected, or even at all.

Our future growth and success depend on our ability to sell effectively to large customers.

Our potential customers tend to be large enterprises. Therefore, our future success will depend on our ability to effectively sell our products to such large customers. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase our solutions.

Large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by large organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, large organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.

We may not be able to accurately estimate the future supply and demand for our quantum computers, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our quantum computers or our ability to develop, manufacture, and deliver quantum computers, or our profitability, if any, in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of quantum computers and related compute time to our potential customers could be delayed, which would harm our business, financial condition and operating results.

Our systems depend on the use of a particular isotope of an atomic element that provides qubits for our ion trap technology. If we are unable to procure these isotopically enriched atomic samples, or are unable to do so on a timely and cost-effective basis, and in sufficient quantities, we may incur significant costs or delays which could negatively affect our operations and business.

There are limited suppliers to sources of isotopically enriched materials which may be necessary for the production of our ion trap technology. We currently purchases such materials through the National Isotope Development Center managed by the U.S. Department of Energy Isotope Program. We do not have any supplier agreements with the U.S. Department of Energy, and purchase the materials through a standard ordering process. While we are currently looking to engage additional suppliers, there is no guarantee we will be able to establish or maintain relationships with such additional suppliers on terms satisfactory to us. Reliance on any single supplier increases the risks associated with being unable to obtain the necessary atomic samples because the supplier may have laboratory constraints, can be subject to unanticipated shutdowns and/or may be affected by natural disasters and other catastrophic events. Some of these factors may be completely out of our and our suppliers’ control. Failure to acquire sufficient quantities of the necessary isotopically enriched atomic samples in a timely or cost-effective manner could materially harm our business.

If our quantum computing systems are not compatible with some or all industry-standard software and hardware in the future, our business could be harmed.

We have focused our efforts on creating quantum computing hardware, the operating system for such hardware and a suite of low-level software programs that optimize execution of quantum algorithms on our hardware. Further up the software stack, we rely on third parties to create higher level quantum programming languages, software development kits (SDKs), and application libraries. Such third-party software and programming is essential to operating our quantum computing products and services. Our quantum computing solutions are designed today to be compatible with most major quantum software development kits, including Qiskit, Cirq, Q# QDK, and OpenQASM, all of which are open source. If a proprietary (not open source) software toolset became the standard for quantum application development in the future by a competitor, usage of our hardware might be limited as a result which would have a negative impact on us. Similarly, if a piece of hardware became a necessary component for quantum computing (for instance, quantum networking) and we cannot integrate with it, the result might have a negative impact on us.

If our customers are unable to achieve compatibility between other software and hardware and our hardware, it could impact our relationships with such customers or with customers, generally, if the incompatibility is more widespread. In addition, the mere announcement of an incompatibility problem relating to our products with higher level software tools could cause us to suffer reputational harm and/or lead to a loss of customers. Any adverse impacts from the incompatibility of our quantum computing solutions could adversely affect our business, operating results and financial condition.

We may rely heavily on future collaborative partners

We have entered into, and may enter into, strategic partnerships to develop and commercialize our current and future research and development programs with other companies to accomplish one or more of the following:

•	obtain expertise in relevant markets;

•	obtain sales and marketing services or support;

•	obtain equipment and facilities;

•	develop relationships with potential future customers; and

•	generate revenue.

We may not be successful in establishing or maintaining suitable partnerships, and we may not be able to negotiate collaboration agreements having terms satisfactory to us, or at all. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements could harm our business and financial condition.

System security and data protection breaches, as well as cyber-attacks, could disrupt our operations, which may damage our reputation and adversely affect our business.

Cyber-attacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) are prevalent in the technology industry and our customers’ industries. In addition, we may experience attacks, unavailable systems, unauthorized access or disclosure due to employee theft or misuse, denial-of-service attacks, sophisticated nation-state and nation-state supported actors, and advanced persistent threat intrusions. The techniques may be used to sabotage or to obtain unauthorized access to our platform, systems, networks, or physical facilities where the our quantum computers are stored, and may be unable to implement adequate preventative measures or stop security breaches while they are occurring. U.S. law enforcement agencies have indicated to us that quantum computing technology is of particular interest to certain malicious cyber threat actors.

Our platform is built to be accessed through third-party public cloud providers such as AWS, Azure and the Google Cloud Platform. These providers may also experience breaches and attacks to their products which may impact our systems. Data security breaches may also result from non-technical means, such as actions by an employee with access to our systems. While IonQ and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of sensitive or confidential information.

Actual or perceived breaches of our security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about IonQ, our partners, our customers or third parties could expose the company and the parties affected to a risk of loss or misuse of this information, resulting in litigation and potential liability, paying damages, regulatory inquiries or actions, damage to the our brand and reputation or other harm to the our business. Our efforts to prevent and overcome these challenges could increase our expenses and may not be successful. If we fail to detect or remediate a security breach in a timely manner, or a breach otherwise affects our customers, or if we suffer a cyber-attack that impacts our ability to operate our platform, we may suffer material damage to our reputation, business, financial condition and results of operations.

Unfavorable conditions in our industry or the global economy, could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on the company or our customers and potential customers. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, natural catastrophes, warfare, and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments, including the progress on development of quantum technologies, and negatively affect the growth of our business. In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products and services. Additionally, if our customers are not successful in generating sufficient revenue or are unable to secure financing, they may not be able to pay, or may delay payment of, accounts receivable due to us. Moreover, our key suppliers may reduce their output or become insolvent, thereby adversely impacting our ability to manufacture our products. Furthermore, uncertain economic conditions may make it more difficult for us to raise funds through borrowings or private or public sales of debt or equity securities. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry.

Government actions and regulations, such as tariffs and trade protections measures, may limit our ability to obtain products from our suppliers.

Political challenges between the United States and countries in which our suppliers are located, including China, and changes to trade policies, including tariff rates and customs duties, trade relations between the United States and China and other macroeconomic issues could adversely impact our business. Specifically, United States-China trade relations remain uncertain. The United States administration has announced tariffs on certain products imported into the United States with China as the country of origin, and China has imposed tariffs in response to the actions of the United States. There is also a possibility of future tariffs, trade protection measures or other restrictions imposed on our products or on our customers by the United States, China or other countries that could have a material adverse effect on our business. Our technology may be deemed a matter of national security and as such our customer base may be tightly restricted. We may accept government grants that place restrictions on our ability to operate.

Our operating and financial results forecast relies in large part upon assumptions and analyses we have developed. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

The projected financial and operating information appearing elsewhere in this prospectus reflect current estimates of future performance, which may never occur. Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecasts depends on a number of factors, many of which are outside our control, including, but not limited to:

•	success and timing of development activity;

•	customer acceptance of our quantum computing systems;

•	breakthroughs in classical computing or other computing technologies that could eliminate the advantages of quantum computing systems rendering them less practical to customers;

•	competition, including from established and future competitors;

•	whether we can obtain sufficient capital to sustain and grow our business;

•	our ability to manage our growth;

•	our ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and

•	the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, financial condition and results of operations.

Acquisitions, divestitures, strategic investments and strategic partnerships could disrupt our business and harm our financial condition and operating results.

We may pursue growth opportunities by acquiring complementary businesses, solutions or technologies through strategic transactions, investments or partnerships. The identification of suitable acquisition, strategic investment or strategic partnership candidates can be costly and time consuming and can distract our management team from our current operations. If such strategic transactions require us to seek additional debt or equity financing, we may not be able to obtain such financing on terms favorable to us or at all, and such transactions may adversely affect our liquidity and capital structure. Any strategic transaction might not strengthen our competitive position, may increase some of our risks, and may be viewed negatively by our customers, partners or investors. Even if we successfully complete a strategic transaction, we may not be able to effectively integrate the acquired business, technology, systems, control environment, solutions, personnel or operations into our business. We may experience unexpected changes in how we are required to account for strategic transactions pursuant to U.S. GAAP and may not achieve the anticipated benefits of any strategic transaction. We may incur unexpected costs, claims or liabilities that we incur during the strategic transaction or that we assume from the acquired company, or we may discover adverse conditions post acquisition for which we have limited or no recourse.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, its various strains or future pandemics.

We face various risks related to epidemics, pandemics, and other outbreaks, including the recent COVID-19 pandemic, including newly discovered strains of the virus. In response to the COVID-19 pandemic, governments have implemented significant measures, including, but not limited to, business closures, quarantines, travel restrictions, shelter-in-place, stay-at-home and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19 or future pandemics, there is likely to be an adverse impact on our potential customers, our employees and global economic conditions, and consumer confidence and spending, which could materially and adversely affect our operations and demand for our products.

The spread of COVID-19 has and may continue to impact our suppliers by disrupting the manufacturing, delivery and the overall supply chain of parts required to manufacture our quantum computers. In addition, various aspects of our business cannot be conducted remotely, such as the assembly of our quantum computers. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect our future manufacturing plans, sales and marketing activities, business and results of operations. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, suppliers, vendors and business partners.

Due to the fluid nature of the COVID-19 pandemic and uncertainties regarding the related economic impact are likely to result in sustained market turmoil, which could also negatively impact the company’s business, financial condition and cash flows. During 2020, we scaled back our recruiting efforts to control costs and experienced weeklong onsite work stoppages due to quarantining related to the COVID-19 pandemic. The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease could negatively impact our business, financial condition results of operations and cash flows, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of COVID-19’s global economic impact, including any recession that has occurred or may occur in the future.

Our facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.

Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

Risks Related to Litigation and Government Regulation

State, federal and foreign laws and regulations related to privacy, data use and security could adversely affect us.

We are subject to state and federal laws and regulations related to privacy, data use and security. In addition, in recent years, there has been a heightened legislative and regulatory focus on data security, including requiring consumer notification in the event of a data breach. Legislation has been introduced in Congress and there have been several Congressional hearings addressing these issues. From time to time, Congress has considered, and may do so again, legislation establishing requirements for data security and response to data breaches that, if implemented, could affect us by increasing our costs of doing business. In addition, several states have enacted privacy or security breach legislation requiring varying levels of consumer notification in the event of a security breach. For example, the California Consumer Privacy Act (“CCPA”), which enhances consumer protection and privacy rights by granting consumers resident in California new rights with respect to the collection of their personal data and imposing new operational requirements on businesses, went into effect in January 2020. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. Several other states are considering similar legislation. Foreign governments are raising similar privacy and data security concerns. In particular, the European Union enacted a General Data Protection Regulation (“GDPR”). China, Russia, Japan and other countries in Latin America and Asia are also strengthening their privacy laws and the enforcement of privacy and data security requirements. Complying with such laws and regulations may be time-consuming and require additional resources, and could therefore harm our business, financial condition and results of operations.

We are subject to U.S. and foreign anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery, and anti-corruption laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, promising, offering, providing, soliciting, or accepting, directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide any assurance that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage, and other collateral consequences.

We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

Our products and technologies are subject to U.S. export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control and economic sanctions laws include restrictions or prohibitions on the sale or supply of certain products, technologies, and services to U.S. Government embargoed or sanctioned countries, governments, persons and entities. In addition, certain products and technology may be subject to export licensing or approval requirements. Exports of our products and technology must be made in compliance with export control and sanctions laws and regulations. If we fail to comply with these laws and regulations, IonQ and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in our products or technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and technologies in international markets or, in some cases, prevent the export or import of our products and technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and technologies, or in our decreased ability to export or sell our products and technologies to existing or potential customers. Any decreased use of our products and technologies or limitation on our ability to export or sell our products and technologies would likely adversely affect our business, financial condition and results of operations.

We expect to incur significant costs in complying with these regulations. Regulations related to quantum computing are currently evolving and we face risks associated with changes to these regulations.

Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.

We may in the future face legal, administrative and regulatory proceedings, claims, demands and/or investigations involving stockholder, consumer, competition and/or other issues relating to our business on a global basis. Litigation and regulatory proceedings are inherently uncertain, and adverse rulings could occur, including monetary damages, or an injunction stopping us from engaging in certain business practices, or requiring other remedies, such as compulsory licensing of patents. An unfavorable outcome or settlement may result in a material adverse impact on our business, results of operations, financial position and overall trends. In addition, regardless of the outcome, litigation can be costly, time-consuming, and disruptive to our operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. In addition, the laws and regulations our business is subject to are complex and change frequently. We may be required to incur significant expense to comply with changes in, or remedy violations of, these laws and regulations.

Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, even those without merit, which could harm our business prospects, operating results, and financial condition. We may face inherent risk of exposure to claims in the event our quantum computers do not perform as expected or malfunction. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our quantum computers and business and inhibit or prevent commercialization of other future quantum computers, which would have material adverse effects on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

We are subject to requirements relating to environmental and safety regulations and environmental remediation matters which could adversely affect our business, results of operation and reputation.

We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.

Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases to the cost of production.

Our manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact the company brand, finances, or ability to operate.

Risks Related to our Intellectual Property

Licensing of intellectual property is of critical importance to our business. For example, we license patents (some of which are foundational patents) and other intellectual property from the University of Maryland and Duke University on an exclusive basis. If the license agreement with these universities terminates, or if any of the other agreements under which we acquired or licensed, or will acquire or license, material intellectual property rights is terminated, we could lose the ability to develop and operate our business.

We are heavily reliant upon licenses to certain patent rights and other intellectual property from third parties that are important or necessary to the development of our products. In particular, our quantum computing technology is dependent on our license agreement with University of Maryland and Duke University (the “Universities”). Significant intellectual property developed by our co-founders, Jungsang Kim, our Chief Technology Officer, and Christopher Monroe, our Chief Scientist, has been and is required to be assigned to the Universities as a result of Dr. Kim and Dr. Monroe’s employment by the Universities, and certain such intellectual property is licensed pursuant to the license agreement with the Universities. Pursuant to the license agreement with the Universities, we were granted an exclusive, worldwide, royalty-free, sublicenseable license for certain patents, know-how (on a non-exclusive basis) and other intellectual property to develop, manufacture and commercialize products for use in certain licensed fields, the scope of which includes the application of the licensed intellectual property in ion trap quantum computing.

Our existing license agreement with the Universities imposes, and we expect that any future license agreements will impose, upon us various commercial and development obligations. If we fail to comply with our obligations under these agreements, or we are subject to an insolvency-related event, the licensor may have the right to terminate the these agreements, in which event we would not be able to develop, market or otherwise commercialize products covered by these agreements, including if any of the foregoing were to occur with respect to our license agreement with the Universities. Our business could significantly suffer, for example, if any current or future licenses terminate, if the licensors fail to abide by the terms of the license, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms.

Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues, and certain provisions in intellectual property license agreements may be susceptible to multiple interpretations. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our right to sublicense patent and other rights to third parties;

•

our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our product and technology, and what activities satisfy those diligence obligations;

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and the company;

•	our right to transfer or assign the license; and

•	the effects of termination.

The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could harm our business, financial condition and results of operations. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize our products or technology.

While we would expect to exercise all rights and remedies available to us, including seeking to cure any breach by us, and otherwise seek to preserve our rights under the license agreement, we may not be able to do so in a timely manner, at an acceptable cost or at all. For more information on the license agreement, see the section titled “Business—Agreements with the University of Maryland and Duke University.”

If we are unable to obtain and maintain patent protection for our products and technology, or if the scope of the patent protection obtained is not sufficiently broad or robust, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize our products and technology may be adversely affected. Moreover, our trade secrets could be compromised, which could cause us to lose the competitive advantage resulting from these trade secrets.

Our success depends, in significant part, on our ability to obtain, maintain, enforce and defend patents and other intellectual property rights, including trade secrets, with respect to our products and technology and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights of others. We may not be able to prevent unauthorized use of our intellectual property. We rely upon a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants, and through non-disclosure agreements with business partners and other third parties. Our trade secrets may also be compromised which could cause us to lose the competitive advantage from such trade secrets. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio.

Patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be more expensive and difficult outside of the United States. Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which, would adversely affect our business, financial condition and operating results.

Our patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to those who may have patents or patent applications directed to relevant technology with an effective filing date earlier than any of our existing patents or pending patent applications, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that it needs to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs (including indemnification of third parties or costly licensing arrangements (if licenses are available at all)) and limit our ability to use certain key technologies in the future or require development of non-infringing products, services, or technologies, which could result in a significant expenditure and otherwise harm our business.

We may become subject to intellectual property disputes. Our success depends, in part, on our ability to develop and commercialize our products, services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation. For example, there may be issued patents of which we are unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future products, services or technologies. There also may be pending patent applications of which we are not aware that may result in issued patents, which could be alleged to be infringed by our current or future products, services or technologies. Because patent applications can take years to issue and are often afforded confidentiality for some period of time there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future products, services or technologies. Lawsuits can be time-consuming and expensive to resolve, and they divert management’s time and attention. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. Companies that have developed and are developing technology are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our products, services or technologies may not be able to withstand any third-party claims against their use. In addition, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. Our patent portfolio may not be large enough to deter patent infringement claims, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios. Any litigation may also involve patent holding companies or other adverse patent owners that have no relevant solution revenue, and therefore, our patent portfolio may provide little or no deterrence as we would not be able to assert our patents against such entities or individuals. If a third party is able to obtain an injunction preventing us from accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of our products, services or technologies or cease business activities related to such intellectual property. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, regardless of the merit of the claim or our defenses, may require us to do one or more of the following:

•	cease selling or using solutions or services that incorporate the intellectual property rights that allegedly infringe, misappropriate or violate the intellectual property of a third party;

•	make substantial payments for legal fees, settlement payments or other costs or damages;

•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;

•	redesign the allegedly infringing solutions to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible; or

•	indemnify organizations using our platform or third-party service providers.

Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources.

Some of our in-licensed intellectual property, including the intellectual property licensed from the Universities, has been conceived or developed through government-funded research and thus may be subject to federal regulations providing for certain rights for the U.S. government or imposing certain obligations on us, such as a license to the U.S. government under such intellectual property, “march-in” rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit our exclusive rights and our ability to contract with non-U.S. manufacturers.

Certain intellectual property rights that have been in-licensed pursuant to the license agreement with the Universities have been generated through the use of U.S. government funding and are therefore subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or the Patent and Trademark Law Amendment. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require the licensor to grant exclusive, partially exclusive or non-exclusive licenses to any of these inventions to a third party if it determines that: (1) adequate steps have not been taken to commercialize the invention, (2) government action is necessary to meet public health or safety needs or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The U.S. government also has the right to take title to these inventions if the licensor fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the U.S., and the license agreement with the Universities requires that we comply with this requirement. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture the products substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. To the extent any of our owned or licensed future intellectual property is also generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

Risks Related to an Investment in our Securities and Other General Matters

There may not be an active trading market for our common stock or Public Warrants, which may make it difficult to sell such securities.

It is possible that an active trading market will not develop or, if developed, that any market will not be sustained. This would make it difficult for you to sell shares of our common stock at an attractive price or at all.

The market price of shares of our common stock may be volatile, which could cause the value of your investment to decline.

Even if an active trading market develops, the market price of our common stock and Public Warrants may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. The securities markets have experienced significant volatility as a result of the COVID-19 pandemic. Market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including:

•	variations in quarterly operating results or dividends, if any, to stockholders;

•	additions or departures of key management personnel;

•	publication of research reports about our industry;

•	litigation and government investigations;

•	changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business;

•	adverse market reaction to any indebtedness incurred or securities issued in the future;

•	changes in market valuations of similar companies;

•	adverse publicity or speculation in the press or investment community;

•	announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments; and

•	the impact of the COVID-19 pandemic on our management, employees, partners, customers, and operating results.

In response, the market price of shares of our common stock could decrease significantly. You may be unable to resell your shares of our common stock at or above your purchase price. Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our common stock.

We cannot be certain when or if the operations of our business will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support our current business and may require additional funds to respond to business challenges, including the need to develop or enhance our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur debt, the debt holders could have rights senior to holders of our common stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because the decision to issue securities in the future offering will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their common stock and diluting their interest.

A small number of stockholders will continue to have substantial control over us after this offering, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.

Our directors and executive officers of, and beneficial owners of 5% or more of our voting securities and their respective affiliates beneficially own, in the aggregate, approximately 42% of our outstanding common stock. This significant concentration of ownership may have a negative impact on the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of us or our assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

There can be no assurance that we will be able to comply with the continued listing standards of NYSE.

If we fail to satisfy the continued listing requirements of NYSE, such as the corporate governance requirements or the minimum share price requirement, NYSE may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the NYSE minimum share price requirement or prevent future non-compliance with NYSE’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of financial reports, and the market price of our common stock may decline.

We are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. In addition, we are required to furnish a report by management in our annual report on Form 10-K on the effectiveness of our internal control over financial reporting, pursuant to Section 404 of Sarbanes-Oxley. The process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation is time-consuming, costly, and complicated. If we identify additional material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of Sarbanes-Oxley in a timely manner, or if we are unable to assert that our internal control over financial reporting are effective, we will be unable to certify that our internal control over financial reporting is effective. We cannot assure you that there will not be additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decline. We could become subject to investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our common stock may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, may be impacted by the COVID-19 pandemic. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty, such as the current global economic uncertainty being experienced as a result of the COVID-19 pandemic. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our common stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

We will incur significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

We face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. Sarbanes-Oxley, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. For example, we have created new board committees and adopted new internal controls and disclosure controls and procedures.

In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if we identify an additional material weakness or significant deficiency or fail to remediate any existing material weaknesses in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could harm our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We qualify as an emerging growth company as well as a smaller reporting company. The reduced public company reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We qualify as an emerging growth company under SEC rules. As an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (1) presenting only two years of audited financial statements; (2) presenting only two years of related selected financial data and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (3) an exemption from compliance with the auditor attestation requirement in the assessment of internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley; (4) not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (5) reduced disclosure obligations regarding executive compensation arrangements in periodic reports, registration statements, and proxy statements; and (6) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and the market price of our common stock may be more volatile. We will remain an emerging growth company until the earliest of: (1) December 31, 2024, (2) the last day of the fiscal year in which we have gross revenue exceeding $1.07 billion, (3) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities, and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, we may also make comparison of our financial statements with other public companies difficult or impossible.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Common Stock to drop significantly, even if our business is doing well.

Shares of our common stock that are currently restricted from immediate resale may be sold into the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of common stock. We are unable to predict the effect that sales may have on the prevailing market price of common stock and Public Warrants.

To the extent our Warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the selling securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of common stock or adversely affect the market price of common stock.

We have no current plans to pay cash dividends on our common stock; as a result, stockholders may not receive any return on investment unless they sell their common stock for a price greater than the purchase price.

We have no current plans to pay dividends on our common stock. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that the board of directors may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, stockholders may not receive any return on an investment in our common stock unless they sell their shares for a price greater than that which they paid for them.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.

We have warrants outstanding to purchase an aggregate of 19,801,202 shares of common stock. Pursuant to our employee benefit plans, we may issue an aggregate of up to 55,423,647 shares of common stock, which amount may be subject to increase from time to time. We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding common stock may be diminished; and

•	the market price of our common stock may decline.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.

Our certificate of incorporation and amended and restated bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of the board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

•	a classified board;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•	certain limitations on convening special stockholder meetings;

•	limiting the persons who may call special meetings of stockholders;

•	limiting the ability of stockholders to act by written consent;

•	restrictions on business combinations with interested stockholder;

•

in certain cases, the approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal the bylaws, or amend or repeal certain provisions of the certificate of incorporation;

•	no cumulative voting;

•	the required approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote at an election of the directors to remove directors; and

•

the ability of the board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions.

These provisions of our certificate of incorporation and amended and restated bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

The provision of our certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of us;

•	any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder to us or our stockholders;

•

any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation or the amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware;

•	any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the amended and restated bylaws; or

•

any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. It further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction. Although these provisions are expected to benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the our certificate of incorporation to be inapplicable or unenforceable in such action. If so, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition or results of operations.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All of the shares of common stock and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $132.3 million from the exercise of the Warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants, including $11.50 per share for each Private Warrant and Public Warrant. The Public Warrants are listed on the NYSE under the symbol “IONQ WS.”

We cannot currently determine the price or prices at which shares of common stock or the Private Warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our common stock and Public Warrants are currently listed on the NYSE under the symbols “IONQ” and “IONQ WS,” respectively. Prior to the Closing, our common stock and our Public Warrants were listed on the NYSE under the symbols DMYI,” “DMYI-UN” and “DMYI-WT,” respectively. On October 1, 2021, there were 240 holders of record of the common stock and 2 holders of record of our Public Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have never declared or paid any dividends on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to IonQ’s plans and strategy for its business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Please also see the section titled “Special Note Regarding Forward-Looking Statements.” References to “IonQ” throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations section refers to “Legacy IonQ.”

Overview

We are developing quantum computers designed to solve the world’s most complex problems, and transform business, society, and the planet for the better. We believe that our proprietary technology, our architecture, and the technology exclusively available to us through license agreements will offer us advantages both in terms of research and development, as well as the commercial value of our intended product offerings. We sell access to a quantum computer with 11 qubits, and we are in the process of researching and developing technologies for quantum computers with increasing computational capabilities. We currently make access to our quantum computers available via three major cloud platforms, Amazon Web Services’ (AWS) Amazon Bracket, Microsoft’s Azure Quantum, and Google’s Cloud Marketplace, and to select customers via our own cloud service.

We are still in the early stages of generating revenue with our 11-qubit quantum computer. We have incurred significant operating losses since our inception. Our net losses were $17.3 million for the six months ended June 30, 2021, and we expect to continue to incur significant losses for the foreseeable future. As of June 30, 2021, we had an accumulated deficit of $56.9 million.

The Merger Agreement and Public Company Costs

On March 7, 2021, IonQ, dMY and the Merger Sub entered into the Merger Agreement. Pursuant to the Merger Agreement, at the Closing Merger Sub was merged with and into IonQ, with IonQ continuing as the surviving corporation following the Merger, being a wholly owned subsidiary of dMY and the separate corporate existence of Merger Sub ceased. Upon the completion of the Business Combination, IonQ became the successor registrant with the SEC, meaning that IonQ’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

While the legal acquirer in the Merger Agreement is dMY, for financial accounting and reporting purposes under U.S. GAAP, IonQ is the accounting acquirer and the Merger is accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined company represent the continuation of the financial statements of IonQ in many respects. Under this method of accounting, dMY is treated as the “acquired” company for financial reporting purposes. For accounting purposes, IonQ is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of IonQ (i.e., a capital transaction involving the issuance of stock by dMY for the stock of IonQ).

Upon the Closing of the Merger and the PIPE Investment, the most significant change in our future reported financial position and results of operations was an increase in cash (as compared to our balance sheet at June 30, 2021) of approximately $558.0 million, including up to $345.0 million in gross proceeds from the PIPE Investment by the PIPE Investors. Total direct and incremental transaction costs of dMY and IonQ are estimated at approximately $66.9 million, substantially all of which will be offset to additional-paid-in-capital as costs related to the reverse recapitalization.

As a result of the Merger, IonQ is the successor to an SEC registrant and is listed on the NYSE, which will require IonQ to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Impact of COVID-19 on IonQ’s Business

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. There are many uncertainties regarding the current pandemic, and we are closely monitoring the impact of the pandemic on all aspects of our business, including how it impacts our employees, suppliers, vendors, and business partners.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of suppliers and business partners. In addition, various aspects of our business cannot be conducted remotely. These measures by government authorities may continue to remain in place for a significant period of time and could adversely affect our development plans, sales and marketing activities, and business operations.

The evolution of the virus is unpredictable at this point and any resurgence may slow down our ability to develop our quantum computing program. The COVID-19 pandemic could limit the ability of suppliers and business partners to perform, including third-party suppliers’ ability to provide components and materials. We may also experience an increase in the cost of raw materials.

The full impact of the COVID-19 pandemic continues to evolve as of the date of this prospectus. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity and future results of operations is uncertain. Management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry, and workforce.

Key Components of Results of Operations

Revenue

We have generated limited revenues since our inception. We derive revenue from providing access to QCaaS and professional services related to co-developing algorithms on our quantum computing systems. In arrangements with the cloud service providers, the cloud service provider is considered the customer and we do not have any contractual relationships with the cloud service providers’ end users. We have determined that our QCaaS contracts represent a combined, stand-ready performance obligation to provide access to our quantum computing systems and revenue is recognized based on our customers’ usage. For contracts with a fixed transaction price, the fixed fee is recognized as QCaaS subscription-based revenues on a straight-line basis over the access period.

Operating Costs and Expenses

Cost of Revenue

Cost of revenue primarily consists of expenses related to delivering our services, including personnel-related expenses, allocated facility and other costs for customer facing functions, and costs associated with maintaining the cloud on which the QCaaS resides beginning in the period that QCaaS revenue generating activities began. Personnel-related expenses include salaries, benefits, and stock-based compensation. Cost of revenue excludes depreciation and amortization related to our quantum computing systems and related software.

Research and Development

Research and development expenses consist of personnel-related expenses, including salaries, benefits and stock-based compensation, and allocated facility and other costs for IonQ’s research and development functions. Unlike a standard computer, design and development efforts continue throughout the useful life of our quantum computing systems to ensure proper calibration and optimal functionality. Research and development expenses also include purchased hardware and software costs related to quantum computing systems constructed for research purposes that are not probable of providing future economic benefit and have no alternate future use as well as costs associated with third-party research and development arrangements.

Sales and Marketing

Sales and marketing expenses consist of personnel-related expenses, including salaries, benefits and stock-based compensation, costs for direct advertising, marketing and promotional expenditures and allocated facility and other costs for our sales and marketing functions. We expect to continue to make the necessary sales and marketing investments to enable us to increase our market penetration and expand our customer base.

General and Administrative

General and administrative expenses consist of personnel-related expenses, including salaries, benefits and stock-based compensation, and allocated facility and other costs for our corporate, executive, finance, and other administrative functions. General and administrative expenses also include expenses for outside professional services, including legal, auditing and accounting services, recruitment expenses, travel expenses and certain non-income taxes, insurance, and other administrative expenses.

We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services. As a result, we expect that our general and administrative expenses will increase in absolute dollars but may fluctuate as a percentage of total revenue over time.

Depreciation and Amortization

Depreciation and amortization expense results from depreciation and amortization of our property and equipment and intangible assets that is recognized over their estimated lives.

Other Income

Other income consists of income earned on our money market funds included in cash and cash equivalents.

Results of Operations

The following table sets forth our statements of operations for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)
Revenue	$218	$—	$—	$200
Operating costs and expenses:
Cost of revenue (excluding depreciation and amortization)(1)	508	—	143	88
Research and development(1)	9,131	5,304	10,157	6,889
Sales and marketing(1)	1,098	182	486	232
General and administrative(1)	5,860	1,113	3,547	1,843
Depreciation and amortization	947	623	1,400	403

Total operating costs and expenses	17,544	7,222	15,733	9,455

Loss from operations	(17,326)	(7,222)	(15,733)	(9,255)
Other income	5	294	309	329

Loss before benefit for income taxes	(17,321)	(6,928)	(15,424)	(8,926)

Benefit for income taxes	—	—	—	—

Net loss	$(17,321)	$(6,928)	$(15,424)	$(8,926)

(1)	Cost of revenue, research and development, sales and marketing, and general and administrative expenses for the periods include stock-based compensation expense as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)
Cost of revenue	$31	$—	$—	$—
Research and development	1,170	273	716	582
Sales and marketing	25	—	—	—
General and administrative	2,648	227	508	277

Comparison of Six Months Ended June 30, 2021 and 2020

Revenue

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
	(in thousands)
Revenue	$218	$—	$218	100%

Revenue increased by $0.2 million, or 100%, to $0.2 million for the six months ended June 30, 2021 from zero for the six months ended June 30, 2020. The increase in revenue was primarily driven by three new revenue contracts under which we began providing services during the six months ended June 30, 2021. We generated no revenue in the six months ended June 30, 2020.

Cost of Revenue

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
	(in thousands)
Cost of revenue (excluding depreciation and amortization)	$508	$—	$508	100%

Cost of revenue increased by $0.5 million, or 100%, to $0.5 million for the six months ended June 30, 2021 from zero for the six months ended June 30, 2020. The increase was driven by the increase in costs to service active contracts for the six months ended June 30, 2021.

Research and Development

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
	(in thousands)
Research and development	$9,131	$5,304	$3,827	72%

Research and development expenses increased by $3.8 million, or 72%, to $9.1 million for the six months ended June 30, 2021 from $5.3 million for the six months ended June 30, 2020. The increase was primarily driven by a $1.7 million increase in payroll related expenses, including stock-based compensation of $0.9 million, as a result of increased headcount, a $1.0 million increase in research and development costs due to amortization of the Duke and UMD arrangements, and a $1.0 million increase in miscellaneous other research and development expenses.

Sales and Marketing

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
	(in thousands)
Sales and marketing	$1,098	$182	$916	503%

Sales and marketing expenses increased by $0.9 million, or 503%, to $1.1 million in the six months ended June 30, 2021, from $0.2 million for the six months ended June 30, 2020. The increase was primarily due to increased costs to promote our cloud service offerings and other marketing initiatives of approximately $0.5 million and an increase of $0.2 million of payroll-related expenses.

General and Administrative

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
	(in thousands)
General and administrative	$5,860	$1,113	$4,747	427%

General and administrative expenses increased by $4.7 million, or 427%, to $5.9 million for the six months ended June 30, 2021, from $1.1 million for the six months ended June 30, 2020. The increase was primarily driven by an increase of $3.3 million in personnel-related expenses (including an increase in stock-based compensation of $2.4 million) due to increased headcount to support the growth of our business, an increase of $0.7 million in auditing and accounting fees, and an increase of $0.6 million in legal fees.

Depreciation and Amortization

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
	(in thousands)
Depreciation and amortization	$947	$623	$324	52%

Depreciation and amortization expenses increased by $0.3 million, or 52%, to $0.9 million for the six months ended June 30, 2021, from $0.6 million for the six months ended June 30, 2020. The increase in depreciation and amortization expense is primarily driven by an increase of $0.2 million due to amortization of capitalized internally developed software and an increase of $0.1 million in depreciation expense associated with capitalized quantum computing system costs.

Other Income

	Six Months Ended June 30,
	2021	2020	$ Change	% Change
	(in thousands)
Other income	$5	$294	$(289)	-98%

Other income decreased by $0.3 million, or 98%, for the six months ended June 30, 2021, from $0.3 million for the six months ended June 30, 2020. The decrease was primarily driven by less income earned on money market funds.

Comparison of the Years Ended December 31, 2020 and 2019

Revenue

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands)
Revenue	$—	$200	$(200)	-100%

Revenue decreased by $0.2 million, or 100%, to zero for the year ended December 31, 2020 from $0.2 million for the year ended December 31, 2019. While we generated revenue in both years, we executed an arrangement with a customer for the issuance of a warrant to purchase 2,050,463 shares of Series B-1 convertible redeemable preferred stock. The warrant was evaluated and considered to represent consideration provided to a customer and as such, the recognition of the warrant expense is recorded as a reduction in revenue as revenue is earned under the contract. The decrease in revenue was primarily driven by the completion of our 2019 contract and revenue generated from our new contract off set by the amortization of these warrants. See “Note 9 – Warrant Transaction Agreement” to our audited financial statements included elsewhere in this prospectus for additional information.

Cost of Revenue

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands)
Cost of revenue (excluding depreciation and amortization)	$143	$88	$55	63%

Cost of revenue increased by $0.05 million, or 63%, to $0.15 million for the year ended December 31, 2020 from $0.1 million for the year ended December 31, 2019. The increase was primarily driven by an increase of $0.05 million related to costs associated with maintaining the cloud on which the QCaaS resides.

Research and Development

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands)
Research and development	$10,157	$6,889	$3,268	47%

Research and development expenses increased by $3.3 million, or 47%, to $10.2 million for the year ended December 31, 2020 from $6.9 million for the year ended December 31, 2019. The increase was primarily driven by a $1.1 million increase in payroll related expenses, including stock-based compensation of $0.1 million, as a result of increased headcount, a $1.2 million increase in equipment costs for research on quantum computers, and a $1.3 million increase in materials and supplies expense, offset by a decrease of miscellaneous other expenses of $0.3 million.

Sales and Marketing

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands)
Sales and marketing	$486	$232	$254	109%

Sales and marketing expenses increased by $0.3 million, or 109%, to $0.5 million for the year ended December 31, 2020, from $0.2 million for the year ended December 31, 2019. The increase was primarily due to increased costs to promote our cloud service offerings of approximately $0.2 million.

General and Administrative

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands)
General and administrative	$3,547	$1,843	$1,704	92%

General and administrative expenses increased by $1.7 million, or 92%, to $3.5 million for the year ended December 31, 2020, from $1.8 million for the year ended December 21, 2019. The increase was primarily driven by an increase of $0.6 million in auditing and accounting fees, an increase of $0.6 million in personnel- related expenses (including an increase in stock-based compensation of $0.2 million) due to increased headcount, an increase of $0.3 million in legal fees related to the Merger, an increase of $0.1 million in recruiting expenses, and an increase of $0.3 million in rent expense, partially offset by decrease of $0.1 million in other general and administrative expenses related to employee meals, travel, seminars and training as a result of stay-at-home orders related to COVID-19.

Depreciation and Amortization

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands)
Depreciation and amortization	$1,400	$403	$997	247%

Depreciation and amortization expenses increased by $1.0 million, or 247%, to $1.4 million for the year ended December 31, 2020, from $0.4 million for the year ended December 31, 2019. The increase in depreciation and amortization expense is primarily attributable to an increase in the number of quantum computing systems and hardware placed in service as of December 31, 2020 compared to the prior year comparable period, resulting in a $0.8 million increase in depreciation expense associated with capitalized quantum computing system costs and machinery, equipment, furniture and fixtures. In addition, depreciation and amortization increased $0.2 million due to a full year of amortization expense recognized on internally developed software placed into service during the year ended December 31, 2019.

Other Income

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands)
Other income	$309	$329	$(20)	-6%

Other income decreased by $0.02 million, or 6%, to $0.3 million for the year ended December 31, 2020, from $0.32 million for the year ended December 31, 2019. The decrease was primarily driven by less income earned on money market funds.

Liquidity and Capital Resources

We have incurred losses since our inception and to date have generated only limited revenue. To date, we have funded our operations primarily through issuances of convertible preferred stock and have raised gross proceeds of $84.9 million. During the year ended December 31, 2020 and the six months ended June 30, 2021, we incurred net losses of $15.4 million and $17.3 million, respectively. As of June 30, 2021, we had an accumulated deficit of $56.9 million. We expect to incur additional losses and higher operating expenses for the foreseeable future.

As of June 30, 2021, we had cash and cash equivalents of $27.7 million. We believe that our cash and cash equivalents on hand as of June 30, 2021 plus the additional cash received as part of the reverse merger and PIPE transaction on September 30, 2021 will be sufficient to meet our working capital and capital expenditure needs for a period of at least 12 months from the date of this prospectus. However, this determination is based upon internal projections and is subject to changes in market and business conditions.

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development. Until such time as we can generate significant revenue from sales of our QCaaS, if ever, we expect to finance our cash needs through public or private equity or debt financings or other capital sources, including potential collaborations and other similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise funds through collaborations, or other similar arrangements with third parties, we may have to relinquish valuable rights to our quantum computing technology on terms that may not be favorable to us and/or may reduce the value of our common stock. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our quantum computing development efforts. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

Cash Flows

The following table summarizes our cash flows for the period indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)
Net cash used in operating activities	$(9,821)	$(5,979)	$(12,007)	$(7,721)
Net cash used in investing activities	(3,999)	(6,791)	(11,676)	(3,342)
Net cash provided by financing activities	5,392	15	276	62,223

Cash Flows from Operating Activities

Our cash flows from operating activities are significantly affected by the growth of our business primarily related to research and development, sales and marketing, and general and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.

Net cash used in operating activities during the six months ended June 30, 2021 was $9.8 million, resulting primarily from a net loss of $17.3 million, adjusted for non-cash charges of $3.9 million in stock-based compensation, $1.0 million in costs associated with research and development arrangements, and $0.9 million in depreciation and amortization. The increase in net cash used in operations from the comparable prior year period was primarily related to our increased research and development activities and associated hiring of personnel to support the growth of our business, partially offset by an increase in accounts payable and accrued expenses primarily driven by legal fees related to the Merger.

Net cash used in operating activities during the six months ended June 30, 2020 was $6.0 million, resulting primarily from a net loss of $6.9 million, adjusted for non-cash charges of $0.6 million in depreciation and amortization and $0.5 million in stock-based compensation.

Net cash used in operating activities during the year ended December 31, 2020 was $12.0 million, resulting primarily from a net loss of $15.4 million, adjusted for non-cash charges of $1.4 million in depreciation and amortization and $1.2 million in stock-based compensation. The increase in net cash used in operations from the prior year was primarily related to our increased research and development activities and associated hiring of personnel.

Net cash used in operating activities during the year ended December 31, 2019 was $7.7 million, resulting primarily from a net loss of $8.9 million, adjusted for non-cash charges of $0.9 million in stock-based compensation and $0.4 million in depreciation and amortization.

Cash Flows from Investing Activities

Net cash used in investing activities during the six months ended June 30, 2021 was $4.0 million representing additions of $3.0 million to property and equipment primarily related to the development of quantum computing systems, $0.8 million of capitalized internal software development costs, and $0.2 million of intangible assets.

Net cash used in investing activities during the six months ended June 30, 2020 was $6.8 million representing additions of $6.1 million to property and equipment primarily related to the development of quantum computing systems, $0.5 million of capitalized internal software development costs, and $0.1 million of intangible assets.

Net cash used in investing activities during the year ended December 31, 2020 was $11.7 million representing additions of $10.0 million to property and equipment primarily related to the development of three quantum computing systems, $1.1 million of capitalized internal software development costs, and $0.5 million of intangible assets.

Net cash used in investing activities during the year ended December 31, 2019 was $3.3 million representing additions of $2.4 million to property and equipment primarily related to the development of a quantum computing systems, $0.5 million of intangible assets, and $0.4 million of capitalized internal software development costs.

Cash Flows from Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2021 was $5.4 million primarily reflecting proceeds from the early exercise of stock options.

Net cash provided by financing activities during the six months ended June 30, 2020 was $0.02 million reflecting proceeds from stock options exercised.

Net cash provided by financing activities during the year ended December 31, 2020 was $0.3 million primarily reflecting net proceeds from the issuance of IonQ common stock.

Net cash provided by financing activities during the year ended December 31, 2019 was $62.2 million, primarily reflecting net proceeds from the issuance of Series B-1 convertible preferred stock of $61.9 million and net proceeds from issuance of our common stock of $0.3 million.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and other commitments as of December 31, 2020 and June 30, 2021, and the years in which these obligations are due:

As of December 31, 2020	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Contractual Obligations:
Operating lease obligation (1)	$7,544	$561	$1,315	$1,522	$4,146

Total	$7,544	$561	$1,315	$1,522	$4,146

As of June 30, 2021	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Contractual Obligations:
Operating lease obligation (1)	$7,297	$634	$1,368	$1,545	$3,750

Total	$7,297	$634	$1,368	$1,545	$3,750

(1)	Includes future minimum payments for an operating lease of corporate office facilities.

Off-Balance Sheet Arrangements

We did not have off-balance sheet arrangements during the periods presented, and do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Significant Management Estimates

Our consolidated financial statements included elsewhere in this prospectus have been prepared in accordance with U.S. GAAP.

Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. We also make estimates and assumptions on revenue generated and reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

While our significant accounting policies are described in the notes to our financial statements included elsewhere in this prospectus, we believe the following critical accounting policies are most important to understanding and evaluating our reported financial results.

Capitalized Internally Developed Software

Capitalized internally developed software, which is included in intangible assets, net, consists of costs to purchase and develop internal-use software, which we use to provide services to our customers. The costs to purchase and develop internal-use software are capitalized from the time that the preliminary project stage is completed, and it is considered probable that the software will be used to perform the function intended, until the time the software is placed in service for its intended use. Any costs incurred during subsequent efforts to upgrade and enhance the functionality of the software are also capitalized. Once this software is ready for use as part of our service offerings, these costs are amortized on a straight-line basis over the estimated useful life of the software, which is typically assessed to be three years.

Property and Equipment, Net

Property and equipment, net is stated at cost less accumulated depreciation. Historical cost of fixed assets is the cost as of the date acquired.

Prior to 2019, we built certain quantum computing systems solely for research and development purposes and these quantum computing systems were deemed to have no alternative future use. In 2019, we began to commercialize our quantum computing systems via the offering of QCaaS and quantum computing systems built thereafter were determined to provide a probable future economic benefit. As a result, hardware and labor costs associated with the building of such quantum computing systems were capitalized. Costs to maintain quantum computing systems are expensed as incurred. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of two years for the quantum computing systems.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, intangible assets and capitalized internally developed software are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, we first compare undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount of the underlying asset or asset group exceeds its fair value. No impairment loss was recognized for the years ended December 31, 2020 or 2019 or for the six months ended June 30, 2021 or 2020.

Revenue Recognition

We derive revenue from providing access to our QCaaS and professional services related to co-developing algorithms on the quantum computing systems. In arrangements with the cloud service providers, the cloud service provider is considered the customer and we do not have any contractual relationships with the cloud service providers’ end users. For these arrangements, revenue is recognized at the amount charged to the cloud service provider and does not reflect any mark-up to the end user.

We apply the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”), Revenue from Contracts with Customers (“ASC 606”), and all related applicable guidance.

We have determined that our QCaaS contracts represent a combined, stand-ready performance obligation to provide access to our quantum computing systems together with related maintenance and support. The transaction price generally includes a variable fee based on usage of our quantum computing systems and may include a fixed fee for a minimum volume of usage to be made available over a defined period of access. Fixed fee arrangements may also include a variable component whereby customers pay an amount for usage over contractual minimums contained in the contracts. For contracts with a fixed transaction price, the fixed fee is recognized as QCaaS subscription-based revenues on a straight-line basis over the access period. Any variable fees for usage over the contractual minimums are estimated at contract inception and recognized ratably over the access period unless such variable usage fees are probable of reversal in future periods. In those instances, variable usage fees are included in the determination of the transaction consideration once known. For contracts without fixed fees, variable usage fees are billed and recognized during the period of such usage. For the years ended December 31, 2020 and 2019 and the six months ended June 30, 2021 and 2020, all revenue recognized by us was recognized based on transfer of service over time. There were no revenues recognized at a point in time.

We may enter into multiple contracts with a single counterparty at or near the same time. We will combine contracts and account for them as a single contract when one or more of the following criteria are met: (i) the contracts are negotiated as a package with a single commercial objective; (ii) consideration to be paid in one contract depends on the price or performance of the other contract; and (iii) goods or services promised are a single-performance obligation.

In 2019, contemporaneous with a revenue arrangement, we executed an arrangement with the same counterparty for the issuance of a warrant to purchase 2,050,463 shares of Series B-1 convertible redeemable preferred stock. The warrant was evaluated and considered to represent consideration provided to a customer and as such, the recognition of the warrant expense is recorded as a reduction in revenue as revenue is earned under the contract.

For contractual arrangements where consideration is paid up-front, the transfer of the quantum computing services is completed at the discretion of the customer as the customer chooses to use the services starting from the date of contract inception. As such, the up-front payment of consideration does not represent a significant financing component.

Convertible Redeemable Preferred Stock

Holders of our preferred stock had certain preference rights relative to our common stock. Our preferred stock contained certain redemption and conversion features that were evaluated for appropriate classification. Our preferred stock was not classified as a liability because it was not mandatorily redeemable and did not contain an obligation to issue a variable number of shares. However, our preferred stock could be redeemed upon the occurrence of a liquidation event which was not solely within our control. As such, the preferred stock was classified as redeemable interests outside of permanent equity (i.e., mezzanine) because of these features.

Warrants

Our outstanding warrants to a customer are accounted for as non-employee share-based payments and have the same risks and rewards as the corresponding equity share ownership in Series B-1 preferred stock. The warrants are accounted for in accordance with ASC 718, Compensation – Stock Compensation, and are classified outside of permanent equity (i.e., mezzanine) consistent with the underlying Series B-1 preferred stock. The warrants were valued using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model which requires estimates of highly subjective assumptions including the fair value of the Series B-1 preferred stock, risk-free interest rate, expected term which is based on the contractual life of the warrant shares, expected volatility and the dividend yield. The warrant expense is recorded as a reduction in revenue as revenue is earned under the arrangement with the customer.

Stock-Based Compensation

We measure and record the expense related to stock-based payment awards based on the fair value of those awards as of the date of grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period. The straight-line method is used to recognize stock-based compensation over the applicable period. We use the Black-Scholes option-pricing model to determine the fair value of stock awards and the estimated fair value for stock options. The Black-Scholes option-pricing model requires the use of subjective assumptions, which determine the fair value of share-based awards, including the fair value of our common stock, the option’s expected term, the price volatility of the underlying common stock, risk-free interest rates, and the expected dividend yield of the common stock. The assumptions used to determine the fair value of the stock awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

The assumptions are based on the following:

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Expected Volatility. Expected volatility is based on the average historical stock price volatility of comparable publicly traded companies in our industry peer group, financial, and market capitalization data.

•	Risk-Free Interest Rate. Risk-free interest rates are based on the implied yields on actively traded non-inflation-indexed U.S. treasury securities with contract maturities equal to the expected term.

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Dividend Yield. We used an expected dividend yield of zero. We have never declared or paid any cash dividends on our common stock and we do not plan to pay cash dividends on our common stock in the foreseeable future.

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Expected Term. We have estimated the expected term of our employee awards using the SAB Topic 14 Simplified Method allowed by the FASB and SEC, as it has limited historical exercise data to provide a reasonable basis upon which to otherwise estimate the expected term. Certain of our options began vesting prior to the grant date, in which case we use the remaining vesting term at the grant date in the expected term calculation.

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Fair Value of Common Stock. Given the historical absence of an active market for our common stock, we obtained a valuation from a third-party appraisal firm to assist in our determination of the fair value of common stock as of the grant date.

•	Forfeitures. We record forfeitures as they occur.

If any assumptions used in the Black-Scholes option-pricing model change significantly, stock option compensation expense for future awards may differ materially compared with the expense for awards granted previously.

Equity Valuations

The fair value of our equity instruments has historically been determined based upon information available at the time of grant. Given the absence of a public trading market for our capital stock and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately Held Company Equity Securities Issued as Compensation, our management exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our equity instruments at each grant date.

These factors included:

•	contemporaneous valuations performed at periodic intervals by independent, third-party specialists;

•	our actual operating and financial performance;

•	our current business conditions and projections;

•	our progress on research and development efforts;

•	our stage of development;

•	the prices, preferences, and privileges of shares of our convertible preferred stock relative to shares of common stock;

•	likelihood of achieving a liquidity event for the underlying equity instruments, such as a business combination, given prevailing market conditions;

•	lack of marketability of our common stock; and

•	macroeconomic conditions.

The fair value of each share of common stock underlying stock-based awards after the Closing of the Business Combination will be based on the closing price of our common stock as reported by the NYSE on the date of grant.

Recently Issued and Adopted Accounting Standards

A discussion of recent accounting pronouncements is included in Note 2 to our audited financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We had cash and cash equivalents of $27.7 million as of June 30, 2021. We hold our cash and cash equivalent for working capital purposes. Our cash and cash equivalents are held in cash deposits and money market funds. Due to the short-term nature of these instruments, we believe that we do not have any material exposure to changes in the fair value of our cash and cash equivalents due to changes in interest rates. Declines in interest rates, however, would reduce our future interest income. The effect of a hypothetical 10% change in interest rates would not have a material impact on IonQ’s financial statements.

Concentration of Credit Risk

We deposit our cash with financial institutions, and, at times, such balances may exceed federally insured limits. Management believes the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. dMY previously elected to avail itself of the extended transition period, and we will be an emerging growth company (for the period described in the immediately succeeding paragraph) and intend to take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

BUSINESS

Overview

IonQ is developing quantum computers designed to solve the world’s most complex problems, and transform business, society and the planet for the better. IonQ believes that its proprietary technology, its architecture and the technology exclusively available to it through license agreements will offer it advantages both in terms of research and development, as well as the commercial value of its intended product offerings.

Today, IonQ sells access to a quantum computer with 11 qubits and it is in the process of researching and developing technologies for quantum computers with increasing computational capabilities. IonQ currently makes access to its quantum computers available via three major cloud platforms, Amazon Web Services’ (AWS) Amazon Braket, Microsoft’s Azure Quantum and Google’s Cloud Marketplace, and also to select customers via IonQ’s own cloud service. This cloud-based approach enables the broad availability of quantum computer as a service (QCaaS) without the cost or complexity of manufacturing, shipping, and servicing on-premises systems (besides IonQ’s own datacenter), and with a lower risk of having competitors reverse engineer its technology.

IonQ is still in the early stages of generating revenue with its 11-qubit quantum computer. Since its inception, IonQ has incurred significant operating losses. IonQ’s ability to generate revenue sufficient to achieve profitability will depend heavily on the successful development and further commercialization of quantum computing system. IonQ’s net losses were $15.4 million and $17.3 million for the years ended December 31, 2020 and the six months ended June 30, 2021, respectively, and it expects to continue to incur significant losses for the foreseeable future. As of June 30, 2021, IonQ had an accumulated deficit of $56.9 million. IonQ expects that trend to continue for the next few years as it prioritizes reaching the technical milestones necessary to achieve increasingly higher number of stable qubits and higher levels of fidelity than that which presently exists—prerequisites for quantum computing to reach broad quantum advantage.

The Quantum Opportunity

Throughout human history, technological breakthroughs have dramatically transformed society and altered the trajectory of economic productivity. In the 19th century, it was the industrial revolution, powered by the scientific advances that brought us steam-powered machines, electricity, and advanced medicine. These technologies drastically improved human productivity and lengthened life expectancy.

In the 20th century, computing—arguably the greatest of all human inventions—leveraged human intelligence to run complex calculations, paving the way for profound advances in virtually every realm of human experience, including information processing, communication, energy, transportation, biotechnology, life sciences, agriculture, and industry.

Since classical computing emerged in the mid-twentieth century, there has been exponential progress in computer design, with processing power roughly doubling every few years (Moore’s law). The true economic and social impact of computing is difficult to measure because it has so thoroughly permeated every aspect of life, altering the trajectory of society.

However, as transformative as computing has been, many classes of problems strain the ability of classical computers, and some will never be solvable with classical computing. In this traditional binary approach to computing, information is stored in bits that are represented logically by either a 0 (off) or a 1 (on). Quantum computing uses information in a fundamentally different way than classical computing. Quantum computers are based on quantum bits (qubits), a fundamental unit that can exist in both states 0 and 1 simultaneously (superposition). As a result, IonQ believes that quantum computers can address a set of hard problems classical computing may never solve. The types of problems that currently defeat classical computing include the simulation of quantum systems (e.g., in materials science or pharmaceuticals); number factoring for decryption;

and complex optimization problems. Many of these problems are fundamental, involving society’s most pressing needs, such as how to live sustainably on our planet, how to cure diseases, and how to efficiently move people and goods. Classical computers cannot solve these problems because the calculations would take far too long (i.e., millions to trillions of years) or because the problems involve quantum systems that are far too complex to be represented on a classical computer, even if their remarkable pace of development were to continue indefinitely. While these problems are not solvable by today’s quantum computers, IonQ believes that a quantum computer currently offers the best possibility for computational power that could be used to solve them.

The future success of quantum computing will be based on the development of a computer with a substantially higher number of qubits than the current computers of IonQ. IonQ believes that it will find solutions to these challenges and that its proprietary technology and architecture and the technology exclusively available to it through exclusive license agreements will offer it advantages both in terms of research and development as well as the ultimate product it wishes to offer customers.

There are certainly thousands, if not millions, of important and fundamental unanswered questions about how the universe works and opportunities associated with the answers to those questions. IonQ envisions a future powered by quantum computing and believes the 21st century is poised to be the dawn of this era.

IonQ’s Founders and Management Team

IonQ was founded in 2015, by Christopher Monroe and Jungsang Kim. Dr. Monroe, formerly of the University of Maryland, joined the faculty at Duke University in 2021 as a professor of electrical and computer engineering (ECE) and physics. In 1995, Dr. Monroe demonstrated the operation of the first quantum logic gate with Dr. David Wineland, whose 2012 Nobel Prize in Physics was partially credited to this work. Since this seminal work, Dr. Monroe’s subsequent research has marked many firsts and innovations in quantum computing that form the scientific foundation of IonQ’s technology. Dr. Monroe is a member of the U.S. National Academy of Sciences and was a key architect of the legislation that became the National Quantum Initiative Act of 2018. Dr. Kim is a professor of ECE and physics at Duke University. At Duke, Dr. Kim pioneered and invented a host of technologies critical to bringing trapped ion quantum computing towards commercial viability, such as microfabricated ion trap chips, compact and stable laser systems, photonic technology that can increase the rate of communication in quantum computer networks, miniaturized ultra-high vacuum technology, and other integration technologies to reduce the size and cost of ion trap quantum computing systems while increasing their performance. Drs. Monroe and Kim are members of the inaugural National Quantum Initiative Advisory Committee, advising the president of the United States and the Secretary of Energy to help maintain US leadership in quantum information science and technology. Between them, Drs. Monroe and Kim are authors of more than 200 technical publications and hold 50 patents and patent applications. Drs. Monroe’s and Kim’s pioneering work at the University of Maryland and Duke University forms the basis of IonQ’s technology and has been licensed by these universities to IonQ.

IonQ is building a world-class management team to accelerate the innovation, distribution and monetization of its quantum capabilities, which currently includes Peter Chapman, its President and Chief Executive Officer, who previously was one of two directors of engineering for Amazon Prime at Amazon.com, Inc.; David Bacon, its vice president of software, who previously led Google’s quantum software team; and Thomas Kramer, its chief financial officer, who previously served as the chief financial officer of Opower, Inc.

IonQ’s Strategy

IonQ’s mission is to be the leading quantum computing company enabling the new era of quantum computing. IonQ intends to fulfill its mission by:

•	Leveraging IonQ’s Technology. IonQ believes that its technology offers substantial technological advantages compared to other competing quantum computing systems. IonQ intends to build upon its technological lead by leveraging its world-class team of leaders and engineers who are pioneers in quantum computing, with proven track records in innovation and technical leadership. To date, IonQ has developed and assembled six generations of quantum computer prototypes and systems, has constructed quantum operating systems and software tools, and has worked with leading cloud vendors, quantum programming languages and quantum software development kits (QSDK).

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Offering Quantum Computing as a Service. IonQ envisions providing quantum computing as a service, complemented by access to quantum experts and algorithm development capabilities. IonQ intends to manufacture, own, and operate quantum computers, with compute units offered on usage basis. IonQ’s quantum computing solution is currently delivered via AWS Amazon Braket and Microsoft’s Azure Quantum. IonQ believes that by offering its quantum computing solution as service, it can accelerate the adoption of its quantum computing solutions, while efficiently promoting quantum computing across its partner ecosystems.

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Continuing to Enhance its Proprietary Position. IonQ has exclusively licensed its core technology from the University of Maryland and Duke University, and its complex technology is protected by an extensive patent portfolio. IonQ intends to continue to drive innovation in quantum computing and seek intellectual property protection where appropriate to enhance its proprietary technology position.

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Further Developing its Quantum Computing Partner Ecosystem. IonQ believes its relationships with leading technology enterprises and university research institutes will accelerate innovation, distribution and monetization of its quantum capabilities.

Industry Background

While the theory of quantum physics is more than a century old, quantum computers were first conceptualized in the 1980s, when scientists, including Nobel laureate Richard Feynman, recognized that simulating quantum systems using classical computers scale poorly. In other words, as the size of a quantum system grows, the computation time required to simulate it grows exponentially. Dr. Feynman postulated that a computer using quantum effects directly as the basis of its hardware, a “quantum computer,” would not have this problem. A quantum computer would need to be based on quantum bits (qubits), a fundamental unit that can exist in both states 0 and 1 simultaneously, unlike a classical bit that can only assume the definite states 0 or 1. It took another decade before theorists realized quantum computers could also solve other types of problems faster than classical computers. In 1994, Bell Labs mathematician Peter Shor demonstrated that a quantum computer could efficiently factor numbers into their primes, a task considered so difficult to execute with classical computers that prime factorization underlies most data encryption standards. Dr. Shor’s breakthrough stimulated the search for other quantum algorithms that might offer speedups or scaling advantages over classical approaches.

A practical quantum computer requires a collection of physical qubits that are sufficiently isolated from the environment, yet can host universal quantum logic gates between the qubits and allow efficient readout. Developing a scalable quantum computer has proven to be time-intensive, technically difficult and expensive, and it is only due to recent scientific advancements that it is now achievable. Today, IonQ believes Dr. Feynman’s vision of a scalable quantum computer is within reach.

Market Opportunity: A Future Driven by Quantum Computing

The potential uses for quantum applications are widespread and address a number of problems that would be impossible to solve using classical computing technology. According to a 2020 report from P&S Intelligence, the total addressable market of quantum computing is expected to be approximately $65 billion by 2030. Below are a few of the use cases in which IonQ believes quantum computers, if they are successfully developed, will become an important tool for businesses to remain competitive in the market over the coming years.

Quantum Simulations in Chemistry

Dr. Feynman’s original insight that quantum computers can efficiently simulate quantum systems has led to a series of innovative algorithms for simulating chemistry. IonQ believes that there are thousands of problems that could benefit from these quantum algorithms across the pharmaceutical, chemical, energy, and materials industries.

An example of such a simulation problem is modeling the core molecule in the nitrogen fixation process to make fertilizer. Nature is able to fixate nitrogen (i.e., turn atmospheric nitrogen into more useful ammonia) at room temperature. Scientists, however, have only been able to achieve fixation using a resource-intensive, high-temperature, high-pressure process, called the Haber-Bosch process. A cornerstone of the global agriculture industry, the Haber-Bosch process consumes about one percent of the world’s energy and produces about one percent of the world’s carbon dioxide. Agronomists have attempted to model the core molecule in nature’s nitrogen fixation process, but the molecule is too large for today’s classical supercomputers to simulate. Understanding the quantum process used in nature to fixate nitrogen could lead directly to more efficient ways for scientists to do the same.

Quantum chemistry simulation is expected to impact multiple markets and become an essential tool in chemical industries. For example, computer-aided drug discovery in the pharmaceutical industry is limited by the computing time and resources required to simulate a large enough chemical system with sufficient accuracy to be useful. If future generations of more powerful quantum computers are successfully developed, IonQ believes that they could improve the speed and accuracy of virtual high-throughput screening and improve the molecular docking predictions used in structure-based drug discovery, dramatically reducing the development cost of new drugs and reducing the time to market.

Quantum Algorithms for Monte Carlo Simulations

Monte Carlo simulations are probability simulations used to calculate the expected distribution of possible outcomes in hard-to-predict processes involving random variables. Such simulations are used pervasively in finance, banking, logistics, economics, engineering, and applied sciences. A key parameter of Monte Carlo simulations is the degree of accuracy desired to attain with the result. To obtain 99.9% accuracy, a classical computer requires around one million simulations. Quantum algorithms, however, can achieve the same accuracy using only one thousand simulations, thereby significantly reducing the time it takes to perform Monte Carlo simulations. This is especially important when running these simulations is expensive.

One application of the quantum Monte Carlo algorithm is to price options for the financial industry. Simple options models are used ubiquitously in finance, the most famous of these being the Black-Scholes model. However, these models fail to capture the complexities of real markets, and financiers use more sophisticated simulations to obtain better model predictions. Currently, many of these models are limited by the number of simulations required to reach the desired accuracy within a fixed time budget. Quantum algorithms for Monte Carlo simulations could give some financial firms a competitive advantage by enabling them to price options more quickly.

Quantum Algorithms for Optimization

Optimization problems have enormous economic significance in many industries, and they often cannot be solved with classical computers due to their daunting complexity. Quantum algorithms are naturally suited for problems in which an exponential number of possibilities must be considered before an optimized output can be identified. It is widely believed that quantum computers will be able to arrive at a better approximate optimization solution than classical computers can, and with reduced computational cost and time. One method of quantum optimization is a hybrid method called the Quantum Approximate Optimization Algorithm, in which layers of quantum computations are executed within circuit parameters optimized using classical high-

performance computers. Because optimization issues bedevil so many complicated processes in industries ranging from logistics to pharmaceutical drug design to climate modeling, the application of quantum algorithms to optimization problems could have far-reaching impacts on society.

Quantum Machine Learning

Quantum computers can generate probability distributions that cannot be efficiently simulated on a classical computer. Similarly, there are probability distributions that can only be efficiently distinguished from each other using a quantum computer. In other words, quantum computers can “learn” things that are beyond the capabilities of classical computers. Quantum computing is likely to offer new machine-learning modalities, greatly improving existing classical machine learning when used in tandem with it. Examples of areas where quantum machine learning could have an impact are risk analysis in finance, natural language processing, and classification of multivariate chemical data. Machine learning is used broadly in industry today, and IonQ believes quantum machine learning could have a similarly broad impact.

As with any completely new technology, the use cases imagined by IonQ today are only a subset of the opportunities that will emerge if future generations of more powerful quantum computers are successfully developed, as users understand the power of quantum algorithms.

Remaining Challenges in Quantum Computing Evolution

One can compare any particular quantum algorithm’s performance to the best classical algorithm for the same problem. The point at which a quantum computer is able to perform a particular computation that exceeds its classical counterpart in speed or reduces its cost to solution is known as the point of “quantum advantage.”

Given the substantial research and development required to build a modern quantum computer that is both functional and practical, industry experts describe the remaining challenges in quantum computing to achieve quantum advantage as being solved in three phases. Although none of these challenges have yet been fully solved, IonQ believes that it is well positioned to do so. A 2019 publicly available report by a leading third-party consulting firm describes these phases—and the associated technical barriers—as paraphrased below:

(1)

Noisy and intermediate-scale quantum (NISQ) computers: The earliest stage of development will see component demonstrations and intermediate-scale system development with limited commercial application. The main technical barrier involves the mitigation of errors through improved fabrication and engineering of underlying qubit devices and advanced control techniques for the qubits. These devices are used for developing and validating fundamentally new quantum approaches to tackling difficult problems, but are not expected to generate substantial commercial revenues.

(2)

Broad quantum advantage: In this stage, quantum computers are expected to provide an advantage over classical computers with a meaningful commercial impact. The main technical barrier is the deployment of quantum error-correcting codes that allow bigger applications to be executed. If this barrier can be overcome, IonQ believes that quantum computing will offer practical solutions to meaningful problems superior to those provided by classical computers.

(3)

Full-scale fault tolerance: This last stage will see large modular quantum computers with enough power to tackle a wide array of commercial applications relevant to many sectors of the economy. At this stage, classical computers are expected to no longer compete with quantum computers in many fields. The technical barrier will be the adoption of a modular quantum computer architecture that allows the scalable manufacturing of large quantum computer systems.

Building a Quantum Computer

Requirements for Building Useful Quantum Computers

Quantum computers are difficult to build and operate because the physical system of qubits must be nearly perfectly isolated from its environment to faithfully store quantum information. Yet the system must also be precisely controlled through the application of quantum gate operations, and it must ultimately be measured with high accuracy. A practical quantum computer requires well-isolated, near-perfect qubits that are cheap, replicable, and scalable, along with the ability to initialize, control, and measure their states. Breakthroughs in physics, engineering, and classical computing were prerequisites for building a quantum computer, which is why for many decades the task was, and in some cases remains, beyond the limits of available technology.

To execute computational tasks, a quantum computer must be able to (i) initialize and store quantum information in qubits, (ii) operate quantum gates to modify information stored in qubits and (iii) output measurable results. Each of these steps must be accomplished with sufficiently low error rates to produce reliable results. Moreover, to be practical, a quantum computer must be economical in cost and scalable in compute power (i.e., the number of qubits and the number of gate operations) to handle real world problems.

The development of large-scale quantum computing systems is still in early stages, and several potential engineering architectures for how to build a quantum computer have emerged. IonQ is developing quantum computers based on individual atoms as the core qubit technology, which IonQ believes has key advantages in scaling. The ability to produce cheap error-corrected qubits at scale in a modular architecture is one of the key differentiators of IonQ’s approach. Today, IonQ has achieved many engineering firsts in this field and it believes that, with its focus on achieving additional technical milestones over the next few years, it is well positioned to bring quantum computing advantage to the commercial market.

Scientific Approaches to Quantum Computing

There are a variety of different approaches to (or architectures for) building a quantum computer, each of which involves tradeoffs in meeting the three functional and practical requirements outlined above. Roughly, approaches to performing a quantum computation fall into one of three categories: natural quantum bits, solid state or classical computer simulation.

Natural quantum bits: In natural qubit-based quantum computers, a system is built around naturally-occurring substrates exhibiting quantum properties.

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Atoms: In atomic-based quantum computers, the qubits are represented by internal states of individual atoms trapped and isolated in a vacuum. There are two categories within this approach: the use of ionized (charged) atoms and the use of neutral atoms.

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Photons: In this approach, the state of a photon, a particle of light, is used as the qubit. Various aspects of a photon, such as presence/absence, polarization, frequency (color) or its temporal location can be used to represent a qubit.

Solid state: In solid-state-based quantum computers, the qubits are engineered into the system.

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Spins in semiconductors: This approach uses the spins of individual electrons or atomic nuclei in a semiconductor matrix. There are two categories within this approach: (1) the use of electrons trapped in quantum dot structures fabricated by lithographic techniques and (2) the use of atomic defects (or dopants) that capture single electrons. The nuclear spin of the dopant atoms, or the nearby atoms to defects, are often used to store qubits.

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Superconducting circuits: This approach uses circuits fabricated using superconducting material that features quantum phenomena at cryogenic temperatures. Two states of the circuit, either charge states or states of circulating current, are used as the qubit.

Classical computer simulation: Classical computers in a data center can be used to simulate quantum computers. Although useful for small-scale quantum experiments, quantum simulation on classical computers is still bound by the same limitations of classical computing and would require an impractical number of data centers to tackle meaningful quantum problems.

IonQ’s Technology Approach

IonQ Approach to Quantum Computing: Trapped Ions

IonQ has adopted the atom-based approach described above and uses trapped atomic ions as the foundational qubits to construct practical quantum computers. IonQ is pursuing a modular computing architecture to scale their quantum computers, meaning that, if successful, individual quantum processing units will be connected to form increasingly powerful systems. IonQ believes that the ion trap approach offers the following advantages over other approaches:

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Atomic qubits are nature’s qubits: Using atoms as qubits means that every qubit is exactly identical and perfectly quantum. This is why atomic qubits are used in the atomic clocks that do the precise timekeeping for mankind. Many other quantum systems rely upon fabricated qubits, which bring about imprecisions such that no single qubit is exactly the same as any other qubit in the system. For example, every superconducting qubit comes with a different frequency (or must be tuned to a frequency) due to manufacturing imprecision. Overall, IonQ believes that systems relying upon fabrication of their qubits are more susceptible to error.

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Trapped ion qubits are well-isolated from environmental influences: When a quantum system interacts with its environment, the quantum state loses coherence and is no longer useful for computing. For example, in a superconducting qubit, the qubit tends to lose its coherence within approximately 10 to 50 microseconds. Even neutral atoms are perturbed to some extent when they are trapped in space. In contrast, trapped ion qubits are confined via electric fields in an ultra-high vacuum environment, and their internal qubits are hence perfectly isolated. As a result, the coherence of trapped ions can be preserved for about an hour, and may be able to be preserved for longer if isolation technology improves. Longer coherence times mean more computations can be performed before noise overwhelms the quantum calculation and is key to minimizing the overhead of error correction needed for large-scale quantum computers.

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Lower overhead for quantum error-correction. Quantum error-correction will likely be necessary to reduce the operational errors in any large-scale quantum computations relevant to commercial problems. Quantum error-correction uses multiple physical qubits to create an error-corrected qubit with lower levels of operational errors. For solid-state architectures, IonQ estimates that it may take at least 1,000 physical qubits to form a single error-corrected qubit, while for near-term applications with ion traps the ratio is closer to 16:1.

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Trapped ion quantum computers can run at room temperature: Solid-state qubits currently require temperatures close to absolute zero (i.e., -273.15° C, or -459.67° F) to minimize external interference and noise levels. Maintaining the correct temperature requires the use of large and expensive dilution refrigerators, which can hamper a system’s long-term scalability because the cooling space, and hence the system space, is limited. Trapped ion systems, on the other hand, can operate at room temperature. Instead of cooling the entire chip, as is the case in most other solid-state systems, the trapped ions can be cooled simply with low-power lasers while they are confined in a small vacuum chamber. This also allows IonQ to minimize the system size as technology progresses, while scaling the compute power and simultaneously reducing costs.

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All-to-all connectivity: In superconducting and other solid-state architectures, individual qubits are connected via physical wires, hence a particular qubit can only communicate with a further-removed qubit by going through the qubits that lie in-between. In the trapped ion approach, however, qubits are connected by electrostatic repulsion rather than through physical wires. As a result, qubits in IonQ’s existing systems can directly interact with any other qubit in the system. IonQ’s modular architecture benefits from this flexible connectivity, significantly reducing the complexity of implementing a given quantum circuit.

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Ion traps require no novel manufacturing capabilities: Ion trap chips consist of electrodes and their electrical connections, which are built using existing technologies. The trap chips themselves are not quantum materials. They simply provide the conditions for the ion qubits to be trapped in space, and in their current state, they can be fabricated with existing conventional and standard silicon or other micro-fabrication technologies. By contrast, solid-state qubits, such as superconducting qubits or solid-state silicon spins, require exotic materials and fabrication processes that demand atomic perfection in the structures of the qubits and their surroundings; fabrication with this level of precision is an unsolved challenge.

Technological Complexity Creates Significant Barriers to Entry

Alongside the benefits of the trapped ion approach, there are several challenges inherent in it that serve as barriers-to-entry, strengthening the advantages of IonQ’s systems. These key challenges include:

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Complex laser systems: One of the challenges of trapped ion quantum computing is the set of lasers required and the degree to which they must be stable to operate the system. Traditionally, these laser systems were assembled on an optical table on a component-by-component basis, which led to serious stability and reliability issues. IonQ believes that it has resolved this issue from an engineering standpoint and that its future roadmap will further improve manufacturability.

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Ultra-high vacuum (UHV) technology: The conventional method to achieve UHV conditions for ion trapping experiments involves using vacuum chamber designs with carefully chosen materials, assembly procedures with cumbersome electrical connections, and a conditioning procedure to prepare and bake the chamber at elevated temperatures for extended periods of time. IonQ has developed new approaches that it believes will substantially reduce the time and cost to prepare the UHV environment to operate the quantum computer.

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Executing high fidelity gates with all-to-all connectivity: While trapped ion qubits feature the highest fidelity entangling gates, it is nevertheless a major technical challenge to design a control scheme that enables all qubits in a system to form gates with each other under full software control. Through innovation in gate-implementation protocols, IonQ believes that it has developed laser delivery and control systems that will allow it to implement fully programmable, fully-connected gate schemes in its system.

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Slow gate speeds: Compared to their solid-state counterparts, trapped ions are widely believed to have slow gate speeds. While slow gate speeds are the case for many systems in operation today, both theoretical analyses and experimental demonstrations suggest this may not be a fundamental limit of trapped ion qubits (although this has not yet been demonstrated in commercial applications). In fact, high-fidelity gates with speeds comparable to those of solid-state qubits have been realized in several research laboratories. Moreover, IonQ believes that as systems with other qubit technologies scale up, their restricted connectivity and high error-correction overhead will significantly slow down their overall computation time, which IonQ believes will make the trapped ion approach more competitive in terms of operational speed.

IonQ’s Trapped Ion Implementation

IonQ has selected a trapped ion approach to quantum computing for the reasons described above. The specific implementation of IonQ’s trapped ion systems leverages the inherent advantages of the substrate and creates what IonQ believes is a path for building stable, replicable, and scalable quantum computers.

Trapped Ion Infrastructure

IonQ systems are built on individual atomic ions that serve as the computer’s qubits. Maintaining identical, replicable, and cost-effective qubits is critical to IonQ’s potential competitive advantage, and IonQ has developed a process to produce, confine, and manipulate atomic ion qubits.

To create trapped atomic ion qubits using IonQ’s approach, a solid source containing the element of interest is either evaporated or laser-ablated to create a vapor of atoms. Laser light is then used to strip one electron selectively from each of only those atoms of a particular isotope, creating an electrically charged ion. Ions are then confined in a specific configuration of electromagnetic fields created by the trapping structure (i.e., the ion trap), to which their motion is confined due to their charge. The trapping is done in an ultra-high vacuum (UHV) chamber to keep the ions well-isolated from the environment. Isolating and loading a specific isotope of a specific atomic species ensures each qubit in the system is identical. Two internal electronic states of the atom are selected to serve as the qubit for each ion. The two atomic states have enough frequency separation that the qubit is easy to measure through fluorescence detection when an appropriate laser beam is applied.

To build quantum computers, many atomic ions are held in a single trap, and the repulsion from their charges naturally forces them into a stable linear crystal (or chain) of qubits. The qubits are highly isolated in the UHV chamber, only perturbed by occasional collisions with residual molecules in the chamber, which provides near-perfect quantum memory that lasts much longer than most currently envisioned quantum computing tasks require. The qubits are initialized and measured through a system of external gated laser beams. An additional set of gated laser beams applies a force to selected ions and modulates the electrical repulsion between the ions. This process allows the creation of quantum logic gates between any pair of qubits, regardless of their distance within the crystal, which can be arbitrarily reconfigured in software.

System Modularity and Scalability

Today, all qubits in an IonQ system are stored on a single chip, referred to as a quantum processing unit (QPU). QPUs can have several cores, or zones for trapping chains of ions, comparable to multicore central processing unit (CPU) chips in classical computing. Each core can contain up to about 100 qubits in a linear crystal, and dozens of cores can potentially be co-located in a single QPU. Within a QPU, some qubits can be physically moved between cores to accommodate quantum communication between the cores. This process of moving ions within a QPU is called “shuttling” and is achieved by modifying the electromagnetic fields that form the trap.

In addition to increasing the number of qubits per QPU, IonQ believes it has identified, and it is currently developing, the technology needed to connect qubits between trapped ion QPUs, which may be commercially viable in the future. This technology, known as a photonic interconnect, uses light particles to communicate between qubits while keeping information stored stably on either end of the interconnect. The basic protocol for this photonic interconnect between ion traps in two different vacuum chambers was first realized by IonQ co-founder Christopher Monroe’s research team in 2007. IonQ believes this protocol can be combined with all-optical switching technology to enable multi-QPU quantum computers at large scale. IonQ has deep expertise in photonics; while at Bell Labs, co-founder Jungsang Kim led a team to build the world’s largest optical switch. Photonic interconnects are designed to allow IonQ systems to compute with entangled qubits spanning multiple QPUs, which IonQ believes can open up the possibility of scaling quantum computers indefinitely, similar to how high-performance computers and data centers have been scaled.

IonQ’s quantum architecture is modular, meaning that if development of this architecture is successful, the number of qubits in a QPU, or the number of QPUs in a system, could be adjusted. Also, by allowing for each qubit in a system to entangle with any other qubit in that system, IonQ believes that a system’s number of quantum gates could increase rapidly with each additional qubit added. This all-to-all connectivity is one of the key reasons IonQ believes its systems will be computationally powerful.

Gate Configuration

IonQ’s qubits are manipulated (for initialization, detection, and forming quantum logic gates) by shining specific laser beams onto the trapped ions. IonQ’s systems employ a set of lasers and a sophisticated optical system to deliver beams precisely tailored to achieve this manipulation. The laser beams are tailored by programming radio frequency (RF) signals using state-of-the-art digital chipsets, which are custom-configured to generate the signals for qubit manipulation. An operating system manages the quantum computer, maintaining the system in operation. It includes software toolsets for converting quantum programs from users into a set of instructions the computer hardware can execute to yield the desired computational results. To support system access from the cloud, IonQ offers cloud management tools and application programming interfaces (APIs) that permit programming jobs to run remotely.

IonQ’s quantum gates are fully programmable in software; there is no “hard-wiring” of qubit connections in the quantum computing hardware. The structure of a quantum circuit or algorithm can therefore be optimized in software, and the appropriate laser beams can then be generated, switched, or modulated to execute any pattern of gate interactions. IonQ’s programmable gate configurations make its systems adaptable. Unlike quantum computer systems that are limited to a single class of problems due to their architecture, IonQ believes that any computational problem with arbitrary internal algorithmic structure could be optimized to run on an IonQ system (although this has not been demonstrated at scale).

Quantum Error Correction

A key milestone in building larger quantum computers is achieving fault-tolerant quantum error-correction. In quantum error-correction, individual physical qubits prone to errors are combined to form an error-corrected qubit (sometimes referred to as a logical qubit) with a much lower error rate. Determining how many physical qubits are needed to form a more reliable logical qubit (the resource “overhead”) depends on both the error rate of the physical qubits and the specific error-correcting codes used. In 2020, IonQ co-founder Dr. Monroe’s research team at the University of Maryland demonstrated the first error-corrected qubit using 13 trapped ion qubits. With IonQ’s unique architecture, IonQ believes quantum error-correction can be completely coded in software, allowing varying levels and depths of quantum error-correction to be deployed as needed. Because the ion qubits feature very low idle and native error rates and are highly connected, IonQ expects the error-correction overhead to be about 16:1 to achieve the first useful quantum applications. This contrasts with other approaches, for which IonQ estimates the overhead to be in the range of 1,000:1 to 100,000:1.

IonQ believes its architectural decisions will make its systems uniquely capable of achieving scale. IonQ has published a roadmap for scaling to larger quantum computing systems, with concrete technological innovations designed to significantly shrink the physical size of the systems and their cost per qubit. However, meeting the milestones included in IonQ’s roadmap is not guaranteed and is dependent on various technological advancements, which could take longer than expected to realize or turn out to be impossible to achieve. IonQ believes that, with engineering advancements and firsts yet to be achieved, its quantum computers will become increasingly compact and transportable, opening up future applications of quantum computing at the edge.

IonQ’s Forward-Looking Roadmap

In December 2020, IonQ publicly released a forward-looking technical roadmap for the next eight years. For the avoidance of doubt, the IonQ roadmap is not incorporated into, and does not form part of, this registration statement. As part of this roadmap, IonQ introduced the notion of “algorithmic qubits” as a metric to measure progress. The number of algorithmic qubits (#AQ) represents the total number of qubits that can be used to perform a quantum computational task that involves of order ~(#AQ)2 entangling gate operations. This metric can be used to estimate the complexity of the computing tasks the quantum computer can execute. At low #AQ, the size of the problem the quantum computer can tackle is limited by the error rate of the entangling gate operations, rather than by the number of physical qubits available in the computer. The error rate within the system can be dramatically reduced by introducing quantum error-correction.

IonQ believes that many of the technological components needed to accomplish the performance goals of the roadmap, such as high-fidelity gate operations, photonic interconnects and quantum error-correction, have been realized in proof-of-concept demonstrations in trapped ion systems. Given IonQ’s track record of engineering and technology development, it believes that, over time, it will be able to successfully translate these technology components into IonQ products, which may enable successful deployment of its quantum computers.

IonQ’s Technical Roadmap Paves the Way for Its Leadership in Quantum Computing

IonQ’s technical roadmap was designed to provide transparent guidance to its quantum computer users regarding when IonQ expects certain quantum computing capabilities to become available. The #AQ metric provides a simple and effective measure to estimate the computational power of each generation of quantum computers. The aggressive push for improving the power of quantum computers, including the early introduction of quantum error-correction, is intended to significantly compress the time required for reaching the point when IonQ expects quantum computers may become commercially impactful at scale. By introducing the necessary technology components early and continuing to improve on the #AQ metric, IonQ is working on the development of the first quantum applications that are designed to deliver material commercial value to customers.

IonQ’s Modular Architecture is Designed to Scale with Smaller and Cheaper Systems for Each Generation

The scaling of classical computer technology, which unlocked continuously growing markets over many decades, was driven by exponential growth in computational power coupled with exponential reduction in the cost of computational power for each generation (Moore’s law). The key economic driver permitting the expansion of digital computer applications to new segments of the market was this very phenomenon of capability doubling in each generation with costs rising only modestly. IonQ believes the scaling of quantum computing may follow a similar trajectory: if the number of algorithmic qubits (#AQ) available in each generation scales dramatically, the per-AQ cost would need to be reduced exponentially to enable true scaling of quantum computers. IonQ systems have benefitted from years of architectural focus on scalability that addresses both #AQ and per-AQ cost and, as such, IonQ believes that if it is able to successfully solve remaining scalability challenges, these systems may become increasingly powerful and accessible in tandem.

At the heart of IonQ’s approach is the modular architecture that may enable such growth. IonQ expects its future systems to be modular networks of many QPUs working together as a large quantum computer, similar to how classical data centers are designed, constructed and operated today. IonQ’s engineering effort is focused on reducing the size, weight, cost and power consumption of the QPUs that will be the center of each generation of the modular quantum computer, while increasing the number of QPUs manufactured each year. IonQ intends to focus on achieving these engineering efforts over the next several years. If successful, IonQ expects that it may be able to achieve compact, lightweight, and reliable quantum computers, which can be deployed at the edge, similarly to how personal computers have enabled new applications for both government and commercial use.

Business Model

Quantum Computing and the Software-as-a-Service Model

As quantum hardware matures, IonQ expects the quantum computing industry to increasingly focus on practical applications for real-world problems, known as quantum algorithms. Today, IonQ believes that there are a large number of quantum algorithms widely thought to offer advantages over classical algorithms in that each of these algorithms can solve a problem more efficiently, or in a different manner, than a classical algorithm. IonQ’s business model is premised on the belief notion that businesses with access to quantum computers to run quantum algorithms will likely have a competitive advantage in the future.

IonQ envisions providing quantum computing as a service, complemented by access to quantum experts and algorithm development capabilities, to solve the most challenging issues facing corporations, governments, and other large-scale entities today. IonQ intends to manufacture, own, and operate quantum computers, with compute units being offered to potential customers on a QCaaS basis.

IonQ expects its target markets to experience two stages of quantum algorithm deployment: the development stage and the application stage. IonQ expects its involvement in these two stages, to the extent they will take place, to be as follows:

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Development Stage: During the development stage, IonQ experts will assist customers in developing an algorithm to solve their business challenges. Customers may be expected to pay for quantum compute usage, in addition to an incremental amount for the consulting and development services provided in the creation of algorithms. IonQ may choose to sell this computing time to customers in a variety of ways.

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Application Stage: Once an algorithm is fully developed for a market, IonQ anticipates that customers would be charged to run the algorithm on IonQ’s hardware. Given the mission critical nature of the use cases IonQ anticipates quantum computing will attract, IonQ believes a usage-based revenue model will result in a steady stream of revenue while providing the incremental ability to grow with customers as their algorithm complexity and inputs scale.

IonQ Customer Journey

In each new market that stands to benefit from quantum computing, IonQ intends to guide its customers and partners through two stages: the development phase and the application phase.

Development Phase: This first stage focuses on quantum algorithm development and IonQ expects it to involve deep partnerships between IonQ and customers to lay the groundwork for applying quantum solutions to the customer’s industry. IonQ expects the development phase for each market to be characterized by the following go-to-market channels:

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Co-development of quantum applications with strategic partners. IonQ intends to form long-term partnerships with select industry-leading companies (aligned with IonQ’s technology roadmap) to co-develop end-to-end solutions for the partner and to provide an early-adopter advantage to the partner in their industry.

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Preferred compute agreements with clients. IonQ expects its preferred offerings to give the customer’s application engineers direct access to IonQ’s cutting-edge quantum systems, as well as technical support to pursue their solution development.

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Cloud access to quantum computing. IonQ’s current and future cloud partnerships with AWS’s Amazon Braket, Microsoft’s Azure Quantum, Google’s Cloud Marketplace and other cloud providers are or will be designed to make access to quantum computing hardware available to a broader community of quantum programmers.

•	Academic and educational partnerships. IonQ expects its partnerships with academic and research institutions around the world would support the training of a quantum-programming computer-user base.

Application Phase: This second phase is expected to commence if IonQ is successful in demonstrating the commercial viability of quantum advantage in the industry and can therefore commence with developing commercial applications and applying that advantage broadly throughout the market with new customers.

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Delivery of a full-scale quantum compute platform. For customers who have worked alongside IonQ in the development phase to curate deep in-house technical expertise in quantum computing capabilities at the time quantum advantage is achieved for the customer’s application, IonQ’s preferred computer agreements and cloud offerings are expected to offer sufficient quantum computational capacity.

•	Packaged solution offerings. When appropriate, IonQ may develop full-stack quantum solutions that can be provided directly to customers, regardless of their in-house quantum expertise.

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Accelerated high-impact applications development. IonQ intends to provide opportunities for accelerated applications development to customers seeking compressed development timelines to solve their biggest problems and drive efficiencies.

IonQ expects the technical complexity of the solutions required for quantum algorithms to address each application area will impact when that market reaches its inflection point and transitions from the development phase to the application phase. During the NISQ computers era, IonQ expects quantum machine learning to be the first solution to transition into broadly available applications. Additional markets taking advantage of quantum material science research and optimization speed-ups may come online next, if broad-scale quantum advantage becomes accessible. If IonQ’s quantum computers achieve full-scale fault tolerance, a diverse array of industries, ranging from quantum chemistry to deeper optimization, may be able to be transitioned to the application phase.

Customers

Quantum Computing as a Service

Today, IonQ sells access to its quantum computing solutions via AWS’s Amazon Braket, Microsoft’s Azure Quantum, and Google’s Cloud Marketplace, and directly to select customers via IonQ’s own cloud service. Making systems available through the cloud in both cases enables wide distribution without the cost or complexity of manufacturing, shipping, and servicing on-premises systems (besides IonQ’s own datacenter), and with a lower risk of having competitors reverse engineer its hardware. Through IonQ’s cloud service providers, potential customers across the world in industry, academia, and government can access IonQ’s quantum hardware with just a few clicks. These platforms serve an important purpose in the quantum ecosystem, allowing virtually anyone to try IonQ’s systems without an upfront commitment or needing to integrate with the IonQ platform.

Direct Access Customers

By directly integrating with IonQ, customers can reserve dedicated execution windows, receive concierge-level application development support, and gain early access to next-generation hardware. Such access is currently limited to a select group of end-users.

IonQ expects its standard subscription program will offer direct cloud access and additional bundled value-add services in exchange for an annual commitment, such as usage-based access to IonQ’s cloud platform, reserved system time, consultations with solution scientists, and other application and integration support.

Agreements with the University of Maryland and Duke University

Exclusive License Agreement

In July 2016, IonQ entered into a license agreement with the University of Maryland and Duke University, which was subsequently amended in September 2017, October 2017, October 2018 and February 2021 (as amended, the “License Agreement”), under which it obtained a worldwide, royalty-free, sublicensable license under certain patents, know-how and other intellectual property to develop, manufacture and commercialize products for use in certain licensed fields, the scope of which would include the application of the licensed intellectual property in ion trap quantum computing. The License Agreement provides an exclusive license under the universities’ interest in all patents (and non-exclusive for other types of intellectual property), subject to certain governmental rights and retained rights by the universities and other non-profit institutions to use and practice the licensed patents and technology for internal research and other non-profit purposes. IonQ can add patents and other intellectual property to the License Agreement through the UMD Option Agreement and Duke Option Agreement (each as defined below).

IonQ is obligated to use commercially reasonable efforts to commercialize the inventions covered by the licensed patent rights and achieve certain milestones, including the hiring of a Chief Executive Officer, obtaining equity financing by specified times and such other milestones that IonQ may specify in a development plan provided by IonQ to the universities; provided, that an extension of such timelines can be obtained by paying the University of Maryland a fee of $10,000. IonQ can extend the timing to achieve these milestones twice. IonQ has not included any additional milestones in any development plan provided to the universities, and IonQ no longer has any obligation to submit any future development plans to the universities. IonQ has met all existing milestones as provided for in the License Agreement. IonQ is also responsible for the prosecution and maintenance of the licensed patents, at its expense and using commercially reasonable efforts. IonQ has the sole right to enforce the licensed patents, at its expense.

IonQ may terminate the License Agreement at any time for any reason with at least 90 days’ written notice to the University of Maryland. The University of Maryland and Duke University may terminate the License Agreement if IonQ enters into an insolvency-related event or in the event of IonQ’s material breach of the agreement or other specified obligations therein, in each case, that remains uncured for 90 days after the date that it is provided with written notice of such breach by either university. In addition, if IonQ fails to achieve any specified milestones by the specified time (as may be extended by IonQ), the University of Maryland (with Duke University’s permission) has the right to terminate the License Agreement.

In consideration for the rights granted to IonQ under the License Agreement, IonQ issued the University of Maryland and Duke University an aggregate of 35,294 shares of IonQ common stock. Pursuant to the University of Maryland policy, Christopher Monroe, IonQ’s Chief Scientist, may receive renumeration from the University of Maryland relating to any stock IonQ has issued to the University of Maryland. Pursuant to Duke University’s policy, Christopher Monroe and Jungsang Kim, IonQ’s Chief Technology Officer and Director, may receive renumeration from Duke University relating to any stock IonQ has issued to Duke University. On June 16, 2021, pursuant to the February 2021 amendment to the License Agreement, IonQ issued the University of Maryland 63,530 shares of IonQ common stock.

Option Agreement with the University of Maryland

In July 2016, IonQ entered into an option agreement with the University of Maryland, which was subsequently amended in February 2021 (as amended, the “UMD Option Agreement”), under which it obtained the right to add University of Maryland’s interests in certain intellectual property to the License Agreement including if the intellectual property was developed by Christopher Monroe or by individuals under his supervision and such intellectual property relates to the field of ion trap quantum information processing devices. IonQ has added patents and other intellectual property to the License Agreement pursuant to the UMD Option Agreement. The UMD Option Agreement provides that in the event of a sale or liquidation of IonQ during the term of the agreement, the University of Maryland could receive additional consideration from such sale or liquidation to the extent that a holder of 0.5% of IonQ’s common stock would receive more than the University of Maryland would otherwise receive based on its then current holdings of IonQ’s common stock. The Business Combination did not trigger this provision. The UMD Option Agreement terminated in July 2021.

Option Agreement with Duke University

In July 2016, IonQ entered into an option agreement with Duke University, which was subsequently amended in December 2020 (as amended, the “Duke Option Agreement”), under which it obtained the right to add Duke University’s interests in certain patents or other intellectual property to the License Agreement, including if they were developed by Jungsang Kim, Christopher Monroe or Kenneth Brown, a professor at Duke University, or by individuals under their respective supervision and such patents or intellectual property relates to the field of quantum information processing devices. IonQ has added patents and other intellectual property to the License Agreement through the Duke Option Agreement. The Duke Option Agreement terminates in July 2026. Pursuant to the terms of the Duke Option Agreement, IonQ issued Duke University a total of 363,476 shares of common stock, including 299,946 shares of common stock issued pursuant to the amendment of the Duke Option Agreement.

Lease with the University of Maryland

In March 2020, IonQ entered into an amended and restated office lease with the University of Maryland (“UMD Lease”) for the lease of IonQ’s corporate headquarters and its research and development and manufacturing facility. The UMD Lease expires on December 31, 2030. IonQ may terminate the lease with not less than 120 days written notice beginning in year six. Any early termination will result in a termination fee ranging from $2.5 million in year six to $500,000 in year ten, with each year subject to a reduction of $0.5 million. Annual base rent starts at $684,272 and increases approximately 3.0% each subsequent year.

Competition

There are many other approaches to quantum computing that use qubit technology besides the trapped ion approach IonQ is taking. Large technology companies such as Google and IBM, and startup companies such as Rigetti Computing, are adopting a superconducting circuit technology approach, in which small amounts of electrical currents circulate in a loop of superconducting material (usually metal where the electrical resistance vanishes at low temperatures). The directionality of the current flow, in such an example, can represent the two quantum states of a qubit. An advantage of superconducting qubits is that the microfabrication technology developed for silicon devices can be leveraged to make the qubits on a chip; however, a disadvantage of superconducting qubits is that they need to be operated in a cryogenic environment at near absolute-zero temperatures, and it is difficult to scale the cryogenic technology. Compared to the trapped ion approach, the qubits generated via superconducting suffer from short coherence times, high error rates, limited connectivity, and higher estimated error-correction overhead (ranging from 1,000:1 to 100,000:1 to realize the error-corrected qubits from physical qubits).

There are companies pursuing photonic qubits, such as PsiQuantum and Xanadu, among others. PsiQuantum uses photons (i.e., individual particles of light) as qubits, whereas Xanadu uses a combination of photons and a collective state of many photons, known as continuous variable entangled states, as the qubits. Each company’s approach leverages silicon photonics technology to fabricate highly integrated on-chip photonic devices to achieve scaling. The advantages to this approach are that photons are cheap to generate, they can remain coherent depending on the property of the photons used as the qubit, and they integrate well with recently-developed silicon photonics technology; however, the disadvantages of photonic qubit approaches include the lack of high-quality storage devices for the qubits (photons move at the speed of light) and weak gate interactions (photons do not interact with one another easily). Both of these problems lead to photon loss during computation. Additionally, this approach requires quantum error correcting protocols with high overhead (10,000:1 or more).

Several other companies use a trapped ion quantum computing approach similar to IonQ’s, including Honeywell International, Inc. and Alpine Quantum Technologies GmbH. These companies share the fundamental advantages of the atomic qubit enjoyed by the IonQ approach. The differences between IonQ’s technology and that of these companies lies in IonQ’s processor architecture, system design and implementation and its strategies to scale. Based on publicly available information, Honeywell processors operate with the application circuits broken down to two qubits at a time, with a bus width of two, and the ion qubits are shuffled between each gate operation. The IonQ processor core involves a wide-bus architecture, where the interaction among a few dozens of atomic ion qubits can be controlled using programmable laser pulses. This typically allows quantum logic gates between all possible pairs of qubits in the processor core without extraneous operations. At scale, IonQ believes this will confer benefits in the speed and efficiency of running algorithms. At a higher level, IonQ’s scaling architecture will exploit optical interconnects among multiple quantum processing units (QPUs) in a way that allows full connectivity between any pair of qubits across the entire system. The modular scaling of multiple QPUs with photonic interconnects is unique in IonQ architecture.

Intellectual Property

IonQ protects its intellectual property rights via a combination of patent, trademark, and trade secret laws in the United States and other jurisdictions, as well as with contractual protections, to establish, maintain and enforce rights in its proprietary technologies. Unpatented research, development, know-how, and engineering skills make an important contribution to IonQ’s business. IonQ pursues patent protection only when it is consistent with IonQ’s overall strategy for safeguarding intellectual property.

In addition, IonQ seeks to protect its intellectual property rights through non-disclosure and invention assignment agreements with its employees and consultants and through non-disclosure agreements with business partners and other third parties. IonQ has accumulated a broad patent portfolio, both owned and exclusively licensed, across the range of technological fronts that make up its systems and will continue to protect its innovative inventions in the United States and other countries. IonQ’s patent portfolio is deepest in the area of devices, methods, and algorithms for controlling and manipulating trapped ions for quantum computing. IonQ’s trade secrets primarily cover the design, configuration, operation, and testing of its trapped-ion quantum computers.

As of March 19, 2021, IonQ owns or licenses, on an exclusive basis, 18 issued U.S. patents and 69 U.S. pending or allowed patent applications, 43 foreign patent applications, seven pending U.S. trademark applications, and one registered U.S. trademark. IonQ’s issued patents expire between 2028 and 2039.

Employees and Human Capital Resources

IonQ’s employees are critical to its success. IonQ is proud of the quality of its world-class team and seeks to hire employees dedicated to its focus of building the best quantum computers. As of January 1, 2021, IonQ had a 66-person-strong team of quantum hardware and software developers, engineers, and general and administrative staff. Approximately 67% of IonQ’s full-time employees are based in the greater Washington, D.C. metropolitan area. IonQ also engages a small number of consultants and contractors to supplement its permanent workforce. A majority of its employees are engaged in research and development and related functions, and more than half of its employees hold advanced engineering and scientific degrees, including many from the world’s top universities.

To date, IonQ has not experienced any work stoppages and maintains good working relationships with its employees. None of IonQ’s employees are subject to a collective bargaining agreement or are represented by a labor union at this time.

Advisors

IonQ is supported by a network of expert technical advisors that includes:

•	David Wineland, the 2012 Nobel Laureate in physics;

•	Umesh Vazirani, an early pioneer and leading researcher in quantum algorithms;

•	Robert Calderbank, a world-leading information theorist and the original inventor of quantum error-correcting codes;

•	Kenneth Brown, a current thought leader in quantum computer architectures, algorithms, and system design; and

•	Margaret (Peg) Williams, an industry leader in high-performance computing technology.

Facilities

IonQ’s only current facility is its corporate headquarters, located in College Park, Maryland, where IonQ leases approximately 32,000 square feet of space from the University of Maryland under an agreement that expires in 2030. Most of the facility is used for research and development and manufacturing. IonQ believes this facility is adequate to meet its current ongoing needs. However, in order to accommodate anticipated growth and to recruit and retain top talent around the globe, IonQ anticipates seeking additional facilities in various locations. IonQ anticipates it will be able to obtain additional space as needed under commercially reasonable terms.

Legal

From time to time, IonQ may become involved in legal proceedings relating to claims arising from the ordinary course of business. IonQ management believes that there are currently no claims or actions pending against it, the ultimate disposition of which could have a material adverse effect on its results of operations, financial condition or cash flows.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their ages as of September 30, 2021 are as follows:

Name	Age*	Position
Executive Officers
Peter Chapman	60	President & Chief Executive Officer and Director
Jungsang Kim	52	Chief Technology Officer and Director
Christopher Monroe	55	Chief Scientist
Thomas Kramer	51	Chief Financial Officer

Non-Employee Directors
Craig Barratt(2)(3)	59	Chairman of the Board
Blake Byers(1)(3)	36	Director
Ronald Bernal(2)(3)	56	Director
Niccolo de Masi(1)(2)	41	Director
Harry You(1)	62	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers

Peter Chapman. Mr. Chapman has served as our president and chief executive officer and a member of our board of directors since May 2019. From September 2014 to May 2019, Mr. Chapman served as a director of engineering for Amazon Prime at Amazon.com, Inc. prior to joining IonQ. Before that, Mr. Chapman was the president at Media Arc, Inc. We believe Mr. Chapman is well qualified to serve on our board of directors because of his prior leadership and officer positions at technology and software companies.

Jungsang Kim. Dr. Kim is IonQ’s co-founder and has served as our chief strategy officer and a member of our board of directors since September 2015. Dr. Kim assumed the role of chief technology officer in 2020. Dr. Kim has served as assistant/associate/full professor in the Department of Electrical and Computer Engineering, Department of Physics and Department of Computer Science at Duke University since June 2004. From 2006-2020, Dr. Kim was also the founder and president and chief executive officer of Applied Quantum Technologies, Inc. Dr. Kim received a B.S. in physics from Seoul National University and a Ph.D. in physics from Stanford University. We believe Dr. Kim is well qualified to serve on our board of directors because of his extensive research in electrical and computer engineering and quantum mechanics.

Christopher Monroe. Dr. Monroe is IonQ’s co-founder and has served as our chief scientist since September 2016. From August 2018 until May 2019, Dr. Monroe served as our chief executive officer. Dr. Monroe has served as a Professor of Physics and Electrical Computer Engineering at Duke University and as a College Park Professor at the University of Maryland since January 2021. Dr. Monroe also has served as Distinguished University Professor at the University of Maryland since 2015, and from September 2018 to December 2020 he served as a Professor of Electrical and Computer Engineering at the University of Maryland and from 2007 to December 2020 he served as a Bice Zorn Professor of Physics at the University of Maryland. From 2014 to December 2020, Dr. Monroe was a Fellow at the Center for Quantum Information and Computer Science and from 2007 to December 2020, Dr. Monroe was a Fellow at the Joint Quantum Institute. Dr. Monroe also held various academic and research positions at the University of Michigan, Ann Arbor, University of Colorado, Boulder, and the National Institute of Standards and Technology. Dr. Monroe serves on advisory boards at several academic institutions, including the Max Planck Institute of Quantum Optics (since 2018), the

CalTech Institute for Quantum Information (since 2018), the Center for Quantum Technology, National University of Singapore (since 2018). Dr. Monroe received an S.B. in physics from Massachusetts Institute of Technology and a Ph.D. in physics from the University of Colorado, Boulder.

Thomas Kramer. Mr. Kramer has served as our Chief Financial Officer since February 2021. From February 2017 to February 2021, Mr. Kramer served as Managing Director of Remarque Advisory. From November 2011 to October 2016, Mr. Kramer also served as Chief Financial Officer of Opower, Inc., a cloud-based enterprise software company in the utilities space. From 2000 to 2011, Mr. Kramer served as Chief Financial Officer of Cvent, Inc., a cloud-based enterprise software company in the event-management space. From 1998 to 2000, Mr. Kramer served as a consultant at the Boston Consulting Group. Mr. Kramer holds a Masters in Business Administration from Harvard Business School and a Masters of Science in economics from the Norwegian School of Economics.

Non-Employee Directors

Craig Barratt. Dr. Barratt has served as a member of IonQ’s board of directors since January 2021. Until May 2020, Dr. Barratt served as senior vice president and general manager of the Connectivity Group of Intel Corporation, a semiconductor company, since its acquisition of Barefoot Networks, Inc., a computer networking company, in July 2019, where he previously served as president and chief executive officer since April 2017. From June 2013 to January 2017, Dr. Barratt held several different roles at Google, including senior vice president, access and energy and advisor. Dr. Barratt previously served as president of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc., and as president, chief executive officer and a director of Atheros Communications, Inc., a fabless semiconductor company, until its acquisition by Qualcomm. Dr. Barratt has also served as a member of the board of directors of Intuitive Surgical, Inc., a robotic-assisted surgery company, since April 2011 and as chairman of the board of directors since April 2020. Dr. Barratt received a B.E. in electrical engineering and a B.S. in pure mathematics and physics from the University of Sydney, Australia as well as an M.S. and Ph.D. in electrical engineering from Stanford University. We believe Dr. Barratt is qualified to serve as a member of our board of directors because of his senior leadership roles at industry leading companies in the technology sector.

Ronald Bernal. Mr. Bernal has served as a member of IonQ’s board of directors since February 2017. Mr. Bernal has served as a venture partner at New Enterprise Associates since February 2010. From May 2006 to February 2010, Mr. Bernal was a partner at Sequel Venture Partners prior to joining New Enterprise Associates. Prior to that, Mr. Bernal was a partner at Sutter Hill Ventures and was vice president of operations and chief development officer at Cisco Systems, Inc. Mr. Bernal currently serves on the board of directors of Cohere Technologies, Inc., and Tigera Inc. Mr. Bernal received a B.S. in electrical engineering from DeVry Institute of Technology. We believe Mr. Bernal is qualified to serve as a member of our board of directors because of his integral involvement in the technology industry, generally, and management roles at global venture capital firms.

Blake Byers. Dr. Byers has served as a member of IonQ’s board of directors since February 2017. He has served as a member of the board of directors of Magenta Therapeutics since April 2017. Since 2012, Dr. Byers has been a partner and general partner at GV (formerly Google Ventures), a venture capital investment firm. Dr. Byers is currently chairman of the board of directors of Pact Pharma, Inc. and previously served as their president from February 2018 to October 2018. Dr. Byers also serves on the board of directors of several private companies, including Spotlight Therapeutics. Prior to joining GV, Dr. Byers helped start two companies, led research projects on biomedical engineering at Stanford University and was an angel investor. Dr. Byers received a Ph.D. and M.S. in bioengineering from Stanford University and holds a B.S in biomedical engineering and a B.S in economics from Duke University. We believe Dr. Byers is qualified to serve as a member of our board of directors because of his substantial involvement with venture capital investment firms and prior board positions at various biotechnology companies.

Niccolo de Masi. Mr. de Masi served as the chief executive officer and a director of dMY Technology Group, Inc. III from September 2020 until the Closing of the Business Combination. Since June and December 2020, respectively, Mr. de Masi has also served as the chief executive officer and director of dMY Technology Group, Inc. II and dMY Technology Group, Inc. IV. He has also been the co-chairman of the board of directors of AdMY Technology Group, Inc. since January 2021. From January 2020 to December 2020, Mr. de Masi served as Chief Executive Officer of dMY Technology Group, Inc. and has served as director of Rush Street Interactive, Inc. since December 2020, following its business combination with dMY Technology Group, Inc. Since January 2010, Mr. de Masi has been a member of the board of directors of Glu Mobile Inc., a publicly traded mobile gaming company. Since December 2014, he has served as chairman and he served as interim chairman from July 2014 to December 2014. From January 2010 to November 2016, he served as its president and chief executive officer. From February 2019 to March 2020, Mr. de Masi was the chief innovation officer at Resideo Technologies, Inc., a publicly traded securities solutions company. From October 2018 to January 2020, he served as a member of its board of directors and from February 2019 until January 2020 he served as its president of products and solutions. From November 2016 until October 2018, Mr. de Masi previously served as the president of Essential Products, Inc. Mr. de Masi served on the board of directors of Xura, Inc. and its audit committee from November 2015 until August 2016. Mr. de Masi was also previously the chief executive officer and Director of Hands-On Mobile and Monstermob Ltd. Since November 2015, Mr. de Masi has served on the Leadership Council of the UCLA Grand Challenge. Mr. de Masi received a B.A. and an MSci. in physics from Cambridge University. We believe Mr. de Masi is qualified to serve as a member of our board of directors because of his breadth of experience as both an officer and board member at a variety of publicly traded technology companies.

Harry You. Mr. You served as the chairman of the board of directors of dMY Technology Group, Inc. III from September 2020 until the Closing of the Business Combination. Since June and December 2020, respectively, Mr. You has also served as the chairman of dMY Technology Group, Inc. II and dMY Technology Group, Inc. IV. He has also served as the co-chairman of the board of directors of AdMY Technology Group, Inc. since January 2021. From January 2020 to December 2020, Mr. You served as chairman of the board of directors of dMY Technology Group, Inc. and has served as director of Rush Street Interactive, Inc. since December 2020, following its business combination with dMY Technology Group, Inc. Since January 2019, Mr. You has served as a member of the board of directors of Broadcom Inc., a publicly traded semiconductor and software company. In September 2016, Mr. You founded GTY Technology Holdings, Inc. (“GTY”), a publicly traded technology company. From September 2016 until February 2019, Mr. You served as its president, chief financial officer and director when GTY consummated its initial business combination. From February 2019 to May 2019, he served as its president and from February 2019 through August 2019 he served as its chief financial officer. Since May 2019, he has served as its vice chairman. From May 7, 2019 to May 20, 2019, Mr. You also served as GTY’s president. From February 2008 to September 2016, Mr. You served as the executive vice president of EMC Corporation (formerly NYSE: EMC) in the office of the chairman. Mr. You also held various senior executive and finance positions with BearingPoint, Oracle and Accenture. Mr. You also previously spent 14 years on Wall Street, including serving as a managing director in the Investment Banking Division of Morgan Stanley, where he headed the Computer and Business Services Group. From 2004 to October 2016, Mr. You served as a director of Korn/Ferry International. From 2004 to 2005, he served as a director of Oracle Japan, Since August 2016, Mr. You has been a trustee of the U.S. Olympic Committee Foundation. Mr. You received a B.A. in economics from Harvard College and an M.A. in economics from Yale University. We believe Mr. You is qualified to serve as a member of our board of directors because of his extensive and varied experience as both a senior executive and board member at a variety of publicly traded technology and software companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are organized under the direction of our board of directors. Our board of directors meets on a regular basis and additionally as required.

In accordance with the terms of our amended and restated bylaws (“Bylaws”), our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors consist of seven members. In accordance with our amended and restated certificate of incorporation (“Charter”), our board of directors are divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•	the Class I directors will be Blake Byers and Niccolo de Masi, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•	the Class II directors will be Ronald Bernal and Harry You, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors will be Craig Barratt, Peter Chapman and Jungsang Kim, and their terms will expire at the annual meeting of stockholders to be held in 2024.

As nearly as possible, each class will consist of one-third of the directors.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

The board has reviewed the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, the board determined that none of the directors, other than Messrs. Chapman and Kim, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the NYSE listing standards. In making these determinations, the board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

Role of our Board in Risk Oversight/Risk Committee

One of the key functions of our board of directors is the informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors will be responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. Our compensation committee will also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board of Directors

Upon the Closing of the Business Combination, our board of directors reconstituted its audit committee, compensation committee and nominating and corporate governance committee and adopted a new charter for each of these committees, which comply with the applicable requirements of current SEC and NYSE rules. We intend to comply with future requirements to the extent applicable. Copies of the charters for each committee are available on the investor relations portion of our website.

Audit Committee

The audit committee consists of Messrs. Blake Byers, Niccolo de Masi and Harry You, each of whom our board of directors has determined satisfies the independence requirements under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Mr. You. Our board has determined that Mr. You is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee include:

•	helping the board of directors oversee corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Craig Barratt, Ronald Bernal and Niccolo de Masi. The chair of the compensation committee is Mr. Barratt. The board has determined that each member of the compensation committee is independent under the NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•	administering the equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Craig Barratt, Ronald Bernal and Blake Byers. The chair of the nominating and corporate governance committee is Mr. Bernal. The board has determined that each member of the nominating and corporate governance committee is independent under the NYSE listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

•	considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

•	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•	overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of IonQ. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of our board or compensation committee.

Code of Ethics

The board of directors has adopted a Code of Business Conduct and Ethics, (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available at the investors section of our website at www.ionq.com. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on our website to the extent required by applicable rules and exchange requirements. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Limitation on Liability and Indemnification of Directors and Officers

The Charter limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to our company or our stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these Charter and Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

dMY

Employment Agreements

Prior to the Closing of the Business Combination, dMY did not enter into any employment agreements with its executive officers and did not make any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No dMY executive officers or directors received any cash compensation for services rendered to dMY. Executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on dMY’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

IonQ

For the year ended December 31, 2020, IonQ’s named executive officers were:

•	Peter Chapman, IonQ’s President & Chief Executive Officer; and

•	Jungsang Kim, IonQ’s Chief Technology Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of IonQ’s named executive officers for the year ended December 31, 2020:

Name and Principal Position	Salary	Option Awards(1)	All Other Compensation(2)	Total
Peter Chapman President and Chief Executive Officer	$350,000	—	$14,250	$364,250
Jungsang Kim Chief Technology Officer	$213,533	$1,177,277	—	$1,390,760

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during fiscal year 2020 computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements included elsewhere in this registration statement. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	Amounts in this column represent IonQ’s 401(k) matching contribution for each named executive officer.

Outstanding Equity Awards as of December 31, 2020

The following table presents information regarding outstanding option awards held by the named executive officers as of December 31, 2020. All awards were granted pursuant to the 2015 Plan. See the section titled “—IONQ Executive Compensation—Equity Incentive Plans—2015 Plan” below for additional information.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Peter Chapman	5/17/2019	2,563,881	5,532,590	(1)(3)	$0.14	5/16/2029
Jungsang Kim	11/3/2020	20,241	295,000	(2)(3)	$0.69	11/2/2030

(1)

10% of the shares underlying this option vested on November 17, 2019, and the remaining shares underlying this option vesting in 54 equal monthly installments on the last calendar day of the month, subject to continued service at each vesting date.

(2)	The shares underlying this option vest in 60 equal monthly installments on the last calendar day of the month, subject to continued service at each vesting date.
(3)

If a named executive officer experiences a covered termination during a change in control period, any then outstanding unvested shares of common stock subject to this option will become fully vested and exercisable. See the section below titled “—Change in Control Severance Plan” below for additional information.

Employment Arrangements

Each of the named executive officers is an at-will employee with certain rights to advance notice prior to termination as provided under the Change in Control Severance Plan.

Peter Chapman

In September 2021, we entered into an amended and restated offer letter agreement with Mr. Chapman which governs the current terms of his employment as our Chief Executive Officer. Mr. Chapman’s current annual base salary for 2021 is $350,000. Mr. Chapman is eligible to participate in any bonus plan that may be established for executive officers and is also eligible for reimbursement of business expenses and to participate in our standard employee benefit plans and programs. Mr. Chapman is also eligible to participate in the IonQ, Inc. Change in Control Severance Plan under the terms and conditions of such plan. In connection with commencement of his employment, Mr. Chapman was granted an option to purchase 8,096,471 shares of common stock.

Jungsang Kim

In September 2021, we entered into an amended and restated offer letter agreement with Dr. Kim that established a part-time employment relationship and governs the current terms of his employment as our Chief Technology Officer. Dr. Kim’s annual base salary for 2021 is $280,000. Dr. Kim is also eligible for reimbursement of business expenses and to participate in our standard employee benefit plans and programs for which he may qualify as a part-time employee. Dr. Kim is also eligible to participate in the IonQ, Inc. Change in Control Severance Plan under the terms and conditions of such plan. Dr. Kim was granted an option to purchase 404,823 shares of common stock in March 2021, with an exercise price of $2.40 per share.

Change in Control Severance Plan

Upon the Closing of the Business Combination, each of the executive officers, including the named executive officers, became eligible to receive severance benefits under the terms of the IonQ, Inc. Change in Control Severance Plan. The Change in Control Severance Plan provides for severance benefits upon a “covered termination” that occurs outside of or during a “change in control period” (each as described below).

Upon a covered termination that occurs outside of the one year period following a change in control, the “change in control period,” participants will be entitled to a payment equal to the participant’s base salary for a period of months (12 months for Mr. Chapman; 6 months for Dr. Kim) less applicable tax withholdings to be paid in equal installments on our regular payroll schedule or in a lump sum, as we determine, and in compliance with Section 409A of the Code and payment of continued group health benefits for a period of time matching the applicable severance term.

Upon a covered termination that occurs during a change in control period, participants will be entitled to a payment equal to the participant’s base salary for a period of months (12 months for Mr. Chapman; 12 months for Dr. Kim) less applicable tax withholdings to be paid in equal installments on IonQ’s regular payroll schedule or in a lump sum, as we determine, and in compliance with Section 409A of the Code; a payment equal to a multiple of the participant’s target annual bonus (100% for Mr. Chapman and Dr. Kim) less applicable tax withholdings to be paid in equal installments on our regular payroll schedule or in a lump sum, as we determine, and in compliance with Section 409A of the Code; payment of continued group health benefits for a period of months up to the change in control period and full accelerated vesting of all time-based outstanding equity awards.

All severance benefits under the Change in Control Severance Plan are subject to the participant’s execution of an effective release of claims in favor of us and compliance with the terms of any confidential information agreement, proprietary information and inventions agreement and any other agreement between the participant and IonQ. For purposes of the Change in Control Severance Plan, a “covered termination” is a termination of employment by IonQ without “cause,” as defined in the Change in Control Severance Plan, or as a result of the participant’s resignation for “good reason,” as defined in the Change in Control Severance Plan, in either case, not as a result of death or disability. For purposes of the Change in Control Severance Plan, a “change in control period” is the period of time beginning on the date on which a “change in control,” as defined in the 2021 Plan, becomes effective and ending on the first anniversary of the effective date of such change in control.

Health and Welfare and Retirement Benefits; Perquisites

Mr. Chapman is eligible to participate in our employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other full-time employees. Part-time employees, including Dr. Kim, are not eligible to participate in our employee benefit plans. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our named executive officers in 2020.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 5% of their compensation. Participants are always vested in their contributions to the plan. Participants vest in their company matching and nonelective contributions under a one to five-year graded vesting schedule. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Executive Compensation

The compensation committee oversees the compensation policies, plans and programs and reviews and determines compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives of IonQ and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Equity Incentive Plans

Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives.

2021 Equity Incentive Plan

In August 2021, our board of directors adopted the 2021 Equity Incentive Plan (the “2021 Plan”) and our stockholders approved the 2021 Plan in September 2021. The 2021 Plan became effective immediately upon the Closing.

Eligibility

Any individual who is an employee of IonQ or any of our affiliates, or any person who provides services to us or our affiliates, including members of our board, is eligible to receive awards under the 2021 Plan at the discretion of the plan administrator.

Awards

The 2021 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards (collectively, “Awards”), performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares

Initially, a maximum of 26,235,000 shares of common stock may be issued under the 2021 Plan which equals approximately 10% of the fully-diluted capital stock (as defined in the merger agreement) immediately after the Closing of the Business Combination. In addition, the number of shares of common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, in an amount equal to (1) 5% of the fully-diluted common stock on December 31 of the preceding year (as defined in the 2021 Plan), or (2) a lesser number of shares of common stock determined by the board prior to the date of the increase. The maximum number of shares of common stock that may be issued upon the exercise of ISOs under the 2021 Plan is three times the initial reserve.

Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2021 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (1) because of the failure to vest, (2) to satisfy the exercise, strike or purchase price or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the 2021 Plan.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director is first appointed or elected to the board during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.

Plan Administration

The board, or a duly authorized committee thereof, will administer the 2021 Plan and is referred to as the “plan administrator” herein. The board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2021 Plan, the board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2021 Plan, the board also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of common stock, a combination of cash and shares of common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, common stock.

The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to holders of common stock other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the board may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class of shares used to determine the number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

The following applies to stock awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Plan Amendment or Termination

The board has the authority to amend, suspend, or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date the board of directors adopts the 2021 Plan. No stock awards may be granted under the 2021 Plan while it is suspended or after it is terminated.

2015 Equity Incentive Plan

The following summary describes the material terms of the 2015 Equity Incentive Plan (the “2015 Plan”), which was adopted by the IonQ board of directors and approved by the stockholders of IonQ in September 2015. The 2015 Plan was assumed by IonQ upon the Closing of the Business Combination.

Awards

The 2015 Plan provides for the grant of ISOs, NSOs, restricted stock, restricted stock units, and stock appreciation rights to our employees, directors, and consultants who provide services to us. We have granted ISOs and NSOs under the 2015 Plan.

Authorized Shares

Subject to certain capitalization adjustments, the aggregate number of shares of common stock that may be issued pursuant to stock awards under the 2015 Plan will not exceed 9,002,266 shares. The maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs under the 2015 Plan is 27,006,798 shares.

Shares subject to awards granted under the 2015 Plan that expire or terminate without being exercised in full or that are settled in cash rather than in shares do not reduce the number of shares available for issuance under the 2015 Plan. Also, any shares reacquired to cover withholding obligations or as consideration for the exercise of an option will again become available for issuance under the 2015 Plan. Additionally, if any shares issued pursuant to a stock award are forfeited back to IonQ or repurchased because of the failure to meet a contingency or condition required to vest, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2015 Plan.

Plan Administration

The 2015 Plan is administered by the board of directors, or a duly authorized committee of its board of directors and is referred to as the “plan administrator” in the 2015 Plan. Subject to the provisions of the 2015 Plan, the plan administrator will determine in its discretion the persons to whom and the times at which Awards are granted, the sizes of such Awards and all of their terms and conditions. The plan administrator will have the authority to construe and interpret the terms of the 2015 Plan and Awards granted under it. The plan administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards and (2) determine the number of shares subject to such awards.

Under the 2015 Plan, the plan administrator also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

As of September 30, 2021, options to purchase 23,834,647 shares of IonQ common stock were outstanding under the 2015 Plan. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of IonQ common stock on the date of grant. Options granted under the 2015 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The standard form of option award agreement under the 2015 Plan provides that options will vest 20% on the first anniversary of the vesting commencement date with the remainder vesting ratably over the next 48 months, subject to continued service through each applicable date. Under the 2015 Plan, the plan administrator has the authority to grant Awards with early exercise rights and to provide for accelerated vesting.

The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of 10 years. If an optionholder’s service relationship with IonQ or any of its affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In no event may an option be exercised beyond the expiration of its term. Unless explicitly provided otherwise in an option agreement, options will terminate immediately upon a termination for “cause” (as defined in the 2015 Plan).

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, (5) a deferred payment arrangement or (6) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer in each case, (i) an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Tax Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of IonQ’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of its affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for past or future services actually or to be rendered to us, or any other form of legal consideration that may be acceptable to the board of directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with IonQ ends for any reason, IonQ may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2015 Plan, (2) the class and maximum number of shares that may be issued on the exercise of ISOs and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

The 2015 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	Arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;

•	Arrange for the assignment of any reacquisition or repurchase rights held by IonQ to the surviving or acquiring corporation;

•	Accelerate the vesting of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	Arrange for the lapse of any reacquisition or repurchase rights held by IonQ;

•	Terminate or cancel or arrange for the termination or cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction; and

•

Make a payment equal to the excess, if any, of (A) the value of the property the holder of the stock award would have received on exercise of the award, over (B) any exercise price payable by such holder in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

Under the 2015 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 90% of our outstanding securities, (3) a merger or consolidation in which we do not survive the transaction, or (4) a merger or consolidation in which we does survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

In addition to the above, the plan administrator may provide, in an individual award agreement that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control.

Under the 2015 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by its stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, or (4) the incumbent board of directors in place on the 2015 Plan’s effective date (or those members approved or recommended by a majority vote of such incumbent members of the board of directors) cease for any reason to constitute at least a majority of the board of directors.

Plan Amendment or Termination

Our board of directors has the authority to amend, suspend, or terminate the 2015 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of IonQ stockholders.

Upon the Closing of the Business Combination, outstanding stock options under the 2015 Plan were assumed by the combined company and converted into options to purchase common stock. Such stock options will continue to be governed by the terms of the 2015 Plan and the stock option agreements thereunder, until such outstanding options are exercised or until they terminate or expire by their terms. No further awards shall be made under the 2015 Plan.

2021 Employee Stock Purchase Plan

In August 2021, our board of directors adopted the employee stock purchase plan (the “ESPP”) and our stockholders approved the ESPP in September 2021. The ESPP Plan became effective immediately upon the Closing.

Purpose

The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase shares of common stock, to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success.

The ESPP includes two components: a 423 Component and a Non-423 Component. We intend that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by the board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Share Reserve

Initially, a maximum of 5,354,000 shares of common stock may be issued under the ESPP which equals approximately 2% of our fully-diluted capital stock (as defined in the merger agreement) immediately after the Closing of the Business Combination. Additionally, the number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (1) 1% of the fully-diluted common stock on December 31 of the preceding calendar year (inclusive of the share reserve for the ESPP and of the 2021 Plan), (2) a number of shares equal to two times the initial share reserve, or (3) such lesser number of shares of common stock as determined by the board. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.

Administration

The board, or a duly authorized committee thereof, will administer the ESPP.

Limitations

Our employees and the employees of any of our designated affiliates will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and for five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of common stock on any purchase date during the offering period is less than or equal to the fair market value of a share of common stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.

Payroll Deductions

The ESPP permits participants to purchase shares of common stock through payroll deductions of up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price per share will be 85% of the lower of the fair market value of a share of common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with us and our related affiliates.

Withdrawal

Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, we will distribute to the employee such employee’s accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.

Termination of Employment

A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant such participant’s accumulated but unused contributions, without interest.

Corporate Transactions

In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.

Amendment and Termination

The board has the authority to amend, suspend or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by the board in accordance with the terms of the ESPP.

Non-Employee Director Compensation

dMY

During 2020, dMY did not provide cash, equity or other non-equity compensation for service on its board of directors.

IonQ

During 2020, IonQ did not provide cash, equity or other non-equity compensation for service on its board of directors. While IonQ does not have a formal director compensation policy, in connection with the appointment of Craig Barratt to IonQ’s board of directors in January 2021, IonQ granted Dr. Barratt a stock option to purchase 926,347 shares of IonQ common stock. IonQ’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.

We expect to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We intend to develop a director compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

dMY

Founder Shares

On September 14, 2020, the Sponsor subscribed for 7,187,500 Founder Shares for a total subscription price of $25,000, and fully paid for these on November 17, 2020. In October 2020, the Sponsor transferred 25,000 Founder Shares to each of Darla Anderson, Francesca Luthi and Charles E. Wert, dMY’s directors. On November 12, 2020, dMY effected a 1:1.1 stock split of the Class B Stock, resulting in an aggregate of 7,906,250 shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

The Sponsor agreed to forfeit up to 1,031,250 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares will represent 20.0% of dMY’s issued and outstanding shares after the dMY IPO. On November 17, 2020, the underwriters partially exercised their over-allotment option to purchase 2,500,000 Public Units; thus, only 406,250 Founder Shares were forfeited, resulting in an aggregate of 7,500,000 Founder Shares outstanding.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or earlier if, subsequent to the Business Combination, the closing price of the Class A Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination and (B) the date following the completion of the Business Combination on which IonQ completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their Common Stock for cash, securities or other property.

Private Warrants

Simultaneously with the closing of the dMY IPO, dMY consummated the Private Placement of 4,000,000 Private Warrants at a price of $2.00 per Private Warrant to the Sponsor, generating gross proceeds of $8.0 million (including approximately $7.95 million in cash and approximately $50,000 in subscription receivable).

Each whole Private Warrant is exercisable for one whole share of Class A Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Warrants to the Sponsor was added to the proceeds from the dMY IPO held in the Trust Account. The Private Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and dMY’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants until 30 days after the completion of the Business Combination.

Related Party Loans

On September 14, 2020, the Sponsor agreed to loan dMY an aggregate of up to $200,000 to cover expenses related to the dMY IPO pursuant to the Note. This loan was non-interest bearing and was paid off upon the completion of the dMY IPO.

Administrative Services Agreement

dMY entered into an agreement that provides that, commencing on the date of the dMY IPO continuing until the earlier of dMY’s consummation of an initial business combination and dMY’s liquidation, dMY paid the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of dMY’s management team.

The Sponsor, executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on dMY’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. dMY’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or dMY’s or their affiliates.

IonQ Relationships and Related Party Transactions

Other than compensation arrangements for IonQ directors and executive officers, which are described elsewhere in this prospectus, below is a description of transactions since January 1, 2018 to which IonQ was a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of IonQ’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Private Placements of IonQ Securities

Series B Preferred Stock Financing

Between January 2018 and October 2018, IonQ issued and sold an aggregate of 2,930,949 shares of IonQ Series B preferred stock at a purchase price of $2.10 per share, for an aggregate purchase price of $6.1 million. Each share of IonQ Series B preferred stock was canceled and converted into the right to receive the number of shares of common stock equal to the Exchange Ratio (as defined in the Merger Agreement) upon the consummation of the Business Combination.

The table below sets forth the number of shares of Series B Preferred Stock purchased by IonQ’s related parties:

Stockholder	Shares of Series B Preferred Stock	Total Purchase Price
New Enterprise Associates 15, L.P.(1)	4,273,809	$8,974,999
GV 2016, L.P.(2)	4,285,713	8,999,997

(1)	Ronald Bernal, a member of IonQ’s board of directors, is a partner of New Enterprise Associates 15, L.P., a beneficial owner of greater than 5% of IonQ’s capital stock.
(2)	Blake Byers, a member of IonQ’s board of directors, is a partner of GV 2016, L.P., a beneficial owner of greater than 5% of IonQ’s capital stock.

Series B-1 Preferred Stock Financing

Between August 2019 and November 2019, IonQ issued and sold an aggregate of 11,166,941 shares of IonQ Series B-1 preferred stock at a purchase price of $5.5757 per share, for an aggregate purchase price of $62.3 million. Each share of IonQ Series B-1 preferred stock was canceled and converted into the right to receive the number of shares of common stock equal to the Exchange Ratio (as defined in the Merger Agreement) upon the consummation of the Business Combination.

The table below sets forth the number of shares of IonQ Series B-1 preferred stock purchased by IonQ’s related parties:

Stockholder	Shares of Series B-1 Preferred Stock	Total Purchase Price
New Enterprise Associates 15, L.P.(1)	896,748	$4,999,998
GV 2019, L.P.(2)	1,076,098	6,000,000

(1)	Ronald Bernal, a member of IonQ’s board of directors, is a partner of New Enterprise Associates 15, L.P., a beneficial owner of greater than 5% of IonQ’s capital stock.

(2)	Blake Byers, a member of IonQ’s board of directors, is a partner of GV 2019, L.P., a beneficial owner of greater than 5% of IonQ’s capital stock.

PIPE Investment

In connection with the execution of the Merger Agreement, dMY entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, and dMY agreed to sell the PIPE Investors, an aggregate of 34,500,000 shares of dMY common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $345.0 million, in the PIPE Investment. The table below sets forth the number of shares of dMY common stock to be purchased by IonQ’s related parties in the PIPE Offering:

Stockholder	Shares of dMY common stock	Total Purchase Price
Blake Byers(1)	300,000	$3,000,000
New Enterprise Associates 15, L.P.(2)	200,000	2,000,000
GV 2016, L.P.(1)	200,000	2,000,000

(1)	Blake Byers, a member of IonQ’s board of directors, was previously a partner of GV 2016, L.P., a beneficial owner of greater than 5% of IonQ’s capital stock.
(2)	Ronald Bernal, a member of IonQ’s board of directors, is a partner of New Enterprise Associates 15, L.P., a beneficial owner of greater than 5% of IonQ’s capital stock.

IonQ Stockholder Support Agreement

On March 7, 2021, dMY, IonQ and certain IonQ stockholders, including holders affiliated with members of IonQ’s board of directors and beneficial owners of greater than 5% of IonQ’s capital stock, representing 54.88% of the voting power of IonQ’s then-outstanding shares of capital stock, entered into the IonQ Stockholder Support Agreement, whereby such IonQ stockholders agreed to, among other things, promptly (and in any event within three business days) following the SEC declaring effective the proxy statement/prospectus, vote or provide consent with respect to the securities of IonQ set forth in the IonQ Stockholder Support Agreement, in favor of the approval and adoption of the Merger Agreement and the transactions contemplated therein, including the conversion, effective immediately prior to and subject to occurrence of the effective time, of each outstanding share of IonQ preferred stock into shares of IonQ common stock in accordance with the amended and restated certificate of incorporation of IonQ. Additionally, such IonQ stockholders agreed, among other things, to not transfer any securities of IonQ set forth in the IonQ Stockholder Support Agreement from March 7, 2021 until the earlier of the effective time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions.

Amended and Restated Registration Rights Agreement

In connection with the Closing of the Business Combination, we, the Sponsor, the former dMY directors and certain of our securityholders entered into an amended and restated registration rights agreement. Pursuant to the agreement, we agreed that we will file with the SEC a registration statement registering the resale of certain securities held by or issuable to such holders, and we will use reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof. In certain circumstances, certain holders can demand up to two underwritten offerings in any 12 month period, and certain holders are entitled to piggyback registration rights.

Indemnification Agreements

Our Charter contains provisions limiting the liability of executive officers and directors, and the amended and restated bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. The Charter and the amended and restated bylaws also provide the board of directors with discretion to indemnify certain key employees when determined appropriate by the board.

IonQ has entered into indemnification agreements with each of its directors, and we intend to enter into new indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Charter and the amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee. For more information regarding these indemnification agreements, see the section titled “Description of Securities.”

Related Person Transactions Policy Following the Business Combination

We have adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of the board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

The audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of September 30, 2021 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Applicable percentages are based on 192,485,413 shares of common stock outstanding as of September 30, 2021, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Shares
5% and Greater Stockholders
New Enterprise Associates(2)	29,277,852	15.2%
Entities affiliated with GV(3)	21,907,038	11.4
dMY Sponsor III, LLC	11,425,000	5.8

Executive Officers and Directors
Peter Chapman(4)	3,913,501	2.0
Jungsang Kim(5)	8,271,144	4.3
Christopher Monroe(6)	7,050,716	3.7
Thomas Kramer	675,464	*
Craig Barratt(7)	926,347	*
Blake Byers	300,000	*
Ronald Bernal(3)	—	—
Niccolo de Masi(8)	—	—
Harry L. You(8)	11,425,000	5.8
All directors and executive officers (9 individuals) as a group	32,562,172	16.2

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the beneficial owners is c/o IonQ, Inc., 4505 Campus Drive, College Park, MD 20740.
(2)

Consists of (i) 29,229,659 shares of common stock held by New Enterprise Associates 15, L.P. (“NEA 15”) and (ii) 48,193 shares of common stock held by NEA Ventures 2016, L.P (“NEA Ventures”). The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P. (“NEA Partners 15”), the sole general partner of NEA 15, NEA 15 GP, LLC (“NEA 15 LLC”), the sole general partner of NEA Partners 15 and each of the individual managers of NEA 15 LLC. The individual Managers of NEA 15 LLC (collectively, the “Managers”) are Forest Baskett, Anthony A. Florence, Mohamad Makhzoumi, Peter Sonsini and Scott D. Sandell. The shares directly held by NEA Ventures are indirectly held by Karen P. Welsh, the general partner of NEA Ventures. NEA Partners 15, NEA 15 LLC and the Managers share voting and dispositive power with regard to the securities directly held by NEA 15. Ms. Welsh has voting and dispositive power with regard to the securities directly held by NEA Ventures. Ron Bernal, a member of our board of directors, and a Venture Partner at New Enterprise Associates, Inc. (“NEA”), has no voting or investment control over any of the shares held by NEA 15 and NEA Ventures. All indirect holders of the above referenced securities disclaim beneficial ownership therein except to the extent of their actual pecuniary interest.
(3)

Consists of (i) 4,556,532 shares of common stock held by GV 2019, L.P. and (ii) 17,350,506 shares of common stock held by GV 2016, L.P. GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C., (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the managing member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to have sole voting and investment power over the securities held by GV 2019, L.P. GV 2016 GP, L.P. (the general partner of GV 2016, L.P.), GV 2016 GP, L.L.C. (the general partner of GV 2016 GP, L.P.), Alphabet Holdings LLC (the managing member of GV 2016 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to have sole voting and investment power over the securities held by GV 2016, L.P. The principal business address of GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., GV 2016, L.P., GV 2016 GP, L.P., GV 2016 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, California 94043.

(4)	Consists of 3,913,501 shares of common stock issuable to Mr. Chapman pursuant to options exercisable within 60 days of September 30, 2021.
(5)

Consists of (i) 6,422,352 shares of common stock held by Mr. Kim, (ii) 229,410 shares of common stock issuable to Mr. Kim pursuant to options exercisable within 60 days of September 30, 2021, and (iii) 1,619,382 shares of common stock held by the Jungsang Kim Irrevocable Trusts For Children, dated January 27, 2021.

(6)	Consists of (i) 6,534,138 shares of common stock held by Mr. Monroe and (ii) 516,578 shares of common stock issuable to Mr. Monroe pursuant to options exercisable within 60 days of September 30, 2021.
(7)	Consists of 926,347 shares held by the Barratt-Oakley Trust dated November 29, 2004, of which Mr. Barratt is a trustee.
(8)

Consists of (i) 7,425,000 shares of common stock held by dMY Sponsor III, LLC (the “Sponsor”) and (ii) 4,000,000 shares of common stock issuable to the Sponsor pursuant to the Private Warrants exercisable within 60 days of September 30, 2021. The Sponsor is the record holder of the shares and Private Warrants reported herein. Each of Mr. You and Mr. de Masi are members of the Sponsor, and Mr. You is the manager of the Sponsor. Accordingly, Mr. You has voting and investment discretion with respect to the common stock held of record by the Sponsor. Mr. De Masi disclaims any beneficial ownership of any securities held by the Sponsor.

SELLING SECURITYHOLDERS

The selling securityholders may offer and sell, from time to time, any or all of the shares of common stock or Private Warrants being offered for resale by this prospectus, which consists of:

•	up to 34,500,000 PIPE Shares;

•	up to 7,500,000 Sponsor Shares;

•	up to 4,000,000 shares of common stock issuable upon the exercise of the Private Warrants;

•	up to 59,086,092 shares of common stock pursuant to the Registration Rights Agreement (including shares of common stock issuable upon exercise of convertible securities); and

•	up to 4,000,000 Private Warrants.

Certain of the selling securityholders listed below entered into agreements that restrict the transfer of the shares of our common stock that otherwise may be sold from time to time pursuant to the registration statement of which this prospectus forms part. See the section titled “Certain Relationships and Related Party Transactions—Lock-Up Agreements” for further discussion.

As used in this prospectus, the term “selling securityholders” includes the selling securityholders listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of each selling securityholder, the number of shares of common stock that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own assuming all securities that may be offered pursuant to this prospectus are sold. Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Except as set forth in the footnotes below, (i) the following table does not include up to 7,500,000 shares of common stock issuable upon exercise of the Public Warrants and (2) the address of each selling securityholder is 4505 Campus Drive College Park, MD 20740.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owner After Offering	Percent Owner After Offering
PIPE Investors
Accounts Managed by John Levin(1)	337,152	100,000	237,152	*	—	—	—	—
ACME Fund III, LP(2)	3,870,442	240,000	3,630,442	1.9%	—	—	—	—
Alyeska Master Fund, L.P.(3)	700,000	700,000	—	—	—	—	—	—
Arena Capital Fund, LP(4)	1,028,949	100,000	928,949	*	—	—	—	—
Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV(5)	850,753	300,000	550,753	*	—	—	—	—
Blake Byers(6)	300,000	300,000	—	—	—	—	—	—
Breakthrough Energy Ventures II, L.P.(7)	2,500,000	2,500,000	—	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(8)	500,000	500,000	—	—	—	—	—	—
Funds Managed by Diameter Capital Partners LP(9)	745,400	100,000	645,400	*	—	—	—	—
Entities affiliated with Cambium Capital Partners(10)	1,531,819	133,334	1,398,485	*	—	—	—	—
Entities affiliated with GC&H Investments(11)	514,457	93,333	421,124	*	—	—	—	—
Entities affiliated with Glazer Capital(12)	600,000	600,000	—	—	—	—	—	—
Entities affiliated with GV(13)	21,907,038	21,907,038	—	—	—	—	—	—
Entities affiliated with Invus Opportunities(14)	1,000,000	1,000,000	—	—	—	—	—	—
Entities affiliated with Luxor Capital Group(15)	600,000	600,000	—	—	—	—	—	—
Entities affiliated with Magnetar Financial(16)	100,000	100,000	—	—	—	—	—	—
Entities affiliated with Millennium Management LLC(17)	2,936,103	1,165,900	1,770,203	*	—	—	—	—
Entities affiliated with MSD Partners, L.P.(18)	1,562,500	1,562,500	—	—	—	—	—	—
Entities affiliated with Northern Right(19)	200,000	200,000	—	—	—	—	—	—
Entities affiliated with Polar Asset Management Partners(20)	600,000	600,000	—	—	—	—	—	—
Entities affiliated with DSAM Partners (London) Ltd.(21)	834,100	834,100	—	—	—	—	—	—
Entities managed by UBS O’Connor LLC(22)	500,000	500,000	—	—	—	—	—	—
Eric Yeung(23)	42,380	25,000	17,380	*	—	—	—	—
Frederick Ernest Ehrsam III Living Trust	25,000	25,000	—	—	—	—	—	—
Funds advised by Weiss Asset Management LP(24)	700,000	700,000	—	—	—	—	—	—
Funds and Accounts Managed by Fidelity(25)	7,500,000	7,500,000	—	—	—	—	—	—
Ghisallo Master Fund LP(26)	164,000	164,000	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owner After Offering	Percent Owner After Offering
Governors Lane Master Fund LP(27)	1,344,099	600,000	744,099	*	—	—	—	—
Hyundai Motor Company(28)	600,000	600,000	—	—	—	—	—	—
Fushman Trust dated March 14, 2018	10,000	10,000	—	—	—	—	—	—
Jeffrey Nuechterlein(29)	137,090	25,000	112,090	*	—	—	—	—
Joseph Richard Kraus	50,000	50,000	—	—	—	—	—	—
Karlov Street IonQ, LLC(30)	163,333	163,333	—	—	—	—	—	—
Kia Corporation(31)	400,000	400,000	—	—	—	—	—	—
Kirin Adams Quantum LLC(32)	20,000	20,000	—	—	—	—	—	—
Linden Capital LP(33)	100,000	100,000	—	—				—
MDC Capital Partners (Ventures) LP(34)	4,230,442	600,000	3,630,442	1.9%	—	—	—	—
MSD Value Investments, L.P.(35)	2,437,500	2,437,500	—	—	—	—	—	—
PBCAY One Limited	1,000,000	1,000,000	—	—	—	—	—	—
Russell C. Poole	1,000	1,000	—	—	—	—	—	—
Senator Global Opportunity Master Fund L.P.(36)	600,000	600,000	—	—	—	—	—	—
Seth G. Berman 2012 Irrevocable Trust	50,000	50,000
SLP Indigo Aggregator, L.P.(37)	6,000,000	6,000,000	—	—	—	—	—	—
The HGC Fund LP(38)	100,000	100,000	—	—	—	—	—	—
The Marc R. Benioff Revocable Trust	100,000	100,000	—	—	—	—	—	—
Entities affiliated with New Enterprise Associates(39)	29,277,852	29,277,852	—	—	—	—	—	—
Two Trey LLC(40)	100,000	100,000	—	—	—	—	—	—
Woodline Partners Master Fund LP(41)	500,000	500,000	—	—	—	—	—	—
Total—PIPE Investors	99,371,409	85,284,890	14,086,519	7.3%	—	—	—	—

Holders of Registration Rights Pursuant to Registration Rights Agreement
Amazon.com NV Investment Holdings LLC(42)	11,117,455	8,301,202	2,816,253	1.5%	—	—	—	—
dMY Sponsor III, LLC(43)	11,425,000	11,425,000	—	—	4,000,000	4,000,000	—	—
Darla Anderson	25,000	25,000	—
Francesca Luthi	25,000	25,000	—
Charles E. Wert	25,000	25,000	—
Total—Holders of Registration Rights	22,617,455	19,801,202	2,816,253	1.5%	4,000,000	4,000,000	—	—
Total	121,988,864	105,086,092	16,902,772	8.4%	4,000,000	4,000,000

*	Represents less than 1%.
(1)

Includes (i) 7,500 PIPE Shares and 25,156 shares of common stock held by Trust U/W Carl M. Loeb FBO Jean L. Troubh, (ii) 17,500 PIPE Shares and 122,027 shares of common stock held by HAL 63 Partnership, (iii) 37,500 PIPE Shares and 14,004 shares of common stock held by Trust U/W Frances L. Loeb FBO Arthur L. Loeb, and (iv) 37,500 PIPE Shares and 75,965 shares of common stock held by Trust U/W Carl. M Loeb FBO Elizabeth L. Levin. Voting and investment power over the securities held by the foregoing entities resides with John Levin, who may be deemed to be the beneficial owner of the shares. The address of the foregoing individual and entities is c/o River Partners 595 Madison Ave, 16 Floor, New York, NY 10022.

(2)

Consists of (i) 240,000 PIPE Shares and (ii) 3,630,442 shares of common stock. The general partner of ACME Fund III, LP is ACME Fund III GP, LLC. The managers of ACME Fund III GP, LLC are Hany Nada and Scott Stanford. Hany Nada and Scott Stanford may be deemed to be the beneficial owners of shares held by ACME Fund III, LP.

(3)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Alyeska Master”), has voting and investment control of the shares held by the Alyeska Master. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master. The registered address of Alyeska Master is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601

(4)

Consists of 100,000 PIPE Shares and 928,949 shares of common stock held by Arena Capital Fund, LP. Arena Capital Advisors, LLC is the general partner for the Arena Capital Fund, LP (the “Arena Fund”) and has voting and investment control over the securities held by the Arena Fund. The Arena Fund is organized under the laws of the State of Delaware and the address for the Arena Fund is c/o Arena Capital Advisors, LLC, 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025, Attn: Legal.

(5)

Consists of 300,000 PIPE Shares and 550,753 shares of common stock held directly by Blackstone Aqua Master Sub-Fund (the “Aqua Fund”), a sub-fund of Blackstone Global Master Fund ICAV. Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(6)	Blake Byers is a member of our board of directors.
(7)

Breakthrough Energy Ventures II, L.P. is managed by its general partner, Breakthrough Energy Ventures II GP, L.P., which is managed by its general partner, Breakthrough Energy Ventures GP, LLC. Breakthrough Energy Investments, LLC is the sole member of Breakthrough Energy Ventures GP, LLC, exercises voting and investment control over the securities held by Breakthrough Energy Ventures GP, LLC through its investment committee and as such, Breakthrough Energy Investments, LLC may be deemed to have beneficial ownership over the securities. The address for each of the foregoing entities is c/o Breakthrough Energy Investments, LLC, 250 Summer Street, 4th Floor, Boston, MA 02210.

(8)

Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisors Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities.

(9)

Securities offered hereby consist of 100,000 PIPE Shares held by Diameter Master Fund LP (“DMF”). Securities beneficially owned by DMF and other affiliated entities also include 645,400 shares of common stock. Diameter Capital Partners LP is the investment manager (“Investment Manager”) of these affiliated entities and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the Investment Manager, make voting and investment decisions on behalf of the Investment Manager. As a result, the Investment Manager, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The business address of Diameter Capital Partners LP is 55 Hudson Yards, 29th Floor, New York, NY 10001.

(10)

Consists of (i) 133,334 PIPE Shares held by Cambium Capital Partners SPV III LP, (ii) 439,613 shares of common stock held by Cambium Capital Partners LP and (iii) 958,872 shares of common stock held by Cambium Capital Partners SPV I LP. Landon Downs has voting and/or investment control over securities held by these entities.

(11)

Consists of (i) 10,000 PIPE Shares held by GC&H Investments, L.P., (ii) 83,333 PIPE Shares held by GC&H Investments Q1, LLC, (iii) 348,519 shares of common stock held by GC&H Investments and (iv) 72,605 shares of common stock held by GC&H Investments, LLC. The business address of these entities is 3 Embarcadero Center, 20th Floor, San Francisco, CA 94111.

(12)

Includes (i) 30,000 PIPE Shares held by Glazer Enhanced Fund L.P., (ii) 75,000 PIPE Shares held by Glazer Enhanced Offshore Fund, Ltd., (iii) 15,000 PIPE Shares held by Highmark Limited, In Respect of Its Segregated Account, Highmark Multi-Strategy 2 and (iv) 480,000 PIPE Shares held by Glazer Special Opportunity Fund I, L.P.. Voting and investment power over the securities held by such entities resides with their investment manager, Glazer Capital, LLC. Mr. Paul J. Glazer, serves as the managing member of Glazer Capital, LLC and may be deemed to be the beneficial owner of the securities held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the securities held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West 55th Street, Suite 30A, New York, NY 10019.

(13)

Consists of (i) 200,000 PIPE Shares and 4,356,532 shares of common stock held by GV 2019, L.P. and (ii) 17,350,506 shares of common stock held by GV 2016, L.P. GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C. (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the managing member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.), may each be deemed to have sole voting and investment power over the securities held by GV 2019, L.P. GV 2016 GP, L.P. (the general partner of GV 2016, L.P.), GV 2016 GP, L.L.C. (the general partner of GV 2016 GP, L.P.), Alphabet Holdings LLC (the managing member of GV 2016 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.), may each be deemed to have sole voting and investment power over the securities held by GV 2016, L.P. The principal business address of GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., GV 2016, L.P., GV 2016 GP, L.P., GV 2016 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc., and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, California 94043.

(14)

Consists of (i) 668,600 PIPE Shares held by InvOpps IV, L.P. (“Invus IV”) and (ii) 331,400 PIPE Shares held by InvOpps IV US, L.P. (“Invus IV US”). InvOpps GP IV, L.L.C. (“InvOpps GP”), is the sole general partner of each of Invus IV and Invus IV US. Sacha Lainovic, as Managing Member of InvOpps GP, may be deemed to have voting and dispositive power over the securities held by Invus IV and Invus IV US. Each of Sacha Lainovic and InvOpps GP disclaim beneficial ownership of the shares held by Invus IV and Invus IV US, except to the extent of any their respective pecuniary interest therein. The address for these entities is 126 East 56th Street, 20th Floor, New York, NY, 10022.

(15)

Consists of (i) 176,293 PIPE Shares held by Lugard Road Capital Master Fund, LP (“Lugard”) beneficially owned by Luxor Capital Group, LP, the investment manager of Lugard, (ii) 1,961 PIPE Shares held by Luxor Capital Partners Long Offshore Master Fund, LP (“Luxor Long Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long Offshore, (iii) 5,895 PIPE Shares held by Luxor Capital Partners Long, LP (“Luxor Long”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long, (iv) 109,367 PIPE Shares held by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore, (v) 174,213 PIPE Shares held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital, (vi) 76,582 PIPE Shares held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront, (vii) 12,024 PIPE Shares held by Luxor Gibraltar, LP—Series 1 (“Luxor Gibraltar”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Gibraltar, and (viii) 43,665 PIPE Shares held by Thebes Offshore Master Fund, LP (“Thebes”) beneficially owned by Luxor Capital Group, LP, the investment manager of Thebes. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Long Offshore, Luxor Long, Luxor Offshore, Luxor Capital, Luxor Wavefront, and Luxor Gibraltar. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard. Michael Conboy, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Thebes. Mr. Leone, Mr. Green, and Mr. Conboy each disclaims beneficial ownership of any of the shares over which each exercises voting and investment power. The mailing address of each of the above-mentioned funds is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(16)

Consists of (i) 18,500 PIPE Shares held by Magnetar Discovery Master Fund Ltd and (ii) 81,500 PIPE Shares held by Magnetar Capital Master Fund, Ltd. Magnetar Financial LLC (“MFL”) serves as investment manager of each of Magnetar Capital Master Fund, Ltd and Magnetar Discovery Master Fund Ltd (together, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz

disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the holders described above or by other investment funds managed or advised by MFL.
(17)

Consists of (i) 940,900 PIPE Shares and 372,411 shares of common stock held by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), (ii) 175,000 PIPE Shares and 1,150,000 shares of common stock held by Riverview Group LLC (“Riverview Group”), (iii) 50,000 PIPE Shares held by ICS Opportunities, Ltd. (“ICS Opportunities”), and (iv) 247,792 shares of common stock held by ICS Opportunities II LLC (“ICS Opportunities II”). Millennium International Management LP (“Millennium International Management”), is the investment manager to ICS Opportunities and ICS Opportunities II and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Management LLC (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and Riverview Group and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and ICS Opportunities II and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Group Management LLC (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group, ICS Opportunities and ICS Opportunities II. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group, ICS Opportunities or ICS Opportunities II, as the case may be.

(18)

Consists of (i) 270,000 PIPE Shares held by MSD Credit Opportunity Master Fund, L.P. (“MSDC”), (ii) 500,000 PIPE Shares held by MSD Special Investments Fund, L.P. (“MSDS”), (iii) 230,000 PIPE Shares held by MSD SIF Holdings, L.P. (“MSDSIF”), and (iv) 562,500 PIPE Shares held by MSD EIV Private, LLC (“MSDEIV” and, together with MSDC, MSDS and MSDSIF, the “MSD Funds”). MSD Partners, L.P. (“MSD Partners”) is the investment manager of the MSD Funds and may be deemed to beneficially own securities owned by the MSD Funds. MSD Partners (GP), LLC (“MSDGP”), is the general partner of MSD Partners, and may be deemed to beneficially own securities beneficially owned by MSD Partners. Each of John C. Phelan, Marc R. Lisker and Brendan P. Rogers is a manager of, and may be deemed to beneficially own securities beneficially owned by MSD GP. The address of MSDC and MSDSIF is c/o Maples and Calder, PO Box 309, Ugland House KY1-1104, Cayman Islands. The address of MSDS and MSDEIV is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(19)

Includes 11,400, 29,290, 34,310, and 125,000 PIPE Shares directly held by each of (i) NRC SPAC Capital, LP, (ii) Anna-Maria And Stephen Kellen Foundation, Inc., (iii) NRC Partners I, LP and (iv) Northern Right Capital (QP), LP, respectively. The business address of (i) NRC SPAC Capital, LP, (ii) NRC Partners I, LP and (iii) Northern Right Capital (QP), LP is 9 Old Kings Hwy. S., 4th Fl., Darien, CT 06820. The address of the Anna-Maria and Stephen Kellen Foundation, Inc. is 1345 Ave. of the Americas, 47th Flr., New York, NY 10105. Northern Right Capital Management, LP is the investment manager of (i) NRC SPAC Capital, LP, (ii) Anna-Maria And Stephen Kellen Foundation, Inc., (iii) NRC Partners I, LP and (iv) Northern Right Capital (QP), LP and, therefore, has investment and voting power over the securities. BC Advisors, LLC, as general partner of Northern Right Capital Management, LP, has the right to exercise investment and voting power over the securities. The address of BC Advisors, LLC is 9 Old Kings Hwy. S., 4th Fl., Darien, CT 06820.

(20)

Consists of (i) 248,594 PIPE Shares held by Polar Multi-Strategy Master Fund and (ii) 351,406 PIPE Shares held by Polar Long/Short Master Fund. These entities are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of these entities and has control and discretion over the securities held by them. As such, PAMPI may be deemed the beneficial owner of the shares. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Multi-Strategy Master Fund and Polar Long/Short Master Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, ON M5J 0E6.

(21)

Consists of (i) 218,400 PIPE Shares held by DSAM Alpha+ Master Fund; (ii) 242,000 PIPE Shares held by DSAM Co-Invest Ltd; and (iii) 373,700 PIPE Shares held by DSAM+ Master Fund. DSAM Partners (London) Ltd. (the “Investment Advisor”) is the investment advisor to such funds and as such may be deemed to have voting and investment power over the Securities held by the funds. The Investment Advisor is ultimately controlled by Mr. Guy

Shahar. Each of the foregoing entities and Mr. Shahar disclaim beneficial ownership of the shares listed above. The address of the foregoing entities is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104.
(22)

Consists of (i) 229,950 PIPE Shares held by Nineteen77 Global Multi-Strategy Alpha Master Limited, (ii) 229,950 PIPE Shares held by Nineteen77 Global Merger Arbitrage Master Limited, (iii) 38,400 PIPE Shares held by Nineteen77 Global Merger Arbitrage Opportunity Fund and (iv) 1,700 PIPE Shares held by IAM Investments ICAV—O’Connor Event Driven UCITS Fund (together, the “UBS O’Connor Entities”). Kevin Russell, the chief investment officer of UBS O’Connor LLC, the investment manager of the UBS O’Connor Entities, has voting and/or investment control over the securities held by the UBS O’Connor Entities. Mr. Russell disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest in the securities. The business address for the UBS O’Connor Entities is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, Illinois 60606.

(23)	Consists of 25,000 PIPE Shares and 17,380 shares of common stock.
(24)

Consists of (i) 259,000 PIPE Shares held by Brookdale Global Opportunity Fund (“BGO”) and (ii) 441,000 PIPE Shares held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(25)

Consists of (i) 3,200 PIPE Shares held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (ii) 3,900 PIPE Shares held by Fidelity Blue Chip Growth Institutional Trust, (iii) 8,500 PIPE Shares held by Fidelity U.S. Growth Opportunities Investment Trust, (iv) 9,308 PIPE Shares held by Fidelity Puritan Trust: Fidelity Balanced K6 Fund—Information Technology Sub-portfolio, (v) 15,000 PIPE Shares held by Fidelity Advisor Series VII: FA Semiconductors Lead Sub, (vi) 20,600 PIPE Shares held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (vii) 44,500 PIPE Shares held by Variable Insurance Products Fund IV: VIP Technology Portfolio, (viii) 50,500 PIPE Shares held by Fidelity Blue Chip Growth Commingled Pool, (ix) 71,926 PIPE Shares held by Strategic Advisers Large Cap Fund—FIAM Sector Managed Technology Sub, (x) 75,700 PIPE Shares held by Fidelity NorthStar Fund—Sub D, (xi) 82,877 PIPE Shares held by FIDELITY SPECIAL SITUATIONS FUND (xii) 85,385 PIPE Shares held by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund—Information Technology Sub, (xiii) 87,900 PIPE Shares held by Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio, (xiv) 92,563 PIPE Shares held by Variable Insurance Products Fund III: VIP Balanced Portfolio—Information Technology Sub, (xv) 111,600 PIPE Shares held by FIAM Target Date Blue Chip Growth Commingled Pool, (xvi) 119,300 PIPE Shares held by Fidelity Advisor Series VII: Fidelity Advisor Technology Fund, (xvii) 155,600 PIPE Shares held by Fidelity Select Portfolios: Select Semiconductors Lead Sub, (xviii) 156,200 PIPE Shares held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (xix) 165,258 PIPE Shares held by Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund, (xx) 168,800 PIPE Shares held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (xxi) 178,883 PIPE Shares held by Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM Sector Managed—Technology Sub, (xxii) 225,871 PIPE Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (xxiii) 236,400 PIPE Shares held by Fidelity Canadian Growth Company Fund, (xxiv) 240,500 PIPE Shares held by Fidelity Global Innovators Investment Trust, (xxv) 334,500 PIPE Shares held by Fidelity Select Portfolios: Select Technology Portfolio, (xxvi) 598,800 PIPE Shares held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (xxvii) 627,058 PIPE Shares held by Fidelity Puritan Trust: Fidelity Balanced Fund—Information Technology Sub, (xxviii) 1,044,713 PIPE Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (xxix) 1,064,158 PIPE Shares held by Fidelity Growth Company Commingled Pool, and (xxx) 1,420,500 PIPE Shares held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund. Each of the foregoing funds are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(26)

Michael Germino, as the managing member of Ghisallo Capital Management LLC, has voting and/or investment control over the securities held by Ghisallo Master Fund LP. The principal business address of the entity is c/o Walkers Corporate, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands, KY 1-9008.

(27)

Consists of 600,000 PIPE Shares, 744,099 shares of common stock held by Governors Lane Master Fund LP. Governors Lane LP serves as the investment advisor to Governors Lane Master Fund LP (the “Fund”). Governors Lane Fund General Partner LLC serves as the general partner of the Fund. Mr. Isaac Corré is the managing member of both Governors Lane Fund General Partner LLC and Governors Lane GP LLC, the general partner of Governors Lane LP. The address for each entity and person described in this paragraph is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022.

(28)	Hyundai Motor Company is a publicly held entity listed on the Korea Exchange.
(29)	Consists of 25,000 PIPE Shares and 112,090 shares of common stock.
(30)	Keith Shapiro has voting and/or investment control over the securities held by Karlov Street IonQ, LLC.
(31)	Kia Corporation is a publicly held entity listed on the Korea Exchange.
(32)	Andrew Schoen, as the sole manager of Kirin Adams Quantum, LLC, has voting and/or investment control over the securities held by Adams Quantum, LLC.
(33)

Consists of 100,000 PIPE Shares held by Linden Capital L.P. The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.

(34)

Consists of 600,000 PIPE Shares and 3,630,442 shares of common stock. MDC Capital Partners (Ventures) LP is a fund constituted in the form of a limited partnership company incorporated under the laws of the Cayman Islands. Its general partner is MDC Capital Partners (Ventures) GP, LP, the general partner of which is MDC Capital Partners (Ventures) GP, LLC. The business address of MDC Capital (Ventures) LP is 415 Mission Street, 55th Floor, San Francisco, CA.

(35)

MSD Capital, L.P (“MSD Capital”) is the general partner of MSD Value Investments, L.P. (“MSDVI”) and may be deemed to beneficially own the securities beneficially owned by MSDVI. MSD Capital Management, LLC (“MSD Capital Management”), is the general partner of MSD Capital, and may be deemed to beneficially own the securities beneficially owned by MSD Capital. John C. Phelan and Marc R. Lisker are managers of, and Michael S. Dell is the controlling member of, MSD Capital Management, and may be deemed to beneficially own securities beneficially owned by MSD Capital Management. The address of MSDVI is c/o MSD Capital, LP. 645 Fifth Ave, 21st Fl, NY, NY 10022.

(36)

Senator Investment Group LP (“Senator”), is investment manager of Senator Global Opportunity Master Fund L.P. (“Senator LP”) and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Senator LP. Mr. Silverman disclaims beneficial ownership of the shares held by Senator LP.

(37)

SLP VI Aggregator GP, L.L.C. (“SLP VI GP”) is the general partner of SLP Indigo Aggregator, L.P. Silver Lake Technology Associates VI, L.P. (“SLTA VI”) is the managing member of SLP VI GP. SLTA VI (GP), L.L.C. (“SLTA VI GP”) is the general partner of SLTA VI. Silver Lake Group, L.L.C. (“SLG”) is the managing member of SLTA VI GP. The address for each of these entities is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(38)

Sean Kallir is CEO and OM of HGC Investment Management Inc., the investment manager of The HGC Fund LP, and may be deemed to have voting and dispositive power of the securities held by The HGC Fund LP. The business address for The HGC Fund LP is 161 Bay St, 4th Floor, Toronto, ON, MfJ 2S8.

(39)

Consists of (i) 200,000 PIPE Shares and 29,077,852 shares of common stock held by New Enterprise Associates 15, L.P. (“NEA 15”) and (ii) 48,193 shares of common stock, held by NEA Ventures 2016, L.P (“NEA Ventures”). The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P. (“NEA Partners 15”), the sole general partner of NEA 15, NEA 15 GP, LLC (“NEA 15 LLC”), the sole general partner of NEA Partners 15 and each of the individual Managers of NEA 15 LLC. The individual Managers of NEA 15 LLC (collectively, the “Managers”) are Forest Baskett, Anthony A. Florence, Mohamad Makhzoumi, Peter Sonsini, and Scott D. Sandell. The shares directly held by NEA Ventures are indirectly held by Karen P. Welsh, the general partner of NEA Ventures. NEA Partners 15, NEA 15 LLC, and the Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 15. Karen P. Welsh has voting and dispositive power with regard to the shares of the Company’s securities directly held by NEA Ventures. Ron Bernal, a member of our board of directors, and a Venture Partner at New Enterprise Associates,

Inc. (“NEA”), has no voting or investment control over any of the shares held by NEA 15 and NEA Ventures. All indirect holders of the above referenced securities disclaim beneficial ownership therein except to the extent of their actual pecuniary interest.
(40)	Curtis Polk and Michael Jordan share voting and/or investment control over securities held by Two Trey LLC.
(41)

Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares of common stock. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(42)

Consists of (i) 2,816,253 shares of common stock and (ii) warrant exercisable for 8,301,202 shares of common stock. Amazon.com NV Investment Holdings LLC is a wholly owned subsidiary of Amazon.com, Inc., whose address is 410 Terry Avenue North, Seattle, WA 98109.

(43)

Consists of (i) 7,425,000 shares of common stock (the “Sponsor Shares”) held by dMY Sponsor III, LLC (the “Sponsor”) (ii) and 4,000,000 shares of common stock issuable to the Sponsor pursuant to the Private Warrants exercisable within 60 days of September 30, 2021. The Sponsor is the record holder of the shares and Private Warrants reported herein. Each of the Sponsor’s officers and directors are among the members of the Sponsor and Mr. You is the manager of the Sponsor. Accordingly, Mr. You has voting and investment discretion with respect to the common stock held of record by the Sponsor. Each of the Sponsor’s officers and directors other than Mr. You disclaim any beneficial ownership of any securities held by the Sponsor.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 1,000,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. Upon the Closing of the Business Combination, there were 192,485,413 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, each holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of common stock may be entitled to receive dividends out of legally available funds if the board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Similar Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. We have no present plans to issue any shares of preferred stock.

Stock Awards

Upon the Closing of the Business Combination, we assumed stock awards to purchase an aggregate of 23,834,647 shares of common stock that were outstanding under IonQ’s 2015 Equity Incentive Plan. As of the Closing of the Business Combination, 26,235,000 shares of common stock were reserved for future issuance under our 2021 Equity Incentive Plan, which amount may be subject to increase from time to time, and no stock awards had been granted pursuant to such plan. For additional information regarding the terms of these plans, see “Executive Compensation—Employee Incentive Plans.” We intend to file one or more registration statements on Form S-8 with respect to these plans after 60 days from the Closing of the Business Combination.

Warrants

Public Warrants

As of the Closing of the Business Combination, there were 11,500,000 Warrants to purchase common stock outstanding, consisting of 7,500,000 Public Warrants and 4,000,000 Private Warrants held by the Sponsor. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share at any time commencing 30 days after the Closing of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a Public Warrant unless the common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a Public Unit containing such Public Warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such Public Unit.

We agreed that as soon as practicable, but in no event later than 15 business days, after the consummation of the Business Combination, we would use our reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of the common stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Continental Warrant Agreement. Notwithstanding the above, if the common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of the common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of the common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the common stock except as otherwise described below; and upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the closing price of the common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of the common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of the common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “-Anti-Dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of the common stock shall mean the average last reported sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each Public Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of our common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.277 shares of common stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.298 common stock for each whole Public Warrant. Finally, as reflected in the table above, we can redeem the Public Warrants for no consideration in the event that the Public Warrants are “out of the money” (i.e., the trading price of our common stock is below the exercise price of the Public Warrants) and about to expire.

Any Public Warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants so redeemed (“fair market value” for such Public Warrants held by our officers or directors being defined as the last reported sale price of the Public Warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Warrants) when the trading price for the common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants (other than the Private Warrants) to be redeemed when the shares of common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our common stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide the Public Warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants for shares of common stock, instead of cash, for “fair value” without the warrants having to reach the $18.00 per share threshold set forth above under “-Redemption of warrants for cash.” Holders of the Public Warrants will, in effect, receive a number of shares representing fair value for their Public Warrants based on an option pricing model with a fixed volatility input as of January 31, 2019. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Public Warrants, in this case, for common stock, and therefore have certainty as to (a) our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed and (b) to the amount of cash provided by the exercise of the Public Warrants and available to us, and also provides a ceiling to the theoretical value of the Public Warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem Public Warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants for common stock if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the Public Warrants for common stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close the Business Combination. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the Public Warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of common stock). If we choose to redeem the Public Warrants when the common stock is trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer common stock than they would have received if they had chosen to wait to exercise their warrants for common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder.

Redemption Procedures and Cashless Exercise. If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “Fair Market Value” (defined below) by (y) the fair market value and (B) 0.361. The “Fair Market Value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the

Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants following the consummation of the Business Combination. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (a) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (b) 1 minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration received by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Continental Warrant Agreement based on the Black-Scholes value (as defined in the Continental Warrant Agreement) of the Public Warrant.

The Public Warrants have been registered form under the Continental Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Continental Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Continental Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrant.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Warrants

The Private Warrants (including the common stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the Closing of the Business Combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the Public Units in the dMY IPO, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants included in the Public Units sold in the dMY IPO.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of issuance whether they would be affiliated with us following the Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited.

We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if such insider is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of common stock issuable upon exercise of the Public Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Warrant

In November 2019, IonQ issued a warrant to a customer to acquire up to 2,050,463 shares of IonQ’s Series B-1 preferred stock, subject to certain vesting events. Upon the Closing of the Business Combination, this warrant was converted into a warrant to acquire up to 8,301,202 shares of our common stock, approximately 6.5% of which have vested. The remaining shares underlying the warrant will vest and become exercisable upon satisfaction of certain milestones based on revenue generated under the commercial agreement with the customer, to the extent certain prepayments are made by the customer prior to the fifth anniversary of the issue date of the warrant. The exercise price for the warrant is $1.38, subject to adjustment for dividends and stock splits. The warrant is exercisable through November 27, 2029, and will automatically exercise before expiration if not previously exercised. For more information, see Note 9 to IonQ’s financial statements as of and for the year ended December 31, 2020 included in this prospectus.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Charter and Bylaws

Among other things, our Charter and Bylaws:

•

permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, which may include the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•

provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed with cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called by the chairperson of our board of directors, our Chief Executive Officer, or by the board of directors pursuant to a resolution adopted by the majority of the Board; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

The Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty owed by any of our current or former directors, officers or stockholders, to us or our stockholders; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding the certificate of incorporation or our Bylaws (as either may be amended from time to time); (5) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; (6) any action asserting a claim against us that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Charter further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Limitations of Liability and Indemnification

See “Management —Limitation on Liability and Indemnification of Directors and Officers.”

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock and the exercise, disposition and lapse of our Warrants. The common stock and the Warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that under current law will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost for such common stock (or, in the case of common stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such common stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible under current law for reduced rates of tax. If the U.S. Holder’s holding period for the common stock disposed of is one year or less, any gain on a taxable disposition of our common stock would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our common stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, a non-realization event, or a tax-free recapitalization. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants generally will equal the U.S. Holder’s acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our common stock, to the extent paid or deemed paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “— Tax Considerations Applicable to Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “— Tax Considerations Applicable to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or Warrants or an expiration or redemption of our Warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock or Warrants and, in the case where shares of our common stock are regularly traded on an established securities market, (i) the non-U.S. Holder has owned, actually or constructively, more than 5% of our common stock at any time within the relevant period or (ii) provided that our Warrants are regularly traded on an established securities market, the non-U.S. Holder has owned, actually or constructively, more than 5% of our Warrants at any time within the within the relevant period. It is unclear how a non-U.S. Holder’s ownership of Warrants will affect the determination of whether the non-U.S. Holder owns more than 5% of our common stock. In addition, special rules may apply in the case of a disposition of warrants if our common stock is considered to be regularly traded, but our Warrants are not considered to be regularly traded. There can be no assurance that our common stock or Warrants will or will not be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our common stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or Warrants may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock — Warrants.” An adjustment that has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and Treasury Regulations and administrative guidance promulgated thereunder impose a U.S. federal withholding tax of 30% on certain payments paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to payments of dividends. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our securities. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our securities. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 11,500,000 shares of common stock, including shares of common stock issuable upon exercise of the Private Warrants, consisting of (i) 4,000,000 shares of common stock that are issuable upon the exercise of Private Warrants and (ii) 7,500,000 shares of common stock that are issuable upon the exercise of Public Warrants.

We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, and aggregate of 105,086,092 shares of common stock, consisting of:

•	up to 34,500,000 PIPE Shares;

•	up to 7,500,000 Founder Shares;

•	up to 4,000,000 shares of common stock issuable upon the exercise of the Private Warrants;

•	up to 59,086,092 shares of common stock pursuant to the Registration Rights Agreement (including shares issuable upon exercise of convertible securities).

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The shares of common stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•

distribution to employees, members, limited partners or stockholders of the selling securityholders; through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker- dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as (x) all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (y) the selling securityholder holds less than 1% of the common shares outstanding and the registrable shares may be sold without restriction under Rule 144, or (z) such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements (i) two years from the issuance of the subscribed shares, (ii) the date on which all of the subscribed shares have been sold or (iii) the date all registrable shares held by the PIPE Investors may be sold without restriction under Rule 144.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cooley LLP, Palo Alto, California. As of the date of this prospectus, GC&H Investments, LLC, which is an entity beneficially owned by current and former partners and associates of Cooley LLP, beneficially holds an aggregate of 514,457 shares of our common stock.

EXPERTS

The financial statements of IonQ, Inc. (IonQ Quantum, Inc. subsequent to the Business Combination) at December 31, 2020 and 2019, and for the years then ended, included in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of dMY Technology Group, Inc. III as of December 31, 2020 and for the period from September 14, 2020 (inception) to December 31, 2020 have been included herein and in the registration statement in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to IonQ and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.ionq.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, “Legacy IonQ” refers to IonQ, Inc. prior to the Closing Date, the “Company” refers to IonQ, Inc. (“IonQ”) (f/k/a dMY Technology Group, Inc. III) after the Closing, and dMY Technology Group, Inc. III (“dMY”) prior to the Closing Date.

Introduction

The following unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020. The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what IonQ’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of IonQ. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of dMY was derived from the unaudited financial statements of dMY as of and for the six months ended June 30, 2021, and the audited financial statements of dMY for the period from September 14, 2020 (inception) through December 31, 2020, included elsewhere in this prospectus. The historical financial information of Legacy IonQ was derived from unaudited financial statements of Legacy IonQ as of and for the six months ended June 30, 2021, and the audited financial statements of Legacy IonQ for the year ended December 31, 2020, included elsewhere in this prospectus. This information should be read together with dMY’s and Legacy IonQ’s audited financial statements and related notes and unaudited financial statements and related notes, and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial data below reflects the 950,923 shares of the outstanding dMY common stock that were redeemed, resulting in an aggregate payment of $9.5 million out of the trust account, at a redemption price of $10.00 per share.

Description of the Business Combination

On September 30, 2021, dMY, the Merger Sub and Legacy IonQ consummated the previously announced Merger pursuant to the Merger Agreement, which provided for, among other things, the Business Combination. Concurrently with the execution and delivery of the Merger Agreement, the PIPE Investors, entered into Subscription Agreements pursuant to which the PIPE Investors purchased 34,500,000 shares of dMY’s Class A Stock, at a purchase price per share of $10.00 and an aggregate purchase price of $345.0 million. The purchase of the PIPE Shares was consummated concurrently with the Business Combination.

Pursuant to the Merger Agreement:

•

Legacy IonQ stock (including holders of common stock, Series A preferred stock, Series B preferred stock, and Series B-1 preferred stock) issued and outstanding immediately prior to the Business Combination, was canceled and converted into the right to receive the number of shares of Class A Stock equal to the quotient determined by dividing (i) the Aggregate Stock Consideration by (ii) the IonQ Stock Adjusted Fully Diluted Shares (the “Exchange Ratio”).

•	Each Legacy IonQ Warrant issued and outstanding immediately prior to the Business Combination ceased to represent a conditional right to purchase a number of shares of IonQ Series B-1 preferred stock and was converted into a conditional right to purchase a number of shares of Class A Stock equal to the product of (a) the number of shares of IonQ Series B-1 preferred stock that such IonQ Warrant had the conditional right to purchase and (b) the Exchange Ratio subject to the same terms and conditions outlined in the warrant agreement.

•

Each Legacy IonQ Stock Option issued and outstanding immediately prior to the Business Combination was assumed by dMY and converted into an option to purchase shares of Class A Stock equal to the product of (a) the number of shares of IonQ common stock subject to such IonQ stock option agreement immediately prior to the Business Combination and (b) the Exchange Ratio subject to the same terms and conditions as were applicable to such IonQ Stock Option immediately prior to the Business Combination, including applicable vesting conditions.

The Exchange Ratio was 4.048, based on the amount of net cash of IonQ, transaction costs and the diluted number of Legacy IonQ capital stock as of the Effective Date.

Vesting Shares

Effective upon the consummation of the Business Combination, 10% or 750,000 of dMY’s Sponsors and Insiders shares were placed in an escrow (the “Vesting Shares”) and will be subject to forfeiture unless certain vesting requirements are met. 250,000 of the Vesting Shares will vest upon the occurrence of each of the following circumstances any time prior to the 5th anniversary of the consummation of the Business Combination:

•

The Class A Stock closing share price is greater than or equal to $12.50 (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-day trading period or the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company common stock for cash, securities, or other properties (“Subsequent Business Combination”) having a value of at least $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

•

The Class A Stock closing share price is greater than or equal to $15.00 (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-day trading period or the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in Subsequent Business Combination having a value of at least $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

•

The Class A Stock closing share price is greater than or equal to $17.50 (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-day trading period or the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in Subsequent Business Combination having a value of at least $17.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

The Vesting Shares have been classified as permanent equity on the balance sheet.

Accounting for the Business Combination

The Business Combination represented a reverse merger and was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, dMY, who is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Legacy IonQ is treated as the accounting acquirer. This determination was primarily based on evaluation of the following facts and circumstances:

•	Legacy IonQ’s stockholders have the majority of the voting interest in the combined entity as described below with an approximate 63% voting interest.

•	The Company’s board of directors have seven board members consisting of two board members designated by dMY, four board members retained from the Legacy IonQ board, and one additional,

independent board member. The Legacy IonQ board members will control a majority of the governing body of the Company.

•	Legacy IonQ’s senior management comprises all of the senior management of the Company;

•	Legacy IonQ operations comprise the ongoing operations of the Company.

Accordingly, for accounting purposes, the Merger was treated as the equivalent of a capital transaction in which Legacy IonQ issued stock for the net assets of dMY, accompanied by a recapitalization. The net assets of dMY are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy IonQ.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the historical pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented in the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma combined balance sheet as of June 30, 2021, was derived from the unaudited historical balance sheet of dMY as of June 30, 2021 and the unaudited historical balance sheet of Legacy IonQ as of June 30, 2021 and giving further effect to the Business Combination as if it had occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of dMY for the period of September 14, 2020 (inception) through December 31, 2020, and the historical statement of operations of Legacy IonQ for the year ended December 31, 2020 giving effect to the Business Combination as if it had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 combines the historical statement of operations of dMY for the six months June 30, 2021, and the historical statement of operations of Legacy IonQ for the six months ended June 30, 2021, giving effect to the Business Combination as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that dMY believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. dMY believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. dMY and IonQ have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial data below reflects the 950,923 shares of the outstanding dMY common stock that were redeemed, resulting in an aggregate payment of $9.5 million out of the trust account, at a redemption price of $10.00 per share.

Included in the weighted average shares outstanding as presented in the pro forma combined financial statements are the shares of Class A Stock to be issued to Legacy IonQ stockholders, the Class A Stock issued to existing dMY investors, the Founder Shares (excluding the Sponsor Vesting Shares), and the PIPE Shares.

Upon the consummation of the Business Combination, the weighted average shares outstanding as presented in the unaudited pro forma combined financial statements include the following (in thousands):

	$	Shares	%
Legacy IonQ Ownership	1,214,363	121,436	63
dMY Class A Shareholders	290,491	29,049	15
dMY Founders Shares	67,500	6,750	4
PIPE Investors	345,000	34,500	18

Total Class A Shares	1,917,354	191,735	100

The unaudited pro forma combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2021

(in thousands, except share and per share amounts)

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Balance Sheet
Assets	(b)	(a)
Cash and cash equivalents	$27,692	$—	$290,575	(c)	$588,922
			345,000	(d)
			(156)	(f)
			(63,689)	(j)
			(10,500)	(k)
Investments held in Trust Account	—	300,084	(300,084)	(c)	—
Accounts receivable	420	—	—		420
Prepaid expenses and other current assets	4,853	712	(3,241)	(m)	2,324
Property and equipment, net	15,558	—	—		15,558
Operating lease right-of-use assets	4,164	—	—		4,164
Intangible assets, net	5,110	—	—		5,110
Other noncurrent assets	2,596	—	—		2,596

Total assets	$60,393	$300,796	$257,905		$619,094

Liabilities
Accounts payable	4,635	314	—		4,949
Accrued expenses	1,688	3,550	—		5,238
Current portion of operating lease liabilities	559	—	—		559
Unearned revenue	100	—	—		100
Current portion of stock option early exercise liabilities	1,525	—	—		1,525
Operating lease liabilities, net of current portion	3,716	—	—		3,716
Unearned revenue, net of current portion	1,533	—	—		1,533
Stock option early exercise liabilities, net of current portion	3,228	—	—		3,228
Franchise tax payable	—	100	—		100
Note payable to related parties	—	156	(156)	(f)	—
Deferred underwriting commissions in connection with initial public offering	—	10,500	(10,500)	(k)	—
Derivative warrant liabilities	—	40,600	—		40,600

Total liabilities	$16,984	$55,220	$(10,656)		$61,548

Commitments and contingencies
Series A convertible redeemable preferred stock	1,925	—	(1,925)	(i)	—
Series B convertible redeemable preferred stock	21,111	—	(21,111)	(i)	—
Series B-1 convertible redeemable preferred stock	61,867	—	(61,867)	(i)	—
Warrants for Series B-1 convertible redeemable preferred stock	566	—	(566)	(i)	—
Common stock subject to possible redemption	—	240,575	(240,575)	(g)	—

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Balance Sheet
Permanent Equity
Common stock	1	—	(1)	(i)	—
Common stock, Class A	—	1	3	(d)	19
			1	(e)
			12	(l)
			2	(g)
Common stock, Class B	—	1	(1)	(e)	—
Additional paid-in-capital	14,865	31,171	344,997	(d)	617,649
			231,064	(g)
			(26,172)	(h)
			(3,241)	(m)
			(12)	(l)
			85,470	(i)
			(60,493)	(j)
Retained earnings / Accumulated deficit	(56,926)	(26,172)	26,172	(h)	(60,122)
			(3,196)	(j)
Total stockholders’ (deficit)/equity	(42,060)	5,001	594,605		557,546

Total liabilities, convertible redeemable preferred stock, warrants and stockholder’s (deficit)/ equity	$60,393	$300,796	$257,905		$619,094

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Statement of Operations
	(bb)	(aa)
Revenues	$—	$—	$—		$—
Expenses
Cost of revenue (excluding depreciation and amortization)	143	—	—		143
Research and development	10,157	—	—		10,157
Sales and marketing	486	—	—		486
General and administrative	3,547	602	—		4,149
Depreciation and amortization	1,400	—	—		1,400
Franchise tax expenses	—	58	—		58

Total operating costs and expenses	15,733	660	—		16,393

Loss from Operations	(15,733)	(660)	—		(16,393)
Other income	309	—	—		309
Gain on marketable securities (net), dividends and interest, held in Trust Account	—	31	(31	)(cc)	—
Offering costs associated with derivative warrant liabilities	—	700	3,196	(ff)	3,896
Loss upon issuance of private placement warrants	—	7,360	—		7,360
Change in fair value of derivative warrant liabilities	—	7,525	—		7,525

Loss before benefit (provision) for income taxes	(15,424)	(16,214)	(3,227)		(34,865)

Benefit for income taxes	—	—	—		—

Net loss	$(15,424)	$(16,214)	$(3,227)		$(34,865)

Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	5,496,316				191,735,418	(dd)
Weighted average shares outstanding of Class A common stock basic and diluted		30,000,000
Weighted average shares outstanding of Class B common stock basic and diluted		7,156,250
Net loss per share attributable to common stockholders—basic and diluted	$(2.81)				$(0.18	)(ee)
Net loss per share, Class A common stock – basic and diluted		$(0.00)
Net loss per share, Class B common stock – basic and diluted		$(1.24)

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Statement of Operations
	(bbb)	(aaa)
Revenues	$218	$—	$—		$218
Expenses
Cost of revenue (excluding depreciation and amortization)	508	—	—		508
Research and development	9,131	—	—		9,131
Sales and marketing	1,098	—	—		1,098
General and administrative	5,860	4,195	—		10,055
Depreciation and amortization	947	—	—		947
Franchise tax expenses	—	101	—		101

Total operating costs and expenses	17,544	4,296	—		21,840

Loss from Operations	(17,326)	(4,296)	—		(21,622)
Other income	5	—	—		5
Gain on marketable securities (net), dividends and interest, held in Trust Account	—	53	(53	)(ccc)	—
Change in fair value of derivative warrant liabilities	—	(5,715)	—		(5,715)

Loss before benefit (provision) for income taxes	(17,321)	(9,958)	(53)		(27,332)

Benefit for income taxes	—	—	—		—

Net loss	$(17,321)	$(9,958)	$(53)		$(27,332)

Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	6,471,023				191,735,418	(ddd)
Weighted average shares outstanding of Class A common stock basic and diluted		30,000,000
Weighted average shares outstanding of Class B common stock basic and diluted		7,500,000
Net loss per share attributable to common stockholders—basic and diluted	$(2.68)				$(0.14	)(eee)
Net loss per share, Class A common stock – basic and diluted		$(0.00)
Net loss per share, Class B common stock – basic and diluted		$(1.33)

Pro Forma Adjustments

Adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021 are as follows:

(a)	Represents dMY’s historical unaudited balance sheet as of June 30, 2021.

(b)	Represents Legacy IonQ’s historical unaudited balance sheet as of June 30, 2021.

(c)

Reflects the reclassification of cash and investments held in the Trust Account to the cash and cash equivalents account, subsequent to public shareholders exercising their right to redeem 950,923 Public Shares for their pro rata share of the Trust Account in the amount of $9.5 million.

(d)	To reflect the issuance of an aggregate 34,500,000 shares of Class A Stock in the PIPE Investment at a price of $10.00 per share for an aggregate purchase price of $345.0 million.

(e)	Represents the pro forma adjustments to reclassify Class B Stock, which will have been converted to Class A Stock issued and outstanding.

(f)	Represents the pro forma adjustments to reflect the repayment of the note payable to related parties as noted in dMY’s unaudited June 30, 2021 financial statements.

(g)

Represents the pro forma adjustments to reclassify common stock subject to possible redemption to permanent equity based on a par value of $0.0001 per share subsequent to public shareholders exercising their right to redeem 950,923 Public Shares for their pro rata share of the Trust Account in the amount of $9.5 million.

(h)	Represents the pro forma adjustments to reclassify the historical retained earnings of dMY to additional paid-in-capital.

(i)	Represents the pro forma adjustments for the cancellation of Legacy IonQ capital stock, and the issuance of Company shares to existing IonQ investors.

(j)

Represents the pro forma adjustment to record the preliminary estimated direct and incremental transaction costs to be incurred for advisory, banking, legal, and accounting fees as well as the underwriting costs associated with the Business Combination and PIPE Investment. This amount is inclusive of $3.2 million of transaction costs that have been allocated to dMY’s public and private warrants that will be expensed upon consummation of the Business Combination, and accordingly, such amounts have been adjusted to accumulated deficit.

(k)	Represents the pro forma adjustment to record the payment of the deferred underwriting commissions in connection with the dMY IPO.

(l)

Represents the pro forma adjustment for the par value of preferred and common stock issued to existing IonQ equityholders based on preferred and common stock issued and outstanding of the date of the Business Combination (in thousands) and par value of $0.0001.

	Issued and Outstanding on Business Combination Date	Assumed Exchange Ratio	Pro Forma Class A Stock Issued and Outstanding
Common Stock	7,075
Series A Preferred	2,000
Series B Preferred	9,754
Series B-1 Preferred	11,167

Total Shares Issued and Outstanding	29,996	4.048	121,436

(m)

Represents the pro forma adjustment to record the offset of Legacy IonQ’s previously recorded deferred transaction costs for legal, accounting, and advisory fees related to the Business Combination to Additional Paid in Capital.

Adjustments to the unaudited pro forma combined statements of operations for the year ended December 31, 2020 are as follows:

(aa)	Represents dMY’s historical audited statement of operations for period of inception (September 14, 2020) through December 31, 2020.

(bb)	Represents Legacy IonQ’s historical audited consolidated statement of operations for the year ended December 31, 2020.

(cc)	Reflects the pro forma adjustment to eliminate the gains, dividends and interest on the cash and investments held in the Trust Account.

(dd)	Represents weighted average shares issued and outstanding upon consummation of the Business Combination (in thousands), which exclude the impact of the following:

•	Legacy IonQ Stock Options and Legacy IonQ Warrants issued but unvested and to be issued;

•	Legacy dMY Warrants issued; and

•	750,000 shares subject to the Vesting Share provisions described above.

Shares
Shares issued to Legacy IonQ stockholders in the Business Combination	121,436
Class A Stock	29,049
dMY Founders Shares	6,750
Shares issued to PIPE Investors	34,500

Total Class A Stock (Basic)	191,735

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented.

(ee)

Represents net loss per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period as stated in note (dd). The Company has not considered the effect of Legacy IonQ’s or Legacy dMY’s options and warrants to purchase shares of Class A Stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive.

(ff)	Represents the pro forma adjustment to account for transaction costs that have been allocated to private and public warrants accounted for as a liability.

Adjustments to the unaudited pro forma combined statements of operations for the six months ended June 30, 2021 are as follows:

(aaa)	Represents dMY’s historical unaudited statement of operations for the six months ended June 30, 2021.

(bbb)	Represents Legacy IonQ’s historical unaudited consolidated statement of operations for the six months ended June 30, 2021.

(ccc)	Reflects the pro forma adjustment to eliminate the gains, dividends and interest on the cash and investments held in the Trust Account.

(ddd)	Represents weighted average shares issued and outstanding upon consummation of the Business Combination (in thousands), which exclude the impact of the following:

•	Legacy IonQ Stock Options and Legacy IonQ Warrants issued but unvested and to be issued;

•	Legacy dMY Warrants issued; and

•	750,000 shares subject to the Vesting Share provisions described above.

Shares
Shares issued to Legacy IonQ stockholders in the Business Combination	121,436
Class A Stock	29,049
dMY Founders Shares	6,750
Shares issued to PIPE Investors	34,500

Total Class A Stock (Basic)	191,735

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Transaction have been outstanding for the entirety of the periods presented.

(eee)

Represents net loss per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period as stated in note (ddd). The Company has not considered the effect of Legacy IonQ’s or dMY’s options and warrants to purchase shares of Class A Stock in the calculation of diluted income per share, since their inclusion would be anti- dilutive.

Legacy IonQ’s pro forma options and warrants are as follows based on an Exchange Ratio of 4.048 (in thousands):

Shares
Legacy IonQ Stock Options	23,835
Legacy IonQ Warrants	8,301

Total Class A Stock Issuable to Legacy IonQ (Dilutive)	32,136

dMY’s anti-dilutive pro forma Vesting Shares and Warrants (in thousands) are as follows:

Shares
Vesting Shares	750
Public Warrants	7,500
Private Warrants	4,000

Total Dilutive Shares	12,250

INDEX TO FINANCIAL STATEMENTS

IonQ, Inc. Financial Statements

Page
Financial Statements (unaudited)
Condensed Balance Sheets as of June 30, 2021 and December 31, 2020	F-2
Condensed Statements of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2021 and 2020	F-3
Condensed Statements of Changes in Convertible Redeemable Preferred Stock, Warrants and Stockholders’ Deficit for the Three and Six Months Ended June 30, 2021 and 2020	F-4
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2021 and 2020	F-5
Notes to Condensed Financial Statements	F-6

dMY Technology Group, Inc. III Financial Statements

IonQ, Inc.

Condensed Balance Sheets

(unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$27,692	$36,120
Accounts receivable	420	390
Prepaid expenses and other current assets ($769 and $1,013 attributable to related parties)	4,853	2,069

Total current assets	32,965	38,579
Property and equipment, net	15,558	11,988
Operating lease right-of-use assets ($4,164 and $4,296 attributable to related parties)	4,164	4,296
Intangible assets, net	5,110	2,687
Other noncurrent assets ($2,105 and $2,365 attributable to related parties)	2,596	2,928

Total Assets	$60,393	$60,478

Liabilities, Convertible Redeemable Preferred Stock and Warrants, and Stockholders’ Deficit
Current liabilities:
Accounts payable ($1 and $5 attributable to related parties)	$4,635	$538
Accrued expenses	1,688	608
Current portion of operating lease liabilities ($559 and $495 attributable to related parties)	559	495
Unearned revenue	100	240
Current portion of stock option early exercise liabilities	1,525	—

Total current liabilities	8,507	1,881
Operating lease liabilities, net of current portion ($3,716 and $3,776 attributable to related parties)	3,716	3,776
Unearned revenue, net of current portion	1,533	1,118
Stock option early exercise liabilities, net of current portion	3,228	—

Total liabilities	$16,984	$6,775
Commitments and Contingencies
Convertible Redeemable Preferred Stock and Warrants:
Series A convertible redeemable preferred stock; $0.0001 par value per share; 2,000,000 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation preference of $2,000 as of June 30, 2021 and December 31, 2020	1,925	1,925
Series B convertible redeemable preferred stock; $0.0001 par value per share; 9,753,798 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation preference of $20,483 as of June 30, 2021 and December 31, 2020	21,111	21,111
Series B-1 convertible redeemable preferred stock; $0.0001 par value per share; 13,217,404 shares authorized as of June 30, 2021 and December 31, 2020; 11,166,941, shares issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation preference of $61,867 as of June 30, 2021 and December 31, 2020	61,867	61,867
Warrants for Series B-1 convertible redeemable preferred stock	566	566
Stockholders’ Deficit:
Common stock $0.0001 par value; 39,600,000 shares authorized as of June 30, 2021 and December 31, 2020; 6,635,988 and 6,262,460 shares issued, and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	14,865	7,838
Accumulated deficit	(56,926)	(39,605)

Total stockholders’ deficit	(42,060)	(31,766)

Total Liabilities, Convertible Redeemable Preferred Stock, Warrants and Stockholders’ Deficit	$60,393	$60,478

See accompanying notes to the condensed financial statements.

IonQ, Inc.

Condensed Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$93	$—	$218	$—
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	327	—	508	—
Research and development	5,477	2,696	9,131	5,304
Sales and marketing	871	101	1,098	182
General and administrative	2,904	609	5,860	1,113
Depreciation and amortization	502	340	947	623

Total operating costs and expenses	10,081	3,746	17,544	7,222

Loss from operations	(9,988)	(3,746)	(17,326)	(7,222)
Other income	2	79	5	294

Loss before benefit for income taxes	(9,986)	(3,667)	(17,321)	(6,928)
Benefit for income taxes	—	—	—	—

Net loss and comprehensive loss	$(9,986)	$(3,667)	$(17,321)	$(6,928)

Net loss per share attributable to common stockholders—basic and diluted	$(1.53)	$(0.68)	$(2.68)	$(1.31)

Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	6,535,917	5,389,336	6,471,023	5,288,692

See accompanying notes to the condensed financial statements.

IonQ, Inc.

Condensed Statements of Changes in Convertible Redeemable Preferred Stock, Warrants and Stockholders’ Deficit

(unaudited)

(in thousands, except share and per share data)

	Convertible Redeemable Preferred Stock							Stockholders’ Deficit
	Series A		Series B		Series B-1		Series B-1 Warrants	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance - March 31, 2020	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$—	5,300,370	$1	$3,526	$(27,442)	$(23,915)
Net loss	—	—	—	—	—	—	—	—	—	—	(3,667)	(3,667)
Stock Options Exercised	—	—	—	—	—	—	—	39,879	—	20	—	20
Vesting of Restricted Common Stock	—	—	—	—	—	—	—	187,500	—	73	—	73
Stock-based compensation	—	—	—	—	—	—	—	—	—	202	—	202

Balance – June 30, 2020	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$—	5,527,749	$1	$3,821	$(31,109)	$(27,287)

Balance - March 31, 2021	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$566	6,479,892	$1	$11,336	$(46,940)	$(35,603)
Net loss	—	—	—	—	—	—	—	—	—	—	(9,986)	(9,986)
Issuance of common stock for intellectual property and research and development arrangement	—	—	—	—	—	—	—	95,295	—	737	—	737
Stock Options Exercised	—	—	—	—	—	—	—	25,067	—	29	—	29
Vesting of Restricted Common Stock	—	—	—	—	—	—	—	35,734	—	231	—	231
Stock-based compensation	—	—	—	—	—	—	—	—	—	2,532	—	2,532

Balance - June 30, 2021	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$566	6,635,988	$1	$14,865	$(56,926)	$(42,060)

Balance —-December 31, 2019	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$—	5,098,562	$1	$3,263	$(24,181)	$(20,917)
Net loss	—	—	—	—	—	—	—	—	—	—	(6,928)	(6,928)
Stock Options Exercised	—	—	—	—	—	—	—	54,187	—	27	—	27
Vesting of Restricted Common Stock	—	—	—	—	—	—	—	375,000	—	146	—	146
Stock-based compensation	—	—	—	—	—	—	—	—	—	385	—	385

Balance – June 30, 2020	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$—	5,527,749	$1	$3,821	$(31,109)	$(27,287)

Balance —-December 31, 2020	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$566	6,262,460	$1	$7,838	$(39,605)	$(31,766)
Net loss	—	—	—	—	—	—	—	—	—	—	(17,321)	(17,321)
Issuance of common stock for intellectual property and research and development arrangement	—	—	—	—	—	—	—	95,295	—	2,381	—	2,381
Stock Options Exercised	—	—	—	—	—	—	—	223,432	—	223	—	223
Vesting of Restricted Common Stock	—	—	—	—	—	—	—	54,801	—	416	—	416
Stock-based compensation	—	—	—	—	—	—	—	—	—	4,007	—	4,007

Balance — June 30, 2021	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$566	6,635,988	$1	$14,865	$(56,926)	$(42,060)

See accompanying notes to the condensed financial statements.

IonQ, Inc.

Condensed Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(17,321)	$(6,928)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	947	623
Non-cash research and development arrangements	1,001	—
Amortization of warrant	125	—
Stock-based compensation	3,874	500
Non-cash operating lease expense	122	32
Changes in operating assets and liabilities:
Accounts receivable	(30)	92
Prepaid expenses and other current assets	(2,710)	(435)
Other noncurrent assets	(53)	-
Accounts payable	3,025	(155)
Accrued expenses	913	(86)
Operating lease liabilities	11	3
Unearned revenue	275	375

Net cash used in operating activities	(9,821)	(5,979)
Cash flows from investing activities:
Purchases of property and equipment	(2,997)	(6,126)
Capitalized software development costs	(764)	(526)
Intangible asset acquisition costs	(241)	(140)
Proceeds from disposal of assets	3	1

Net cash used in investing activities	(3,999)	(6,791)
Cash flows from financing activities:
Proceeds from stock options exercised	5,392	15

Net cash provided by financing activities	5,392	15

Net change in cash and cash equivalents	(8,428)	(12,755)
Cash and cash equivalents at the beginning of the period	36,120	59,527

Cash and cash equivalents at the end of the period	$27,692	$46,772

Supplemental disclosures of non-cash financing and investing activities
Issuance of common stock for intellectual property	$1,567	$—
Issuance of common stock for research and development arrangement	$815	$—
Property and equipment purchases in accounts payable and accrued expenses	$1,121	$994
Intangible asset purchases in accounts payable and accrued expenses	$121	$73

See accompanying notes to the condensed financial statements.

IonQ, Inc.

Notes to Condensed Financial Statements

(Unaudited)

1. DESCRIPTION OF BUSINESS

IonQ, Inc. (“IonQ” or “the Company”) was incorporated in the state of Delaware in September 2015 and is headquartered in College Park, Maryland. The Company is engaged in quantum computing and develops general-purpose quantum computing systems.

On March 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with dMY Technology Group, Inc. III (“dMY”) and Ion Trap Acquisition Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly owned subsidiary of dMY. Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity in the Merger and, after giving effect to the Merger, becoming a wholly owned subsidiary of dMY. dMY will be renamed IonQ, Inc.

Concurrently with the execution of the Merger Agreement, dMY entered into subscription agreements with certain investors (collectively, the “PIPE Investors”) pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors have collectively subscribed for 35.0 million shares of common stock for an aggregate purchase price equal to $350.0 million (the “PIPE Investment”). The Merger closed and the PIPE Investment was consummated on September 30, 2021 as more fully described in Note 9 - Subsequent Events.

Prior to 2019, the Company built certain quantum computing systems solely for research & development purposes. To operate the quantum computing systems, the Company has developed custom hardware, custom firmware, and an operating system to orchestrate the quantum computers. During 2019, the Company began to commercialize its quantum computing systems and entered into its first significant customer agreements. Through these agreements, the Company permits customers to use the quantum computing systems through a quantum-computing-as-a-service (“QCaaS”) platform.

Segment Reporting

The Company operates as one operating segment as its chief executive officer, who is the chief operating decision maker, reviews financial information on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”).

Unaudited Interim Financial Information

The interim condensed financial statements included in this quarterly report have been prepared by the Company and are unaudited, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures contained in this quarterly report comply with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a quarterly report and are adequate to make the information presented not misleading. The interim condensed financial statements included herein reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These interim condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2020 and notes thereto included elsewhere in this registration statement. The Condensed Statements of Operations and Comprehensive Loss for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2021 or thereafter. All references to June 30, 2021 and 2020 in the notes to the condensed financial statements are unaudited.

Emerging Growth Company

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies.

The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

The Company is in the process of merging with a publicly traded Special Purpose Acquisition Company (a “SPAC”), which will be accounted for as a reverse recapitalization (the “Transaction”) in accordance with U.S. GAAP. Refer to Note 1 for more information regarding the Transaction. If the Transaction were to be consummated, the surviving company will remain an emerging growth company until the earliest of (i) the last day of the Company’s first fiscal year following the fifth anniversary of the completion of the SPAC’s initial public offering, (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th or (iv) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in these condensed financial statements and accompanying notes.

Significant estimates and judgments are inherent in the analysis and measurement of items including, but not limited to revenue recognition, capitalization of internally developed software and quantum computing costs, useful lives of long-lived assets, commitments and contingencies, forecasts and assumptions used in determining the fair value of common stock and warrants for preferred stock. Management bases its estimates and assumptions on historical experience, expectations, forecasts, and on various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ and be affected by changes in those estimates.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are non-interest bearing and stated at the gross invoiced amount. A receivable is recorded when the Company has an unconditional right to receive payment based on the satisfaction of performance obligations. Accounts Receivable are composed of the following (in thousands):

	June 30, 2021	December 31, 2020
Billed Accounts Receivable	$405	$390
Unbilled Accounts Receivable	15	—

Total Accounts Receivable	$420	$390

On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off. This assessment is based on management’s evaluation of past due receivables, collectability of specific accounts, historical loss experience and overall economic conditions. The Company did not have any allowance for doubtful accounts as of June 30, 2021 and December 31, 2020.

Revenue Recognition

The Company derives revenue from providing access to its QCaaS and professional services related to co-developing algorithms on the Quantum Computing Systems. In arrangements with the cloud service providers, the cloud service provider is considered the customer and IonQ does not have any contractual relationships with the cloud service providers’ end users. For these arrangements, revenue is recognized at the amount charged to the cloud service provider.

For contracts with a fixed transaction price, the fixed fee is recognized as QCaaS subscription-based revenues on a straight-line basis over the access period. Any variable fees for usage over the contractual minimums are estimated at contract inception and recognized ratably over the access period unless such variable usage fees are probable of reversal in future periods. In those instances, variable usage fees are included in the determination of the transaction consideration once known. For contracts without fixed fees, variable usage fees are billed and recognized during the period of such usage.

As of June 30, 2021, approximately $3.6 million of revenue is expected to be recognized from remaining performance obligations that are unsatisfied (or partially unsatisfied) for non-cancelable contracts. The Company expects to recognize revenue of $0.1 million related to those remaining performance obligations during the remainder of 2021. The Company expects to recognize revenue of $0.2 million related to these remaining performance obligations in the year ending December 31, 2022 with the remainder recognized thereafter. The Company has not estimated the timing of revenue recognition for the remaining unsatisfied performance obligations related to usage-based contracts as the timing of customer usage cannot be predicted given the limited historical data.

Early Exercise of Stock Options

Stock options granted under the 2015 Equity Incentive Plan provide employee option holders, if approved by the Board, the right to exercise unvested options in exchange for restricted common stock, which is subject to a repurchase right held by the Company at the lower of (i) the fair market value of its common stock on the date of repurchase or (ii) the original purchase price. Early exercises of options are not deemed to be substantive exercises for accounting purposes and accordingly, amounts received for early exercises are recorded as a liability. As of June 30, 2021, and December 31, 2020, there were 521,859 and no shares, respectively, subject to repurchase related to stock options early exercised and unvested. These amounts are reclassified to common stock and additional paid-in capital as the underlying shares vest. As of June 30, 2021, the Company recorded a liability related to these shares subject to repurchase in the amount of $4.8 million in its condensed balance sheet. The Company did not have any early exercises of stock options prior to the six months ended June 30, 2021, and as such there was no such balance as of December 31, 2020.

Intangible Assets, Net

The Company’s intangible assets include website domain costs, patents, intellectual property, and trademarks. Intangible assets with identifiable useful lives such as patents and intellectual property are initially valued at acquisition cost and are amortized over their estimated useful lives, which is generally 20 years, using the straight-line method. With respect to patents, acquisition costs include external legal and patent application costs. Intangible assets with indefinite useful lives are assessed for impairment at least annually. During the three months ended June 30, 2021 and 2020, the Company capitalized $0.3 million and $0.1 million, respectively, of intangible assets primarily related to intellectual property, and during the six months ended June 30, 2021 and 2020, the Company capitalized $1.9 million and $0.2 million, respectively.

Capitalized Internally Developed Software

Capitalized internally developed software, which is included in intangible assets, net, consists of costs to purchase and develop internal-use software, which the Company uses to provide services to its customers. The costs to purchase and develop internal-use software are capitalized from the time that the preliminary project stage is completed, and it is considered probable that the software will be used to perform the function intended, until the time the software is placed in service for its intended use. Any costs incurred during subsequent efforts to upgrade and enhance the functionality of the software are also capitalized. Once this software is ready for use as part of the Company’s service offerings, these costs are amortized on a straight-line basis over the estimated useful life of the software, which is typically assessed to be 3 years. During the three months ended June 30, 2021 and 2020, the Company capitalized $0.5 million and $0.3 million in internal-use software costs, respectively and during the six months ended June 30, 2021 and 2020, the Company capitalized $0.8 million and $0.5 million in internal-use software costs, respectively. The Company amortized $0.2 million and $0.1 million of capitalized internally developed software costs during the three months ended June 30, 2021 and 2020, respectively and $0.3 million and $0.1 million of capitalized internally developed software costs during the six months ended June 30, 2021 and 2020, respectively.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Cash balances are primarily invested in money market funds or on deposit at high credit quality financial institutions in the U.S. These deposits are typically in excess of insured limits.

The Company’s accounts receivable are derived from revenue earned from customers primarily located in the U.S. The Company performs periodic evaluations of its customers’ financial condition and generally does not require its customers to provide collateral or other security to support accounts receivable and maintains an allowance for doubtful accounts. Credit losses historically have not been material.

Significant customers are those which represent more than 10% of the Company’s total revenue at each balance sheet date. The Company’s revenue from significant customers was from three customers for the three months ended June 30, 2021 and from two customers for the six months ended June 30, 2021. The Company did not have any revenue for the three and six month periods ended June 30, 2020.

Loss Per Share

The Company accounts for its convertible redeemable preferred stock and certain awards granted in share-based transactions that have a non-forfeitable right to dividends prior to vesting as participating securities in the computation of earnings per share. The Company calculates earnings per share using the two-class method under ASC 260 Earnings Per Share (“ASC 260”). In applying the two-class method, the Company does not allocate losses to participating securities as they are not required to fund losses.

Basic net loss per common share excludes dilution for potential common stock equivalents and is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period.

The following table sets forth the computation of basic and diluted loss per share attributable to common stockholders (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
Numerator:	2021	2020	2021	2020

Net loss available to common stockholders	$(9,986)	$(3,667)	$(17,321)	$(6,928)

Denominator:
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	6,535,917	5,389,336	6,471,023	5,288,692

Net loss per share attributable to common stockholders – basic and diluted	$(1.53)	$(0.68)	$(2.68)	$(1.31)

In periods with a reported net loss, the effects of anti-dilutive convertible preferred stock, stock options, unvested common stock (including unvested restricted common stock) and warrants are excluded and diluted loss per share is equal to basic loss per share. The following is a summary of the weighted average common stock equivalents for the securities outstanding during the respective periods that have been excluded from the computation of diluted net loss per common share, as their effect would be anti-dilutive:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Convertible preferred stock, all series	22,920,739	22,920,739	22,920,739	22,920,739
Common stock options outstanding	6,146,550	4,034,607	6,020,942	3,910,415
Warrants to purchase Series B-1 convertible preferred stock	2,050,463	2,050,463	2,050,463	2,050,463
Unvested common stock	536,184	175,272	377,371	298,146

Total	31,653,936	29,181,081	31,369,515	29,179,763

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net is composed of the following (in thousands):

	June 30, 2021	December 31, 2020
Computer equipment and acquired computer software	$558	$364
Machinery, equipment, furniture, and fixtures	3,717	2,974
Leasehold improvements	810	736
Quantum computing systems	12,815	9,617

Gross Property and Equipment	17,900	13,691
Less: accumulated depreciation	(2,342)	(1,703)

Net Property and Equipment	$15,558	$11,988

Depreciation expense for the three months ended June 30, 2021 and 2020 was $0.3 million and for the six months ended June 30, 2021 and 2020 was $0.6 million and $0.5 million, respectively.

4. AGREEMENTS WITH UMD AND DUKE

Exclusive License Agreement

The Company entered into an exclusive license agreement (“License Agreement”) in July 2016 with the University of Maryland (“UMD”) and Duke University (“Duke”). The License Agreement grants to the Company an exclusive, perpetual license (“Initial Patents”) to certain patents, know-how and other intellectual property utilized in trapped-ion quantum computing systems. The license granted to the Company is exclusive for all patents (and non-exclusive for other types of intellectual property), subject to certain governmental rights and retained rights by UMD and Duke and other non-profit institutions to use and practice the Licensed Patents (as defined below) and technology for internal research and other non-profit purposes.

On February 1, 2021, the Company and UMD executed two amendments to the License Agreement granting exclusive rights to license additional intellectual property in exchange for a total of 63,530 common shares. The shares had not been issued at the time the amendments were executed. Management evaluated the amendments and concluded that the arrangements qualify as equity-classified instruments and recorded an intangible asset and additional paid in capital based on the fair value of the shares at the date the amendments were executed of $1.6 million. The shares for each executed amendment were issued during the three months ended June 30, 2021.

Exclusive Option Agreements

The Company also entered into an exclusive option agreement (“Option Agreement”) with each of UMD and Duke in 2016 whereby on the anniversary of the effective date of the License Agreement for a period of 5 years, the Company has the right to exclusively license additional intellectual property developed by UMD and Duke (the “Additional Patents” and together with the Initial Patents, the “Licensed Patents”) by exercising an annual option and issuing 31,765 common shares each to Duke and UMD in consideration for the Additional Patents. The amount to be issued to UMD and Duke pursuant to the option over the 5-year term is equal to an aggregate of 158,825 common shares to each university. The Company may elect not to exercise the option if there was not a minimum number of intellectual property developed in a given year and then the Option Agreement would extend another year. As of December 31, 2020, the Company and Duke amended the Duke Option Agreement providing the remaining shares of common stock in consideration for research and development services through July 15, 2026.

The Company recognized $0.1 million and $0 of research and development expense related to the agreement with Duke during the three months ended June 30, 2021 and June 30, 2020, respectively and $0.3 million and $0 of research and development expense related to the agreement with Duke during the six months ended June 30, 2021 and June 30, 2020, respectively.

On February 4, 2021, the Company and UMD amended the UMD Option Agreement to provide for the issuance of the remaining 31,765 shares of common stock to UMD as a nonrefundable upfront payment in exchange for research and development services by UMD whereby the Company will obtain rights to any potential future intellectual property developed through July 2021. The fair value of the shares to be issued to UMD at the date the amendment was executed was $0.8 million. The shares were issued to UMD during the three months ended June 30, 2021. The Company recognized $0.5 million and $0.7 million of research and development expense associated with the UMD Option Agreement amendment for the three and six months ended June 30, 2021, respectively.

Additionally, under the terms of the License Agreement and Option Agreement, UMD was provided an exit guarantee if a sale or liquidation of the Company would occur that provides for the following:

•	acceleration of the issuance of common stock as if exercised through the License Agreement,
•

additional consideration equal to the consideration which a holder of one-half of one percent (0.5%) of the common stock of the Company, on a fully diluted basis, would have received in the sale to the extent it exceeds the amount UMD shall be entitled to as a result of ownership at the time of sale.

The exit guarantee was not modified as a result of the amendment to the Option Agreement.

5. COMMITMENTS AND CONTINGENCIES

Warranties and Indemnification

The Company’s commercial services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and materially in accordance with the Company’s documentation under normal use and circumstances.

The Company’s arrangements generally include certain provisions for indemnifying customers against liabilities if its products or services infringe third-party intellectual property rights. To date, the Company has not incurred any material costs as a result of such obligations and has not accrued any liabilities related to such obligations in the accompanying condensed financial statements.

6. WARRANT TRANSACTION AGREEMENT

In November 2019, contemporaneously with a revenue arrangement, the Company entered into a contract, pursuant to which the Company agreed to issue to a customer, warrants to acquire up to 2,050,463 shares of Series B-1 (the “Warrant Shares”), subject to certain vesting events. As the warrants were issued in connection with an existing commercial agreement with a customer, the value of the warrants were determined to be consideration payable to the customer and consequently are treated as a reduction to revenue recognized under the corresponding revenue arrangement. As a result, during the three and six months ended June 30, 2021 $0.1 million of warrant amortization was recognized against revenue, respectively. No warrant expense was recognized against revenue in the three and six month periods ended June 30, 2020.

Under the terms of the warrant agreement, 6.5% of the Warrant Shares will vest and be immediately exercisable on the date of the public announcement of the availability of the Company’s hardware on the cloud provider’s platform. The Warrant Shares have an exercise price of $5.58 per share and are exercisable through November 2029.

The fair value of the Warrant Shares at the date of issuance was determined to be $8.7 million. As of June 30, 2021, Warrant Shares with a fair value of $0.6 million were vested. The fair value of the unamortized warrants as of June 30, 2021 is $0.4 million and is recorded within other noncurrent assets and will be amortized over time as the related customer revenue is earned.

7. SHARE BASED COMPENSATION

The Company has a 2015 Equity Incentive Plan (the “Plan”) which provides for the grant of share-based compensation in the form of awards of options, stock appreciation rights (“SARs”), restricted stock awards and restricted stock units, to certain officers, directors, employees, consultants, and advisors to purchase shares of the Company’s common stock. The Company reserved 9,002,266 shares of common stock for awards granted under the Plan as of June 30, 2021.

Vesting generally occurs over four to five years from the date of grant and all options granted have a contractual term of 10 years. Vested options held at the date of an employee’s termination may be exercised within three months. The board of directors may terminate the Plan at any time. The Company’s bylaws include a right of first refusal which states that if a stockholder desires to sell or otherwise transfer any shares of common stock, then the stockholder will first give written notice of such to the Company at which point the Company generally has 30 days to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice. Under the Plan, the Company’s right of first refusal will expire upon the earlier of (i) the date securities of the Company are first offered to the public pursuant to an effective registration statement or (ii) September 28, 2025. The Company records forfeitures as they occur.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

Expected Volatility—As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group, financial, and market capitalization data.

Expected Term— The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding.

The Company has estimated the expected term of its employee awards using the SAB Topic 14 Simplified Method allowed by the FASB and SEC, for calculating expected term as it has limited historical exercise data to provide a reasonable basis upon which to otherwise estimate expected term. Certain of the Company’s options began vesting prior to the grant date, in which case the Company uses the remaining vesting term at the grant date in the expected term calculation.

Risk-Free Interest Rate— The Company estimates its risk-free interest rate by using the yield on actively traded non-inflation-indexed U.S. treasury securities with contract maturities equal to the expected term.

Dividend Yield— The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Fair Value of Underlying Common Stock— Because the Company’s common stock is not yet publicly traded, the Company estimated the fair value of common stock. The Board of Directors considered numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s Convertible Redeemable Preferred Stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares.

The assumptions used to estimate the fair value of stock options granted during the three and six months ended June 30, 2021 and 2020 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Risk- Free Interest Rate	—%	0.48%	0.96%	1.30%
Expected Term (in years)	—	6.69	6.26	6.18
Expected Volatility	—%	72.74%	77.04%	70.83%
Dividend Yield	—%	—%	—%	—%

A summary of the stock option activity is as follows:

	Number of Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (in millions)
Outstanding as of December 31, 2019	3,441,798	$0.53	8.80	$5.00
Granted	694,895	$1.88
Exercised	(54,187)	$0.50
Cancelled/ Forfeited	(34,667)	$0.49

Outstanding as of June 30, 2020	4,047,839	$0.76	8.54	$1.48

	Number of Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (in millions)
Outstanding as of December 31, 2020	5,400,426	$1.39	8.67	$44.80
Granted	1,603,709	$9.68
Exercised	(800,092)	$6.74
Cancelled/ Forfeited	(84,524)	$2.84

Outstanding as of June 30, 2021	6,119,519	$2.84	8.44	$204.88

Exercisable as of June 30, 2021	1,590,507	$0.89	7.62	$56.40

Exercisable and expected to vest at June 30, 2021	6,119,519	$2.84	8.44	$204.88

The total intrinsic value of options exercised was $0.9 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively and $23.7 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. The weighted-average grant date fair value per share for the stock options granted during the three months ended June 30, 2020 was $1.45 and no options were granted during the three months ended June 30, 2021. The weighted-average grant date fair value per share for the stock options granted during the six months ended June 30, 2021 and 2020 was $23.60 and $1.35, respectively. The aggregate grant-date fair value of options vested during the three months ended June 30, 2021 and 2020 was $1.2 million and $0.2 million, respectively and the aggregate grant-date fair value of options vested during the six months ended June 30, 2021 and 2020 was $1.9 million and $0.3 million, respectively. As of June 30, 2021, the total unrecognized compensation related to unvested stock option awards was $42.2 million, which the Company expects to recognize over a weighted-average period of approximately 2.24 years.

Total stock-based compensation expense for both stock option awards and unvested restricted shares which is included in the condensed financial statements as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$31	$—	$31	$—
Research and development	717	138	1,170	273
Sales and marketing	25	—	25	—
General and administrative	1,670	117	2,648	227

Stock-based compensation, net of amounts capitalized	2,443	255	3,874	500
Capitalized stock-based compensation – Intangibles and fixed assets	89	20	133	31

Total stock-based compensation	$2,532	$275	$4,007	$531

After the issuance of the interim financial statements for the three months ended March 31, 2021, we reassessed certain inputs utilized in determining the grant date fair of our stock-based awards that were granted in the period. This reassessment resulted in an increase of aggregate unrecognized stock-based compensation of approximately $4.5 million as of March 31, 2021. The incremental stock-based compensation expense related to the three months ended March 31, 2021 was $117,000 and was recognized in the three months ended June 30, 2021 as it was not material.

8. RELATED PARTY TRANSACTIONS

Transactions with UMD and Duke

As described in Note 4 – Agreements with UMD and Duke, the Company entered into a License Agreement and Option Agreement with UMD and Duke whereby the Company, in the normal course of business, has licensed certain intellectual property and, in the case of the Amendments to the Duke and UMD Option Agreements, has purchased research and development services. The Company considers these agreements to be related party transactions because during 2021 and 2020, the Company’s Co-founder and Chief Technology Officer served as a professor at Duke and the Company’s Co-founder and Chief Scientist served as a professor at UMD. During the six months ended June 30, 2021, the Company’s Chief Scientist moved to Duke and each, in their role as professors at Duke, are leading the research subject to the License Agreement and Option Agreement with Duke as of June 30, 2021.

In addition, the Company entered into an amendment to its operating lease for office space with UMD. The lease was amended with UMD in March 2020 to extend the terms of the agreement for the existing premise and lease additional expansion premise and was amended in December 2020 to provide additional rent adjustments. Refer to Note 12 of the December 31, 2020 audited financial statements for additional information regarding the Company’s leases.

The Company’s results from transactions with UMD and Duke, as reflected in the Statements of Operations and Comprehensive Loss are detailed below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$796	$61	$1,336	$110
General and administrative	61	9	130	16

The Company has the following balances related to transactions with UMD and Duke, as reflected in the Balance Sheets:

	June 30, 2021	December 31, 2020
Assets
Prepaid expenses and other current assets	769	1,013
Operating lease right-of-use asset	4,164	4,296
Other noncurrent assets	2,105	2,365
Liabilities
Accounts payable	1	5
Current operating lease liabilities	559	495
Non-current operating lease liabilities	3,716	3,776

9. SUBSEQUENT EVENTS

The Company has completed an evaluation of all subsequent events through September 30, 2021, the date the condensed financial statements were available to be issued, to ensure that these financial statements include appropriate disclosure of events both recognized in the condensed financial statements and events which occurred but were not recognized in the condensed financial statements. The Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements, other than as described below.

On September 30, 2021, the Company consummated the Merger with dMY resulting in net proceeds of approximately $558.0 million, inclusive of $345.0 million in gross proceeds from the PIPE Investors. Upon the Closing, the stockholders of the Company, including the common and preferred shareholders, received approximately 121 million shares of common stock of the combined company, representing 63% ownership interest of the combined company. As a result, the Company expects that the Merger will be accounted for as a reverse recapitalization with IonQ being identified as the accounting acquirer.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of IonQ, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of IonQ, Inc. (the Company) as of December 31, 2020 and 2019, the related statements of operations and comprehensive loss, changes in convertible redeemable preferred stock, warrants and stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2020.

Tysons, VA

March 29, 2021

IonQ, Inc.

Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$36,120	$59,527
Accounts receivable	390	100
Prepaid expenses and other current assets ($1,013 and $0 attributable to related parties)	2,069	789

Total current assets	38,579	60,416

Property and equipment, net	11,988	3,011
Operating lease right-of-use assets ($4,296 and $636 attributable to related parties)	4,296	636
Intangible assets, net	2,687	1,276
Other noncurrent assets ($2,365 and $0 attributable to related parties)	2,928	6

Total Assets	$60,478	$65,345

Liabilities, Convertible Redeemable Preferred Stock and Warrants, and Stockholders’ Deficit
Current liabilities:
Accounts payable ($5 and $0 attributable to related parties)	$538	$441
Accrued expenses	608	234
Current portion of operating lease liabilities ($495 and $133 attributable to related parties)	495	133
Unearned revenue	240	—

Total current liabilities	1,881	808
Operating lease liabilities, net of current portion ($3,776 and $551 attributable to related parties)	3,776	551
Unearned revenue, net of current portion	1,118	—

Total liabilities	$6,775	1,359
Commitments and Contingencies
Convertible Redeemable Preferred Stock and Warrants:
Series A convertible redeemable preferred stock; $0.0001 par value per share; 2,000,000 shares authorized, issued and outstanding as of December 31, 2020 and 2019; aggregate liquidation preference of $2,000 as of December 31, 2020 and 2019	1,925	1,925
Series B convertible redeemable preferred stock; $0.0001 par value per share; 9,753,798 shares authorized, issued and outstanding as of December 31, 2020 and 2019; aggregate liquidation preference of $20,483 as of December 31, 2020 and 2019	21,111	21,111
Series B-1 convertible redeemable preferred stock; $0.0001 par value per share; 13,217,404 shares authorized as of December 31, 2020 and 2019; 11,166,941, shares issued and outstanding as of December 31, 2020 and 2019; aggregate liquidation preference of $61,867 as of December 31, 2020 and 2019	61,867	61,867
Warrants for Series B-1 convertible redeemable preferred stock	566	—
Stockholders’ Deficit:
Common stock $0.0001 par value; 39,600,000 shares authorized as of December 31, 2020 and 2019; 6,262,460 and 5,536,062 shares issued, and outstanding as of December 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	7,838	3,263
Accumulated deficit	(39,605)	(24,181)

Total stockholders’ deficit	(31,766)	(20,917)

Total Liabilities, Convertible Redeemable Preferred Stock, Warrants and Stockholders’ Deficit	$60,478	$65,345

See accompanying notes to the financial statements.

IonQ, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Revenue	$—	$200
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	143	88
Research and development	10,157	6,889
Selling and marketing	486	232
General and administrative	3,547	1,843
Depreciation and amortization	1,400	403

Total operating costs and expenses	15,733	9,455

Loss from operations	(15,733)	(9,255)
Other income	309	329

Loss before benefit for income taxes	(15,424)	(8,926)
Benefit for income taxes	—	—

Net loss and comprehensive loss	$(15,424)	$(8,926)

Net loss per share attributable to common stockholders - basic and diluted	$(2.81)	$(2.24)

Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	5,496,316	3,984,247

See accompanying notes to the financial statements.

IonQ, Inc.

Statements of Changes in Convertible Redeemable Preferred Stock, Warrants and Stockholders’ Deficit

(in thousands, except share and per share data)

	Convertible Redeemable Preferred Stock							Stockholders’ Deficit
	Series A		Series B		Series B-1		Series B-1 Warrants	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance - December 31, 2018	2,000,000	$1,925	9,725,227	$21,042	—	$—	—	3,580,503	$—	$2,039	$(15,255)	$(13,216)
Net loss	—	—	—	—	—	—	—	—	—	—	(8,926)	(8,926)
Issuance of Common Stock in consideration for Additional Patent	—	—	—	—	—	—	—	31,765	—	52	—	52
Issuance of Series B Convertible Redeemable Preferred Stock, net of stock issuance costs	—	—	28,571	69	—	,-	—	—	—	(9)	—	(9)
Issuance of Series B-1 Convertible Redeemable Preferred Stock, net of stock issuance costs	—	—	—	—	11,166,941	61,867	—	—	—	—	—	—
Stock Options Exercised	—	—	—	—	—	—	—	736,294	1	295	—	296
Vesting of Restricted Common Stock	—	—	—	—	—	—	—	750,000	—	292	—	292
Other Stock-based compensation	—	—	—	—	—	—	—	—	—	594	—	594

Balance - December 31, 2019	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$—	5,098,562	$1	$3,263	$(24,181)	$(20,917)
Net loss	—	—	—	—	—	—	—	—	—	—	(15,424)	(15,424)
Issuance of Common Stock in consideration for research and development arrangement	—	—	—	—	—	—	—	299,946	—	2,903	—	2,903
Vesting of warrant issued to a customer	—	—	—	—	—	—	566	—	—	—	—	—
Stock Options Exercised	—	—	—	—	—	—	—	426,452	—	293	—	293
Vesting of Restricted Common Stock	—	—	—	—	—	—	—	437,500	—	170	—	170
Other Stock-based compensation	—	—	—	—	—	—	—	—	—	1,209	—	1,209

Balance - December 31, 2020	2,000,000	$1,925	9,753,798	$21,111	11,166,941	$61,867	$566	6,262,460	$1	$7,838	$(39,605)	$(31,766)

See accompanying notes to the financial statements.

IonQ, Inc.

Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(15,424)	$(8,926)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,400	403
Amortization of warrant	38	—
Stock-based compensation	1,224	859
Non-cash operating lease expense	77	68
Changes in operating assets and liabilities:
Accounts receivable	(290)	—
Prepaid expenses and other current assets	(699)	(337)
Other noncurrent assets	(11)	(6)
Accounts payable	96	368
Accrued expenses	374	(90)
Operating lease liabilities	(150)	(48)
Unearned revenue	1,358	—
Other noncurrent liabilities	—	(12)

Net cash used in operating activities	(12,007)	(7,721)
Cash flows from investing activities:
Purchases of property and equipment	(10,032)	(2,418)
Capitalized software development costs	(1,131)	(400)
Intangible asset acquisition costs	(513)	(524)

Net cash used in investing activities	(11,676)	(3,342)
Cash flows from financing activities:
Proceeds from the issuance of Series B convertible redeemable preferred stock	—	60
Proceeds from the issuance of Series B-1 convertible redeemable preferred stock, net of issuance costs of $396	—	61,867
Proceeds from stock options exercised	276	296

Net cash provided by financing activities	276	62,223

Net change in cash and cash equivalents	(23,407)	51,160
Cash and cash equivalents at the beginning of the period	59,527	8,367

Cash and cash equivalents at the end of the period	$36,120	$59,527

Supplemental disclosures of non-cash financing and investing activities
Issuance of common stock for purchase of Additional Patents	$—	$52
Issuance of common stock for Research and Development Arrangement	$2,903	$—
Deemed dividend on Series B preferred stock	$—	$9
Vesting of warrants	$566	$—

See accompanying notes to the financial statements.

IonQ, Inc.

Notes to Financial Statements

1. DESCRIPTION OF BUSINESS

IonQ, Inc. (“IonQ” or “the Company”) was incorporated in the state of Delaware in September 2015 and is headquartered in College Park, Maryland. The Company is engaged in quantum computing and develops general-purpose quantum computing systems.

Prior to 2019, the Company built certain quantum computing systems solely for research and development purposes. In order to operate the quantum computing systems, the Company has developed custom hardware, custom firmware, and an operating system to orchestrate the quantum computers. During 2019, the Company began to commercialize its quantum computing systems and entered into its first significant customer agreements. Through these agreements, the Company permits customers to use the quantum computing systems through a quantum-computing-as-a-service (“QCaaS”) platform.

Segment Reporting

The Company operates as one operating segment as its chief executive officer, who is the chief operating decision maker, reviews financial information on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”).

Emerging Growth Company

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies.

The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

The Company is in the process of merging with a publicly traded Special Purpose Acquisition Company (a “SPAC”), which will be accounted for as a reverse recapitalization (the “Transaction”) in accordance with U.S. GAAP. Refer to Note 15 for more information regarding the Transaction. If the Transaction were to be consummated, the surviving company will remain an emerging growth company until the earliest of (i) the last day of the Company’s first fiscal year following the fifth anniversary of the completion of the SPAC’s initial public offering, (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th or (iv) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP and regulations of the U.S. Securities and Exchange Commission requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.

Significant estimates and judgments are inherent in the analysis and measurement of items including, but not limited to: revenue recognition, capitalization of internally developed software and quantum computing costs, useful lives of long-lived assets, commitments and contingencies, forecasts and assumptions used in determining the fair value of stock-based compensation, derivatives, and warrants for preferred stock. Management bases its estimates and assumptions on historical experience, expectations, forecasts, and on various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ and be affected by changes in those estimates.

Fair Value Measurements

The Company evaluates the fair value of certain assets and liabilities using the fair value hierarchy. Fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

As a basis for considering such assumptions, the Company applies the three-tier GAAP fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

•	Level 1—observable inputs such as quoted prices in active markets;

•	Level 2—inputs other than the quoted prices in active markets that are observable either directly or indirectly;

•	Level 3—unobservable inputs of which there is little or no market data, which require the Company to develop its own assumptions.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measure. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

For assets that are measured using quoted prices in active markets, the total fair value is the published market price per unit multiplied by the number of units held, without consideration of transaction costs. Assets and liabilities that are measured using significant other observable inputs are primarily valued by reference to quoted prices of similar assets or liabilities in active markets, adjusted for any terms specific to that asset or liability.

Assets and liabilities that are measured at fair value on a non-recurring basis include property and equipment and intangible assets. The Company recognizes these items at fair value when they are considered to be impaired or upon initial recognition when acquired through a business combination or an asset acquisition. The fair value of these assets and liabilities are determined with valuation techniques using the best information available and may include quoted market prices, market comparable and discounted cash flow models.

Fair Value of Financial Instruments

Due to their short-term nature, the carrying amounts reported in the Company’s financial statements approximates the fair value for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, checking deposits and money market funds. The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are non-interest bearing and stated at the gross invoiced amount. A receivable is recorded when the Company has an unconditional right to receive payment based on the satisfaction of performance obligations. Accounts receivable consists of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Billed Accounts Receivable	$390	$—
Unbilled Accounts Receivable	—	100

Total	$390	$100

On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off. This assessment is based on management’s evaluation of the past due receivables, collectability of specific accounts, historical loss experience and overall economic conditions.

The Company did not have any allowance for doubtful accounts as of December 31, 2020 and 2019.

Property and Equipment, Net

Property and equipment, net is stated at cost less accumulated depreciation. Historical cost of fixed assets is the cost as of the date acquired.

Prior to 2019, the Company built certain quantum computing systems solely for research and development purposes and these quantum computing systems were deemed to have no alternative future use. In 2019, the Company began to commercialize its quantum computing systems via the offering of QCaaS and quantum computing systems built thereafter were determined to provide a probable future economic benefit. As a result, hardware and labor costs associated with the building of such quantum computing systems were capitalized. Costs to maintain quantum computing systems are expensed as incurred.

Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Useful lives are as follows:

Computer Equipment and Acquired Computer Software	3 – 5 years
Machinery, Equipment, Furniture and Fixtures	5 – 7 years
Quantum Computing Systems	2 years
Leasehold Improvements	Shorter of the lease-term or the estimated useful life of the related asset

Intangible Assets, Net

The Company’s intangible assets include website domain costs, patents, intellectual property and trademarks. Intangible assets with identifiable useful lives such as patents and intellectual property are initially valued at acquisition cost and are amortized over their estimated useful lives using the straight-line method, which is generally 20 years. With respect to patents, acquisition costs include external legal and patent application costs. Intangible assets with indefinite useful lives are assessed for impairment at least annually.

Capitalized Internally Developed Software

Capitalized internally developed software, which is included in intangible assets, net, consists of costs to purchase and develop internal-use software, which the Company uses to provide services to its customers. The costs to purchase and develop internal-use software are capitalized from the time that the preliminary project stage is completed, and it is considered probable that the software will be used to perform the function intended, until the time the software is placed in service for its intended use. Any costs incurred during subsequent efforts to upgrade and enhance the functionality of the software are also capitalized. Once this software is ready for use as part of the Company’s service offerings, these costs are amortized on a straight-line basis over the estimated useful life of the software, which is typically assessed to be 3 years. During the years ended December 31, 2020 and 2019, the Company capitalized $1.2 million and $423 thousand in internal-use software costs, respectively. The Company amortized $277 thousand and $45 thousand of capitalized internally developed software costs during the years ended December 31, 2020 and 2019, respectively.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and other long-term assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount of the underlying asset exceeds its fair value. No impairment loss was recognized for the years ended December 31, 2020 or 2019.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and current operating lease liabilities and operating lease liabilities, net of current portion on our balance sheets. As of December 31, 2020, the Company has no financing lease arrangements. The Company recognizes lease expense for its operating leases on a straight-line basis over the term of the lease.

In accordance with ASC 842, Leases, which the Company adopted on January 1, 2019, the Company records a ROU asset and lease liability in connection with its operating leases. The Company’s lease portfolio is comprised primarily of a real estate lease, which is accounted for as an operating lease. Upon adoption, the Company recorded operating lease ROU assets and operating lease liabilities amounting to $705 thousand and $733 thousand, respectively.

The Company has opted to elect the package of practical expedients that permits it to not reassess under the new lease accounting standard, its prior conclusions for any expired or existing contracts at the application date of ASC 842, about lease identification, lease classification, and initial direct costs. The Company chose not to elect the use-of-hindsight to reassess lease term. The Company also elected not to recognize ROU assets and lease liabilities for leases with an initial term of 12 months or less. The new lease accounting standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the practical expedient to not separate lease and non-lease components for all leases.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of the future minimum lease payments over the lease term. Operating lease ROU assets also include the impact of any lease incentives. Amendments to a lease are assessed to determine if it represents a lease modification or a separate contract. Lease modifications are reassessed as of the effective date of the modification using an incremental borrowing rate based on the information available at the commencement date. For modified leases the Company also reassesses the lease classification as of the effective date of the modification.

The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the Company’s leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The Company used an incremental borrowing rate of 12.2% at the date of adoption.

The Company’s lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company considers contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as physical location of the asset and entity-based factors such as the importance of the leased asset to the Company’s operations to determine the lease term. The Company generally uses the base, non-cancelable, lease term when determining the ROU assets and lease liabilities.

Revenue Recognition

The Company derives revenue from providing access to its QCaaS and professional services related to co-developing algorithms on the Quantum Computing Systems. In arrangements with the cloud service providers, the cloud service provider is considered the customer and IonQ does not have any contractual relationships with the cloud service providers’ end users. For these arrangements, revenue is recognized at the amount charged to the cloud service provider, and does not reflect any mark-up to the end user.

The Company applies the provisions of the FASB Accounting Standards Update (“ASU”), Revenue from Contracts with Customers (“ASC 606”), and all related applicable guidance, and the standard was adopted on a full retrospective method on January 1, 2019. The adoption of ASC 606 had no impact on the Company and as such there was no recorded transition adjustment. The core principle of ASC 606 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To support this core principle, the Company applies the following five step approach:

1.	Identify the contract with the customer

2.	Identify the performance obligations

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations

5.	Recognize revenue when (or as) the entity satisfies a performance obligation

The Company has determined that its QCaaS contracts represent a combined, stand-ready performance obligation to provide access to its quantum computing systems together with related maintenance and support. The transaction price generally includes a variable fee based on usage of its quantum computing systems and may include a fixed fee for a minimum volume of usage to be made available over a defined period of access. Fixed fee arrangements may also include a variable component whereby customers pay an amount for usage over contractual minimums contained in the contracts. For contracts with a fixed transaction price, the fixed fee is recognized as QCaaS subscription-based revenues on a straight-line basis over the access period. Any variable fees for usage over the contractual minimums are estimated at contract inception and recognized ratably over the access period, unless such variable usage fees are probable of reversal in future periods. In those instances, variable usage fees are included in the determination of the transaction consideration once known. For contracts without fixed fees, variable usage fees are billed and recognized during the period of such usage. As of December 31, 2020 and 2019, all of the revenue recognized by the Company was recognized based on transfer of service over time. There were no revenues recognized at a point in time.

The Company may enter into multiple contracts with a single counterparty at or near the same time. The Company will combine contracts and account for them as a single contract when one or more of the following criteria are met: (i) the contracts are negotiated as a package with a single commercial objective; (ii) consideration to be paid in one contract depends on the price or performance of the other contract; and (iii) goods or services promised are a single performance obligation. The Company has entered into one revenue arrangement in which it granted warrants to the counterparty. Refer to Note 9—Warrant Transaction Agreement for further information on the warrants.

Billed and unbilled accounts receivable relate to the Company’s rights to consideration as performance obligations are satisfied when the rights to payment become unconditional but for the passage of time.

The variable fees associated with the QCaaS are generally billed a month in arrears. Customers also have the ability to make advance payments. If a contract exists under ASC 606, advance payments are recorded as a contract liability until services are delivered or obligations are met and revenue is earned. Contract liabilities to be recognized in the succeeding 12-month period are classified as current and the remaining amounts are classified as non-current liabilities in the Company’s Balance Sheet.

As of December 31, 2020, approximately $3.7 million of revenue is expected to be recognized from remaining performance obligations that are unsatisfied (or partially unsatisfied) for non-cancelable contracts. The Company expects to recognize revenue of $240 thousand related to these remaining performance obligations in each of the years ended December 31, 2021 and 2022, with the remainder recognized thereafter. The Company has not estimated the timing of revenue recognition for the remaining unsatisfied performance obligations related to usage-based contracts as the timing of customer usage cannot be predicted given the limited historical data.

For contractual arrangements where consideration is paid up-front, the transfer of the quantum computing services is completed at the discretion of the customer as the customer chooses to use the services starting from the date of contract inception. As such, the up-front payment of consideration does not represent a significant financing component.

Cost to Obtain a Contract

Applying the practical expedient, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets is one year or less. The Company does not pay commissions on sales to customers.

Cost of Revenue

Cost of revenue primarily consists of expenses related to delivering the Company’s services, including direct labor costs, direct service costs and allocated facility costs. Cost of revenue excludes depreciation and amortization related to the Company’s quantum computing systems and related software.

Research and Development

Research and development expenses consist of personnel costs, including stock-based compensation expense, and allocated facility costs for the Company’s hardware, software and engineering personnel who design and develop the Company’s quantum computing systems and research new quantum computing technologies. Unlike a standard computer, design and development efforts continue throughout the useful life of the Company’s quantum computing systems to ensure proper calibration and optimal functionality. Research and development expenses also include purchased hardware and software costs related to quantum computing systems constructed for research purposes that are not probable of providing future economic benefit and have no alternate future use.

In December 2020, the Company amended its option agreement with Duke University (“Duke”), and under this amendment, the Company issued 299,946 common shares to Duke in consideration for research and development services through July 15, 2026. The amended arrangement is considered a research and development service arrangement and recorded as a prepayment based on the fair value of the common stock issued on the effective date of the amendment and amortized over the term of the arrangement as services are received. See Note 5—Agreements with UMD and Duke for further information.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses and selling and marketing expenses in the statements of operations. These costs were $426 thousand and $224 thousand for the years ended December 31, 2020 and 2019, respectively.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of stock awards and the estimated fair value for stock options. The Black-Scholes option-pricing model requires the use of subjective assumptions, which determine the fair value of share-based awards, including the fair value of the Company’s common stock, the option’s expected term, the price volatility of the underlying common stock, risk-free interest rates, and the expected dividend yield of the common stock. The assumptions used to determine the fair value of the stock awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

The Company obtained third-party valuations to estimate the fair value of its common stock for purposes of measuring stock-based compensation expense. The third-party valuations were prepared using methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants (“AICPA”) Accounting & Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

On January 1, 2019 the Company adopted the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) Improvements to Nonemployee Share-based Payments. This ASU was issued to simplify the accounting for share-based transactions by expanding the scope of Topic 718 from only being applicable to share-based payments to employees to also include share-based payment transactions for acquiring goods and services from nonemployees. As a result, nonemployee share-based transactions are measured by estimating the fair value of the equity instruments at the grant date, taking into consideration the probability of satisfying performance conditions. The adoption of this ASU had no cumulative impact on the Company’s financial statements prior to adoption date.

On January 1, 2019 the Company adopted the FASB issued ASU 2019-08, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). This ASU was issued to clarify the accounting for share-based payments issued as consideration payable to a customer under ASC 606. Under the ASU, entities measure and classify such payments by applying the guidance in ASC 718. The adoption of this ASC had no cumulative impact on the Company’s financial statements prior to adoption date.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. Excess tax benefits and tax deficiencies are recognized in the income tax provision in the period in which they occur.

The Company records a valuation allowance when it determines, based on available positive and negative evidence, that it is more-likely-than-not that some portion or all of its deferred tax assets will not be realized. The Company determines the realizability of its deferred tax assets primarily based on the reversal of existing taxable temporary differences and projections of future taxable income (exclusive of reversing temporary differences and carryforwards). In evaluating such projections, the Company considers its history of profitability, the competitive environment, and general economic conditions. In addition, the Company considers the time frame over which it would take to utilize the deferred tax assets prior to their expiration.

For certain tax positions, the Company uses a more-likely-than-not threshold based on the technical merits of the tax position taken. Tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of tax benefits determined on a cumulative probability basis, which are more-likely-than-not to be realized upon ultimate settlement in the financial statements. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. However, there were no amounts recognized relating to interest and penalties in the statements of operations for the years ended December 31, 2020 and 2019. The Company had no uncertain income tax positions as of December 31, 2020 and 2019.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Cash balances are primarily invested in money market funds or on deposit at high credit quality financial institutions in the U.S. These deposits are typically in excess of insured limits.

The Company’s accounts receivable are derived from revenue earned from customers primarily located in the U.S. The Company performs periodic evaluations of its customers’ financial condition and generally does not require its customers to provide collateral or other security to support accounts receivable, and maintains an allowance for doubtful accounts. Credit losses historically have not been material.

Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance at each balance sheet date. Accounts receivable consists of current trade receivables from two customers as of December 31, 2020, and all of the Company’s revenue was from a single customer for the year ended December 31, 2019.

Loss Per Share

The Company accounts for its convertible redeemable preferred stock and certain awards granted in share-based transactions that have a non-forfeitable right to dividends prior to vesting as participating securities in the computation of earnings per share. The Company calculates earnings per share using the two-class method under ASC 260 Earnings Per Share (“ASC 260”). In applying the two-class method, the Company does not allocate losses to participating securities as they are not required to fund losses.

Basic net loss per common share excludes dilution for potential common stock equivalents and is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period.

The following table sets forth the computation of basic loss per share attributable to common stockholders (in thousands, except share and per share data):

	Year Ended December 31,
Numerator:	2020	2019
Net loss attributable to common stockholders	$(15,424)	$(8,926)
Deemed dividend to preferred stockholders	—	(9)

Net loss available to common stockholders	$(15,424)	(8,935)

Denominator:
Weighted average shares used in computing net loss per share attributable to common stockholders—basic	5,496,316	3,984,247
Net loss per share attributable to common stockholders—basic	$(2.81)	$(2.24)

In periods with a reported net loss, the effect of anti-dilutive convertible preferred stock, stock options, unvested common stock (including unvested restricted common stock) and warrants are excluded and diluted loss per share is equal to basic loss per share. The following is a summary of the weighted average common stock equivalents for the securities outstanding during the respective periods that have been excluded from the computation of diluted net loss per common share, as their effect would be anti-dilutive:

	Year Ended December 31,
	2020	2019
Convertible preferred stock, all series	22,920,739	14,793,450
Common stock options outstanding	2,231,452	1,161,572
Warrants to purchase Series B-1 convertible preferred stock	2,050,463	196,620
Unvested common stock	136,644	828,938
Total	27,339,298	16,980,580

Recently Issued Accounting Standards Not Yet Adopted:

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses, along with various updates and improvements. The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2022, with early adoption permitted. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions and historical credit loss activity, the adoption of this standard is not expected to have a material impact on the Company’s financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. ASU 2018-15 requires a customer in a cloud computing arrangement that is a service contract to follow the internal-use software guidance in ASC 350-40 to determine which implementation costs to defer and recognize as an asset. The guidance is effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted, including adoption in any interim period. The Company is currently evaluating the potential impact of this standard on its financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40) Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net as of December 31, 2020 and 2019, are composed of the following (in thousands):

	2020	2019
Computer equipment and acquired computer software	$364	$253
Machinery, equipment, furniture and fixtures	2,974	1,838
Leasehold improvements	736	535
Quantum computing systems	9,617	976

Gross Property and Equipment	13,691	3,602
Less: accumulated depreciation	(1,703)	(591)

Net Property and Equipment	$11,988	$3,011

Depreciation expense for the years ended December 31, 2020 and 2019 was $1.1 million and $354 thousand, respectively.

4. INTANGIBLE ASSETS, NET

Intangible assets as of December 31, 2020 and 2019 are composed of the following (in thousands):

	December 31, 2020
	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Patents	20	$1,307	$(10)	$1,297
Trademark	Indefinite	60	—	60
Website and other	10-20	51	(7)	44
Internally developed software	3	1,608	(322)	1,286

Total		$3,026	$(339)	$2,687

	December 31, 2019
	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Patents	20	$829	$(4)	$825
Trademark	Indefinite	34	—	34
Website and other	10	41	(2)	39
Internally developed software	3	423	(45)	378

Total		$1,327	$(51)	$1,276

Total amortization expense for intangible assets for the years ended December 31, 2020 and 2019 was $288 thousand and $49 thousand, respectively.

As of December 31, 2020, the projected annual amortization expense for the Company’s intangible assets is as follows (in thousands):

Year ending December 31,
2021	$550
2022	505
2023	273
2024	14
2025	14
Thereafter	1,271

Total	$2,627

5. AGREEMENTS WITH UMD AND DUKE

Exclusive License Agreement

The Company entered into an exclusive license agreement (“License Agreement”) in 2016 with the University of Maryland (“UMD”) and Duke. The License Agreement grants to the Company an exclusive, perpetual license (“Initial Patents”) to certain patents, know-how and other intellectual property utilized in trapped-ion quantum computing systems. The license granted to the Company is exclusive for all patents (and non-exclusive for other types of intellectual property), subject to certain governmental rights and retained rights by UMD and Duke and other non-profit institutions to use and practice the Licensed Patents (as defined below) and technology for internal research and other non-profit purposes. In exchange for the Initial Patents, UMD and Duke received an aggregate of 35,294 common shares.

Exclusive Option Agreements

The Company also entered into an exclusive option agreement (“Option Agreement”) with each of UMD and Duke in 2016 whereby on the anniversary of the effective date of the License Agreement for a period of 5 years, the Company has the right to acquire additional intellectual property developed by UMD and Duke (the “Additional Patents” and together with the Initial Patents, the “Licensed Patents”) by exercising an annual option and issuing 31,765 common shares each to Duke and UMD in consideration for the Additional Patents. The amount to be issued to UMD and Duke pursuant to the option over the 5-year term is equal to an aggregate of 158,825 common shares to each university. The Company may elect not to exercise the option if there was not a minimum number of intellectual property developed in a given year and then the Option Agreement would extend another year.

Since inception of the License Agreement and the Option Agreements and through December 31, 2019, the Company issued 81,177 common shares to UMD and 81,177 common shares to Duke for the acquisition of intellectual property.

Additionally, under the terms of the License Agreement and Option Agreement, UMD and Duke were provided an exit guarantee if a sale or liquidation of the Company would occur that provides for the following:

•	acceleration of the issuance of common stock as if exercised through the License Agreement,

•

additional consideration equal to the consideration which a holder of one-half of one percent (0.5%) of the common stock of the Company, on a fully-diluted basis, would have received in the sale to the extent it exceeds the amount UMD and Duke shall be entitled to as a result of ownership at the time of sale.

Management evaluated this exit guarantee and determined that it represented an embedded derivative that must be bifurcated and accounted for separately. The exit guarantee derivative was estimated to be immaterial as of

December 31, 2020 and 2019 as the probability of a sale or liquidation of the Company was remote. As of December 31, 2020, UMD is entitled to 111,002 shares if a change of control were to occur resulting from a sale or liquidation of the Company.

In December 2020, the Company and Duke amended the Duke Option Agreement to remove the exit guarantee, extend the term of the Option Agreement through July 15, 2026, and to provide for the issuance of 299,946 shares of common stock to Duke in consideration for research and development services through July 15, 2026. Under the terms of the amended Option Agreement, the issuance of shares is a nonrefundable upfront payment in exchange for research and development services by Duke whereby the Company will obtain rights to any potential future intellectual property developed during the term. As such, the fair value of the shares of common stock issued to Duke of $2.9 million was recorded as a prepaid expense and is being amortized over the term of the arrangement as services are received. For the year ended December 31, 2020, the Company recognized $19 thousand of research and development expense associated with this arrangement.

The useful life of the Licensed Patents derived from the License Agreement and the Option Agreement is the remaining legal life at the time of acquisition.

The value of the Licensed Patents is based on the fair value of the common stock given as consideration on the effective date of each agreement and exercise of option. The asset is amortized over the useful life of the Licensed Patents.

6. ACCRUED EXPENSES

Accrued expenses as of December 31, 2020 and 2019 are composed of the following (in thousands):

	2020	2019
Accrued salaries and other liabilities	$46	$40
Accrued expenses- other	562	194

Total accrued expenses	$608	$234

7. COMMITMENTS AND CONTINGENCIES

Warranties and Indemnification

The Company’s commercial services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and materially in accordance with the Company’s documentation under normal use and circumstances.

The Company’s arrangements generally include certain provisions for indemnifying customers against liabilities if its products or services infringe third-party intellectual property rights. To date, the Company has not incurred any material costs as a result of such obligations and has not accrued any liabilities related to such obligations in the accompanying financial statements.

8. CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Preferred Stock

Convertible Redeemable Preferred Stock is recorded at their initial fair value, equal to the original issuance price, net of issuance costs and discounts.

In 2016 through 2020, the Company issued Series A, Series B and Series B-1 convertible redeemable preferred stock, par value of $0.0001 per share (“Series A,” “Series B,” “Series B-1,” respectively) (collectively, the “Convertible Redeemable Preferred Stock”) as follows:

•	In 2016, the Company issued 2,000,000 shares of Series A at $1.00 per share for $1.9 million, net of issuance cost of $75 thousand.

•	In 2017, the Company issued 6,794,278 shares of Series B at $2.10 per share for $14.2 million, net of issuance cost of $99 thousand.

•

In 2018, the Company issued 2,930,949 shares of Series B at $2.10 per share for $6.1 million, net of issuance cost of $22 thousand. This is further adjusted for the fair value of the contingent forward contract liability of $679 thousand on settlement date (See “Milestone Closing” below).

•	In January 2019, the Company issued 28,571 shares of Series B at $2.10 per share for $60 thousand with no issuance cost.

•	Between August 2019 and November 2019, the Company issued 11,166,941 shares of Series B-1 at $5.5757 per share for $61.9 million, net of issuance cost of $396 thousand.

•	No shares were issued during the year ended December 31, 2020.

The Company’s Convertible Redeemable Preferred Stock contains the following rights:

Liquidation Rights: In the event of any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, or deemed liquidation event (a “Liquidation Event”), before any distribution or payment shall be made to holders of common stock, each holder of Convertible Redeemable Preferred Stock then outstanding shall be entitled to be paid, pro rata, out of the assets of the Company available for distribution to stockholders whether from capital, surplus, or earnings, an amount equal to the Series B-1, Series B, and Series A original issue price per share of $5.5757, $2.10 and $1.00 (as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to such shares) with respect to the Series B-1, Series B and Series A, respectively, plus all declared and unpaid distributions thereon. If, upon the occurrence of such event, the assets and funds to be distributed among the holders of the Convertible Redeemable Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the holders of the Convertible Redeemable Preferred Stock shall receive a pro rata distribution of assets, on a pari passu basis, according to the amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

Upon completion of the full distribution required above, the remaining assets of the Company available for distribution to members shall be distributed pari passu among the holders of common stock pro rata based on the number of the common stock held by each member.

Conversion Provision: Each share of Convertible Redeemable Preferred Stock is convertible, at the option of the holder, into one fully paid nonassessable share of common stock. The conversion formula is adjusted for such events as dilutive issuances, stock splits, or business combinations. The conversion price for Series A, Series B and Series B-1 was $1.00, $2.10 and $5.58, respectively, at December 31, 2020 and 2019. Each share of Convertible Redeemable Preferred Stock shall automatically convert into one share of common stock at the applicable conversion price upon the earlier of (1) vote or written consent of the holders of at least 60.00% of the outstanding Preferred Stock (calculated on an as-converted basis), voting as a class; provided, that the vote or written consent of the holders of at least 60.00% of the outstanding Series B-1 shall be required for the conversion of any shares of Series B-1 into common stock, or (2) immediately before the closing of the sale of shares of common stock to the public in a firm-commitment underwritten public offering at a price per share not less than $8.36355 (as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to such shares) and resulting in at least $50.0 million of gross proceeds to the Company, net of the underwriting discount and commissions (such transaction, a “Qualified Offering”).

Dividends: The holders of Convertible Redeemable Preferred Stock are entitled to receive non-cumulative dividends in the amount equal to $0.08, $0.168 and $0.4461 for the Series A, Series B and Series B-1, respectively, per share per year only if, and when declared by the Board of Directors (“the Preferred Dividends”). As of December 31, 2020, no dividends have been declared. In addition, the holders of Convertible Redeemable Preferred Stock are entitled to receive dividends on an as-if-converted basis if dividends are granted to the holders of the common stock.

Voting Rights: The holders of Convertible Redeemable Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such Convertible Redeemable Preferred Stock are convertible, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Company’s bylaws. Except as provided by law of the other provisions of the Company’s certificate of incorporation, the holders of Convertible Redeemable Preferred Stock and the holders of common stock shall vote together on an as-converted basis and not as separate classes.

Antidilution Adjustment—Subject to certain exceptions, if the Company issues additional common stock without consideration or for consideration per share less than the conversion price with respect to such series of the Convertible Redeemable Preferred Stock in effect immediately before the issuance of such additional shares, the conversion price of such series of Convertible Redeemable Preferred Stock in effect immediately before each such issuance shall automatically be adjusted. The new conversion price for such series of Convertible Redeemable Preferred Stock shall be determined by multiplying the conversion price for such series of Convertible Redeemable Preferred Stock then in effect by a fraction, the numerator of which will be the number of common shares outstanding immediately before such issuance, plus the number of shares that the aggregate consideration received by the Company for such issuance would purchase at such conversion price then in effect, and the denominator of which will be the number of common shares outstanding immediately before such issuance, plus the number of such additional common shares to be issued.

Classification—The Convertible Redeemable Preferred Stock is contingently redeemable upon certain deemed liquidation events such as a merger, whereby 50% of the Company’s voting power is transferred or a sale of all or substantially all the assets of the Company. The Convertible Redeemable Preferred Stock is not mandatorily redeemable, but since a deemed liquidation event would constitute a redemption event outside of the Company’s control, all shares of Convertible Redeemable Preferred Stock have been presented outside of permanent equity in mezzanine equity on the balance sheets. The Convertible Redeemable Preferred Stock has not been adjusted to its redemption amount as deemed liquidation event is not considered probable.

In addition to the rights described above, the Series B convertible redeemable preferred stock contained the following additional closing rights:

Milestone Closing – At the Milestone Closing (defined as the earlier of (a) 10 business days following the completion of certain milestone events or (b) the date of a voluntary election by either specified investor), the Company was required to sell, and the specified investors were required to purchase, 2.9 million shares in aggregate of the Series B at the specified price of $2.10 per share (referred to as the “contingent forward contract”). The milestone event refers to certain technical milestones that were required to occur no later than December 31, 2018 assuming a material adverse change has not occurred since the initial closing of the Series B financing. Such milestone event occurred in October 2018 and 2.9 million shares were issued at the specified price of $2.10 per share.

The Milestone Closing provision represented a contingent forward contract that had been determined to be a freestanding financial instrument. The contingent forward contract qualified for liability classification and was initially measured at fair value, with subsequent changes in fair value recorded in earnings. The contingent forward option was settled in October 2018.

Sale of Additional Shares – After the initial closing of the Series B financing on or before the Milestone Closing, the Company had the ability to sell, on the same terms and conditions as applicable to the initial issuance, up to 1.1 million additional shares of the Series B convertible redeemable preferred stock authorized but not sold at the Initial Closing (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”). During the year ended December 31, 2019, the Company sold an additional 29 thousand shares subsequent to the initial closing of the Series B financing. The difference between the fair value of the Series B convertible redeemable preferred stock at the transaction date and the price paid is recorded as a deemed dividend. During the year ended December 31, 2019, Company recorded deemed dividends of $9 thousand. Such deemed dividend is included in the carrying value of the Series B convertible redeemable preferred stock and recorded through additional paid in capital.

Common Stock

No dividends shall be paid on any common stock, unless and until the Preferred Dividends are paid on each outstanding share of Convertible Redeemable Preferred Stock; provided, that after the payment of the Preferred Dividends, any additional dividends shall be distributed among the holders of common stock and Convertible Redeemable Preferred Stock in proportion to the number of shares of common stock that would be held such holders on an as-converted basis.

In August 2019, the Company issued 31,765 shares of common stock to UMD in consideration for Additional Patents. These shares were recorded at fair value of $52 thousand, based on the fair value of common stock given as consideration on the exercise of the option. In December 2020, the Company issued 299,946 shares of common stock to Duke. These shares were recorded at fair value of $2.9 million based on the fair value of common stock given as consideration. See Note 5 — Agreements with UMD and Duke for further information.

Upon incorporation of the Company, the founders of the Company (the “Founders”) purchased an aggregate 4.0 million shares of common stock at a purchase price $0.0025 per share. Subsequently, on July 25, 2016, upon the introduction of a new third party investor, the Company imposed a share restriction on an aggregate of 3.0 million of the Founders’ shares (the “Restricted Shares”). If the Founders terminate their relationship with the Company for any reason, the Company will have the right to repurchase such shares for the initial purchase price and the repurchase period will begin from such termination date until 120 days after the termination date; provided, however that if the Founders terminate their relationship with the Company or are otherwise terminated for good cause (each, a “Release Event”), in each case, within 12 months of a deemed liquidation event, the Company may not repurchase the shares. Payment for the Restricted Shares will be made in cash if the Company exercises its option to repurchase the Founder’s shares. Of the 3.0 million Restricted Shares subject to the repurchase option, 1/48th of the Restricted Shares shall be released from the repurchase option on each monthly anniversary from July 25, 2016 until all Restricted Shares are released from the repurchase option. Once the Restricted Shares vest, there are no other vesting conditions associated with the Restricted Shares. See Note 10 — Share Based Compensation for further information.

Common Stock Reserved for Issuance

The Company’s common stock reserved for future issuances are as follows:

	As of December 31,
	2020	2019
Series A	2,000,000	2,000,000
Series B	9,753,798	9,753,798
Series B-1	11,166,941	11,166,941
Stock options outstanding	5,400,426	3,441,798
Preferred stock warrants	2,050,463	2,050,463
Shares available for future grant	1,801,680	4,186,760

Total common stock reserved	32,173,308	32,599,760

9. WARRANT TRANSACTION AGREEMENT

In November 2019, contemporaneously with a revenue arrangement, the Company entered into a contract, pursuant to which the Company agreed to issue to a customer a warrant to acquire up to 2,050,463 shares of

Series B-1 (the “Warrant Shares”), subject to certain vesting events. As the warrant was issued in connection with an existing commercial agreement with a customer, the value of the warrant was determined to be consideration payable to the customer and consequently will be treated as a reduction to revenue recognized under the corresponding revenue arrangement.

Approximately 6.5% of the Warrant Shares vested and became immediately exercisable in August 2020. The remaining Warrant Shares will vest and become exercisable upon satisfaction of certain milestones based on revenue generated under the commercial agreement with the customer, to the extent certain prepayments are made by the customer. The exercise price for the Warrant Shares is $5.58 per share and the warrant is exercisable through November 2029.

The fair value of the Warrant Shares at the date of issuance was determined to be $8.7 million. At December 31, 2019, no Warrant Shares were vested or probable of vesting. As of December 31, 2020, Warrant Shares with a fair value of $566 thousand were vested. This fair value is recorded within other noncurrent assets and the Warrant Shares are amortized over time as the related customer revenue is earned. During the year ended December 31, 2020, $38 thousand of the warrant amortization was recorded as a reduction of the related customer revenue.

The Company estimated the fair value of warrants on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each warrant. The estimated fair value of Series B-1 was based on the Series B-1 offering price due to its proximity to the grant date of the Warrant Shares. The estimated term is based on the contractual life of the Warrant Shares. The remaining assumptions were developed consistent with the methodologies described further in Note 10 – Share Based Compensation.

The Warrant Shares are presented outside of permanent equity in mezzanine equity on the balance sheets as the underlying shares are contingently redeemable, as discussed further in Note 8 – Convertible Redeemable Preferred Stock and Stockholders’ Deficit.

The assumptions used to estimate the fair value of the Warrant Shares granted during the year ended December 31, 2019 are as follows:

At Grant Date
Risk- Free Interest Rate	1.77%
Expected Term (in years)	10
Expected Volatility	70%
Dividend Yield	— %

10. STOCK-BASED COMPENSATION

The Company has a 2015 Equity Incentive Plan (the “Plan”) which provides for the grant of share based compensation in the form of awards of options, stock appreciation rights (“SARs”), restricted stock awards and restricted stock units, to certain officers, directors, employees, consultants and advisors to purchase shares of the Company’s common stock. The Company reserved 9,002,266 shares of common stock for awards granted under the Plan as of December 31, 2020.

Vesting generally occurs over four to five years from the date of grant and all options granted have a contractual term of 10 years. Vested options held at the date of an employee’s termination may be exercised within three months. The board of directors may terminate the Plan at any time. The Company’s bylaws include a right of first refusal which states that if a stockholder desires to sell or otherwise transfer any shares of common stock, then the stockholder will first give written notice of such to the Company at which point the Company generally has 30 days to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice. Under the Plan, the Company’s right of first refusal will expire upon the earlier of (i) the date securities of the Company are first offered to the public pursuant to an effective registration statement or (ii) September 28, 2025. The Company records forfeitures as they occur.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

Expected Volatility—As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group, financial, and market capitalization data.

Expected Term— The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding.

The Company has estimated the expected term of its employee awards using the SAB Topic 14 Simplified Method allowed by the FASB and SEC, for calculating expected term as it has limited historical exercise data to provide a reasonable basis upon which to otherwise estimate expected term. Certain of the Company’s options began vesting prior to the grant date, in which case the Company uses the remaining vesting term at the grant date in the expected term calculation.

Risk-Free Interest Rate— The Company estimates its risk-free interest rate by using the yield on actively traded non-inflation-indexed U.S. treasury securities with contract maturities equal to the expected term.

Dividend Yield— The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Fair Value of Underlying Common Stock— Because the Company’s common stock is not yet publicly traded, the Company must estimate the fair value of common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s Convertible Redeemable Preferred Stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares.

The assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Risk- Free Interest Rate	0.9%	2.3%
Expected Term (in years)	6.46	6.34
Expected Volatility	72.5%	66.1%
Dividend Yield	—%	—%

A summary of the stock option activity is as follows:

	Number of Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (in millions)
Outstanding as of December 31, 2018	2,348,196	$0.46	8.58	$1.4
Granted	2,549,791	0.56
Exercised	(736,294)	0.40
Cancelled/ Forfeited	(719,895)	0.54

Outstanding as of December 31, 2019	3,441,798	0.53	8.80	5.0
Granted	2,439,276	2.46
Exercised	(426,452)	0.69
Cancelled/ Forfeited	(54,196)	0.51

Outstanding as of December 31, 2020	5,400,426	1.39	8.67	44.8

Exercisable as of December 31, 2020	1,262,681	0.66	7.85	11.3

Exercisable and expected to vest at December 31, 2020	5,400,426	1.39	8.67	44.8

The total intrinsic value of options exercised was $3.8 million and $1.2 million for the years ended December 31, 2020 and 2019, respectively. The weighted-average grant date fair value per share for the stock options granted during the years ended December 31, 2020 and 2019 was $3.07 and $1.01, respectively. The aggregate grant-date fair value of options vested during the years ended December 31, 2020 and 2019 was $1.0 million and $625 thousand, respectively. As of December 31, 2020, the total unrecognized compensation related to unvested stock option awards was $8.7 million, which the Company expects to recognize over a weighted-average period of approximately 2.22 years.

Unvested Restricted Shares

The fair value of the restricted shares determined based on the fair market value of the Company’s common stock on July 25, 2016, the date the restriction was put into place, was $1.2 million.

A summary of the unvested restricted shares activity is as follows:

	Number of Unvested Restricted Shares	Weighted-Average Grant Date Fair Value per Share
Unvested Balance as of December 31, 2018	1,187,500	$0.39
Vested	(750,000)	0.39

Unvested Balance as of December 31, 2019	437,500	0.39
Vested	(437,500)	0.39

Unvested Balance as of December 31, 2020	—	$—

The aggregate grant-date fair value of restricted shares vested was $170 thousand and $292 thousand for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, there was no unrecognized compensation related to unvested restricted stock.

Total stock-based compensation expense for both stock option awards and unvested restricted shares      which is included in the financial statements as follows (in thousands):

	Years Ended December 31,
	2020	2019
Research and development	$716	$582
General and administrative	508	277

Stock-based compensation, net of amounts capitalized	1,224	859
Capitalized stock-based compensation—Intangibles and fixed assets	110	27
Capitalized stock-based compensation—Other current assets	45	—

Total stock-based compensation	$1,379	$886

11. INCOME TAXES

The current and deferred components of the provision for income taxes for both Federal and State jurisdictions are zero as of December 31, 2020 and 2019, respectively.

The Company’s provision for income taxes differs from the amount determined by applying the applicable federal statutory tax rate to the loss before income taxes due to the valuation allowance for the net deferred income tax assets. A reconciliation of the U.S. statutory tax rate to our effective tax rate is presented below:

	Years Ended December 31,
	2020	2019
U.S. federal statutory income tax rate	21.00%	21.00%
State and local income taxes	6.31%	6.25%
R&D tax credits	7.18%	3.89%
Stock- based compensation	-0.73%	-0.68%
Valuation allowance	-33.83%	-30.27%
Other	0.07%	-0.19%

Effective tax rate	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities were as follows:

	As of December 31,
	2020	2019
Deferred tax assets:
Non-qualified stock compensation	124	35
Lease liabilities	1,176	188
Other	8	6
R&D credit carryforwards	1,733	625
Net operating loss carryforwards	13,516	6,758

Total deferred tax assets	16,557	7,612
Valuation allowance	(11,747)	(6,529)

Total deferred tax assets net of valuation allowance	4,810	1,083

Deferred tax liabilities:
Depreciation and amortization	(173)	(142)
Right of use assets	(1,135)	(175)
Capitalized patents	(181)	(102)
Internally developed software	(354)	(104)
Capitalized R&D expense	(2,967)	(560)

Total deferred tax liabilities	(4,810)	(1,083)

Net deferred tax assets (liabilities)	—	—

The Company had U.S. federal and state net operating loss carryforwards of approximately $49.4 million and $24.7 million as of December 31, 2020 and 2019, respectively. The Company’s net operating loss carryforwards generated prior to January 1, 2018 will begin to expire, if not utilized, in 2036. The Company’s net operating loss carryforwards generated after December 31, 2017 will carry forward indefinitely. As of December 31, 2020 and 2019, the Company had U.S. federal and state tax credit carryforwards of $1.7 million and $625 thousand, respectively. The tax credit carryforwards will expire between 2025 and 2040.

The deductibility of such credits and net operating losses (“NOL”) may be limited. Under Section 383 and 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which generally occurs if the percentage of the corporation’s stock owned by 5% stockholders increases by more than 50% over a three-year period, the corporation’s ability to use its pre-change, credits and NOL carryforwards and other pre-change tax attributes to offset its post-change income, may be limited. We have not determined if we have experienced Section 383/382 ownership changes in the past and if a portion of our NOL and tax credit carryforwards are subject to an annual limitation. In addition, we may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which may be outside of our control. If we determine that an ownership change has occurred and our ability to use our historical NOL and tax credit carryforwards is significantly limited, it would harm our future operating results by effectively increasing our future tax obligations.

The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Based on the Company’s history of operating losses, including a three-year cumulative loss position as of December 31, 2020 and 2019, the Company has concluded that it is not more likely than not that its deferred income tax assets will be realized. Accordingly, the Company has provided a full valuation allowance, for the years ended December 31, 2020 and 2019. The net increase in the valuation allowance of $5.2 million is due to the current year operating losses.

The Company is generally subject to a three-year statute of limitations by major tax jurisdictions. The current tax years that are subject for examination are tax years 2017 through 2019, although tax years dating back to 2015 remain open up to the tax attribute amounts carried forward for future use.

12. LEASES

The Company has one operating lease, as a sublessee of an unrelated third party, for real estate that was recorded upon adoption at January 1, 2019. The lease was amended in March 2020 to extend the terms of the agreement for the existing premise and lease additional expansion premise and in December 2020 to provide additional rent adjustments. The amended leases were entered into with UMD. Refer to Footnote 14 – Related Party Transactions for further information. The Company determined the modified lease for the original premises and the lease for the expansion premises were both operating leases. The March 2020 amendment was determined to represent a modification to the existing lease with two lease components for both the original premises and expansion premises. The lease commencement date for the expansion premises was in December 2020. The modified lease for the original premises was reassessed utilizing an incremental borrowing rate at the effective date of the amendment. In December 2020, the original premise was further reassessed due to a rent adjustment associated with lessor assets paid for by the Company. For the original premises, these reassessments resulted in the recognition of an additional ROU asset and lease liability of $613 thousand in March 2020 and $136 thousand in December 2020. At the lease commencement date for the expansion premise, the Company recorded a ROU asset and lease liability of $2.8 million. As of December 31, 2020 and 2019, the weighted-average remaining lease term was 10 years and 6 years, respectively. The weighted-average discount rate was 11.9% and 12.2% at December 31, 2020 and 2019, respectively.

The components of lease cost were as follows (in thousands):

	2020	2019
Operating lease cost (1)
Fixed lease cost	$278	$155
Short-term lease cost	35	11

Total operating lease cost	$313	$166

(1)	The lease costs are reflected in the Statements of Operations and Comprehensive Loss as follows (in thousands):

	Year Ended December 31
	2020	2019
Research and development	263	133
General and administrative	50	33

Total	313	166

Supplemental cash flow and other information related to operating leases was as follows (in thousands):

	Year Ended December 31
	2020	2019
Cash payments included in the measurement of operating lease liabilities	178	146
Operating lease right-of-use assets recognized in exchange for new operating lease obligations	3,565	—

As of December 31, 2020, maturities of operating lease liabilities are as follows (in thousands):

Amount
Year Ending December 31,
2021	561
2022	644
2023	671
2024	750
2025	772
Thereafter	4,146

Total lease payments	7,544
Less: imputed interest	(3,273)

Present value of operating lease liabilities	4,271

13. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) savings plan (the “401(k) Plan”) that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participating employees may elect to contribute up to 100% of their eligible compensation, subject to certain limitations. The 401(k) Plan provides for a discretionary employer-matching contribution. The Company made a matching contribution of $308 thousand and $185 thousand to the 401(k) Plan for the years ended December 31, 2020 and 2019, respectively.

14. RELATED PARTY TRANSACTIONS

Transactions with UMD and Duke

As described in Note 5 – Agreements with UMD and Duke, the Company entered into a License Agreement and Option Agreement with UMD and Duke whereby the Company, in the normal course of business, has licensed certain intellectual property and, in the case of the Amendment to the Duke Option Agreement, has purchased research and development services. The Company considers these agreements to be related party transactions because during 2019 and 2020, the Company’s Co-founder and Chief Technology Officer served as a professor at Duke and the Company’s Co-founder and Chief Scientist served as a professor at the UMD. Each, in their role as professors at each university, are leading the research subject to the License Agreement and Option Agreement.

In addition, the Company entered into an amendment to its operating lease for office space with the UMD. The lease was amended with UMD in March 2020 to extend the terms of the agreement for the existing premise and lease additional expansion premise and was amended in December 2020 to provide additional rent adjustments. Refer to Note 12 for additional information regarding the Company’s leases.

The Company’s results from transactions with UMD and Duke, as reflected in the Statements of Operations and Comprehensive Loss are detailed below:

	Year Ended December 31,
	2020	2019
Research and development	247	136
General and administrative	35	20

The Company has the following balances related to transactions with UMD and Duke, as reflected in the Balance Sheets:

	December 31, 2020	December 31, 2019
Assets
Other noncurrent assets	2,365	—
Prepaid expenses and other current assets	1,013	—
Operating lease right-of-use asset	4,296	636

Liabilities
Accounts payable	5	—
Current operating lease liabilities	495	133
Non-current operating lease liabilities	3,776	551

15. SUBSEQUENT EVENTS

The Company has completed an evaluation of all subsequent events through March 22, 2021, the date the financial statements were available to be issued, to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements and events which occurred but were not recognized in the financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

Agreement with UMD

On February 4, 2021, the Company and UMD amended the UMD Option Agreement to provide for the issuance of the remaining shares under the Agreement of 31,765 shares of common stock to UMD as a nonrefundable upfront payment in exchange for research and development services by UMD whereby the Company will obtain rights to any potential future intellectual property developed during the term. The amendment further clarifies that the exit guarantee is not applicable in the event a merger occurs with a special purpose acquisition company. The Company has not finalized the valuation of the shares of common stock issued to UMD.

Merger Agreement

On March 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with dMY Technology Group, Inc. III (“dMY”) and Ion Trap Acquisition Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly owned subsidiary of dMY. Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity in the Merger and, after giving effect to the Merger, becoming a wholly owned subsidiary of dMY. dMY will be renamed IonQ, Inc. The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions contained in the Merger Agreement. The transaction is estimated to provide $650.0 million of gross proceeds, including $350.0 million fully committed private placement of common stock at $10.00 per share, as described below.

Concurrently with the execution of the Merger Agreement, dMY entered into subscription agreements with certain investors (collectively, the “PIPE Investors”) pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors have collectively subscribed for 35.0 million shares of common stock for an aggregate purchase price equal to $350.0 million (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the closing, subject to the terms and conditions contemplated by the subscription agreements.

PART I – FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements.

DMY TECHNOLOGY GROUP, INC. III

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$170	$1,569,739
Prepaid assets	711,544	770,285

Total current assets	711,714	2,340,024
Investments held in Trust Account	300,083,934	300,030,565

Total Assets	$300,795,648	$302,370,589

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$313,509	$850,442
Accrued expenses	3,550,285	512,509
Franchise tax payable	100,050	58,132
Due to related parties	156,366	31,366

Total current liabilities	4,120,210	1,452,449
Deferred underwriting commissions in connection with the initial public offering	10,500,000	10,500,000
Derivative warrant liabilities	40,600,000	34,885,000

Total liabilities	55,220,210	46,837,449
Commitments and Contingencies (Note 5)
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 24,057,543 and 25,053,313 shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	240,575,430	250,533,130
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 5,942,457 and 4,946,687 shares issued and outstanding (excluding 24,057,543 and 25,053,313 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	594	495
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 shares issued and outstanding	750	750
Additional paid-in capital	31,170,964	21,213,363
Accumulated deficit	(26,172,300)	(16,214,598)

Total stockholders’ equity	5,000,008	5,000,010

Total Liabilities and Stockholders’ Equity	$300,795,648	$302,370,589

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DMY TECHNOLOGY GROUP, INC. III

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended	For the six months ended
	June 30, 2021	June 30, 2021
General and administrative expenses	$376,809	$4,194,577
Franchise tax expense	50,000	101,531

Loss from operations	(426,809)	(4,296,108)
Interest income earned in operating account	4	37
Gain on marketable securities (net), dividends and interest, held in Trust Account	6,545	53,369
Change in fair value of derivative warrant liabilities	(7,510,000)	(5,715,000)

Net loss	$(7,930,260)	$(9,957,702)

Weighted average shares outstanding of Class A common stock	30,000,000	30,000,000

Basic and diluted net income per share, Class A common stock	$—	$—

Weighted average shares outstanding of Class B common stock	7,500,000	7,500,000

Basic and diluted net loss per share, Class B common stock	$(1.06)	$(1.33)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DMY TECHNOLOGY GROUP, INC. III

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2020	4,946,687	$495	7,500,000	$750	$21,213,363	$(16,214,598)	$5,000,010
Common stock subject to possible redemption	202,744	20	—	—	2,027,420	—	2,027,440
Net loss	—	—	—	—	—	(2,027,442)	(2,027,442)

Balance - March 31, 2021 (Unaudited)	5,149,431	$515	7,500,000	$750	$23,240,783	$(18,242,040)	$5,000,008
Common stock subject to possible redemption	793,026	79	—	—	7,930,181	—	7,930,260
Net loss	—	—	—	—	—	(7,930,260)	(7,930,260)

Balance - June 30, 2021 (Unaudited)	5,942,457	$594	7,500,000	$750	$31,170,964	$(26,172,300)	$5,000,008

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DMY TECHNOLOGY GROUP, INC. III

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the six months ended
June 30, 2021
Cash Flows from Operating Activities:
Net loss	$(9,957,702)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	5,715,000
Gain on marketable securities (net), dividends and interest, held in Trust Account	(53,369)
Changes in operating assets and liabilities:
Prepaid expenses	58,741
Accounts payable	(536,933)
Accrued expenses	3,037,776
Franchise tax payable	41,918

Net cash used in operating activities	(1,694,569)

Cash Flows from Financing Activities:
Proceeds from advances from related party	125,000

Net cash provided by financing activities	125,000

Net decrease in cash	(1,569,569)
Cash - beginning of the period	1,569,739

Cash - end of the period	$170

Supplemental disclosure of noncash activities:
Change value of Class A common stock subject to possible redemption	$9,957,700

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1—Description of Organization and Business Operations

dMY Technology Group, Inc. III (the “Company”) is a blank check company incorporated in Delaware on September 14, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from September 14, 2020 (inception) to June 30, 2021 relates to the Company’s formation and the preparation of the initial public offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is dMY Sponsor III, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on November 12, 2020. On November 17, 2020, the Company consummated its Initial Public Offering of 30,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including the 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option (“the Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $17.0 million, inclusive of $10.5 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,000,000 warrants at a price of $2.00 per warrant (“Private Placement Warrants”) to the Sponsor, generating gross proceeds of $8.0 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $300.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or November 17, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) not will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s Independent Registered Public Accounting Firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On March 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ion Trap Acquisition Inc., a Delaware corporation and a direct, newly formed wholly owned subsidiary of the Company (“Merger Sub”) and IonQ, Inc., a Delaware corporation (“IonQ”). Pursuant to the Merger Agreement, at the Effective Time, and in accordance with the Delaware General Corporation Law, as amended, Merger Sub will merge with and into IonQ (the “Merger”), with IonQ continuing as the surviving entity in the Merger and, after giving effect to the Merger, becoming a wholly owned subsidiary of the Company. See the Current Report on Form 8-K, filed with the SEC on March 7, 2021, for further information.

On March 7, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 35,000,000 shares of the Company’s Class A common stock for an aggregate purchase price equal to $350,000,000. See the Current Report on Form 8-K, filed with the SEC on March 7, 2021, for further information.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Going Concern Consideration

As of June 30, 2021, the Company had approximately $200 in its operating bank account, approximately $84,000 of interest income available in the Trust Account to pay for taxes and working capital deficiency of approximately $3.3 million. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its acquisition plans.

Prior to the consummation of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a capital contribution of $25,000 from the Sponsor to purchase the Founder Shares (as defined below), the loan under the Note from the Sponsor of approximately $121,000 (see Note 4). On December 21, 2020, the Company repaid approximately $90,000 of the outstanding Note balance. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity needs had been satisfied through the net proceeds from the consummation of the Private Placement not held in the Trust Account, and advances from an officer of $125,000. As of June 30, 2021 and December 31, 2020 the amount due under the Note and advances was approximately $156,000 and $31,000, respectively. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of June 30, 2021 and December 31, 2020, there were no amounts outstanding under any Working Capital Loans.

Based on the foregoing, management determines that the Company will not have sufficient working capital to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company plans to satisfy its working capital needs through the consummation of the initial Business Combination. However, there is no guarantee that the Company will complete its Business Combination within the Combination Period.

Note 2—Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Amended Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on June 4, 2021 which contains the audited financial statements and the notes thereto.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 coverage limit, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Investments Held in the Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC Topic 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” Offering costs consist of costs incurred in connection with the preparation for the Initial Public Offering and the underwriting commissions. Upon the completion of the Initial Public Offering, offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were charged to operations. Offering costs associated with the Class A common stock were charged to stockholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $700,000 was for offering costs associated with derivative warrant liabilities in the unaudited condensed consolidated statement of operations and approximately $16.3 million is included in stockholders’ equity in the condensed consolidated balance sheets.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the condensed consolidated balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2021 and December 31, 2020, the carrying values of cash, accounts payable, accrued expenses franchise tax payable, and note payable to related parties approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2021 and December 31, 2020, 24,057,543 and 25,053,313 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets, respectively.

Net Loss Per Share of Common Stock

The Company’s condensed consolidated statements of operations include a presentation of net loss per share for Class A common stock subject to possible redemption in a manner similar to the two-class method of net loss per common stock. Net loss per common stock, basic and diluted, for Class A common stock is calculated by dividing the interest income earned on the Trust Account, less interest available to be withdrawn for the payment of taxes, by the weighted average number of Class A common stock outstanding for the periods. Net loss per common stock, basic and diluted, for Class B common stock is calculated by dividing the net loss, adjusted for income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the periods. Class B common stock do not have any redemption features and do not participate in the income earned on the Trust Account.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The calculation of diluted net loss per common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) Private Placement since the exercise price of the warrants is in excess of the average common stock price for the periods and therefore the inclusion of such warrants would be anti-dilutive.

The following table reflects the calculation of basic and diluted net loss per share of common stock:

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021

Class A common stock
Numerator: Income allocable to Class A common stock
Income from investments held in Trust Account	$6,545	$53,369
Less: Company’s portion available to be withdrawn to pay taxes	(6,545)	(53,369)

Net income attributable to Class A common stock	$—	$—

Denominator: Weighted average Class A common stock
Basic and diluted weighted average shares outstanding, Class A common stock	30,000,000	30,000,000

Basic and diluted net income per share, Class A common stock	$—	$—

Class B common stock
Numerator: Net loss minus net income attributable to Class A common stock
Net loss	$(7,930,260)	$(9,957,702)
Net income attributable to Class A common stock	—	—

Net loss attributable to Class B common stock	$(7,930,260)	$(9,957,702)

Denominator: Weighted average Class B common stock
Basic and diluted weighted average shares outstanding, Class B common stock	7,500,000	7,500,000

Basic and diluted net loss per share, Class B common stock	$(1.06)	$(1.33)

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Initial Public Offering

On November 17, 2020, the Company consummated its Initial Public Offering of 30,000,000 Units, including the 2,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $17.0 million, inclusive of $10.5 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

On September 14, 2020, the Sponsor subscribed for 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for a total subscription price of $25,000, and fully paid for these on November 17, 2020. In October 2020, the Sponsor transferred 25,000 Founder Shares to each of Darla Anderson, Francesca Luthi and Charles E. Wert, the Company’s director nominees. On November 12, 2020, the Company effected a 1:1.1 stock split of the Class B common stock, resulting in an aggregate of 7,906,250 shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

The initial stockholders agreed to forfeit up to 1,031,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On November 17, 2020, the underwriters partially exercised their over-allotment option to purchase 2,500,000 units resulting in 625,000 shares of Class B common stock no longer being subject to forfeiture. The over-allotment option expired on December 27, 2020, resulting in 406,250 shares of Class B common stock being forfeited.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their Class A common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,000,000 Private Placement Warrants at a price of $2.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $8.0 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On September 14, 2020, the Sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed an aggregate of approximately $121,000 under the Note. On December 21, 2020, the Company repaid approximately $90,000 of the outstanding Note balance. As of June 30, 2021 and December 31, 2020 the amount due under the Note remained the same at approximately $31,000

In April and June 2021, the Company received advances for an aggregate amount of $125,000 from an officer for working capital needs, which is included in due to related parties on the condensed consolidated balance sheets.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $2.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company entered into an agreement that will provide that, commencing on the date that the Company’s securities are first listed on New York Stock Exchange and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000, respectively, in connection with such services in the accompanying unaudited condensed consolidated statements of operations. The Company also recorded a prepaid amount of $160,000 and $0 in connection with such services in the accompanying unaudited condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020, respectively.

The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to underwriting commissions of $0.20 per unit, or $6.00 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $10.5 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Litigation

On January 12, 2021, the Company, the Sponsor accepted service of a lawsuit where they are named as Counterclaim Defendants in an underlying action by and between GTY Technology Holdings, Inc. (“GTY”), dMY Technology Holdings Inc., dMY Sponsor, LLC, dMY Sponsor II, LLC, dMY Technology Group Inc. II,

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

the Company and the Sponsor (collectively “dMY”) and Carter Glatt (“Glatt”) and Captains Neck Holdings LLC (“Captains Neck”). The Underlying Lawsuit seeks a declaratory judgment that Glatt and Captains Neck are not entitled to Class Y Units of dMY Sponsor LLC and contains claims arising from Glatt’s termination of employment from GTY on or about April 3, 2020 including theft and misappropriation of confidential GTY information, breach of contract, breach of the duties of loyalty and fiduciary duty and conversion. Glatt has, among other things, responded to the Underlying Lawsuit by adding members of the Sponsor and officers of the Company as Counterclaim Defendants and adding Dune Acquisition Holdings LLC, a newly formed special purpose acquisition company as a Counterclaimant and asserting claims for breach of contract, fraudulent misrepresentation, negligent misrepresentation, tortious interference with business relations, quantum meruit and unjust enrichment. The Company has never employed Glatt and has no business agreements with him. The Company has denied the claims against them and management intends to vigorously defend the Company.

Risk and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures that have been, and may in the future be, implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 6 — Stockholders’ Equity

Class A Common Stock—The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 30,000,000 shares Class A common stock outstanding, including 24,057,543 and 25,053,313 shares of Class A common stock subject to possible conversion that were classified as temporary equity in the accompanying unaudited condensed consolidated balance sheets, respectively.

Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. On November 17, 2020, the Company issued 7,187,500 shares of Class B common stock. On November 12, 2020, the Company effected a 1:1.1 stock split of the Class B common stock, resulting in an aggregate of 7,906,250 shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. Of the 7,906,250 shares of Class B common stock outstanding, an aggregate of up to 1,031,250 shares of Class B common stock that are subject to forfeiture, to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

outstanding common stock after the Initial Public Offering. On November 17, 2020, the underwriters partially exercised their over-allotment option to purchase 2,500,000 units resulting in 625,000 shares of Class B common stock no longer being subject to forfeiture. The over-allotment option expired on December 27, 2020, resulting in 406,250 shares of Class B common stock being forfeited. As of June 30, 2021 and December 31, 2020, there were 7,500,000 shares of Class B common stock outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law.

The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Note 7 — Derivative Warrant Liabilities

As of June 30, 2021 and December 31, 2020, the Company has 7,500,000 and 4,000,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common Stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.

Redemption of warrants for when the price per share of Class A common stock equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” (as defined below) of the Class A common stock; and

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant holders.

The “fair market value” of Class A common stock shall mean the volume weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 - Fair Value Measurements

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Black-Scholes simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants since October 2020. For the three and six months ended June 30, 2021, the Company recognized a charge to the accompanying unaudited condensed consolidated statements of operations resulting from an increase of in the fair value of liabilities of approximately $7.5 million and approximately $5.7 million presented as change in fair value of derivative warrant liabilities in the accompanying unaudited condensed consolidated statements of operations, respectively.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following table presents information about the Company’s consolidated financial assets that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 by level within the fair value hierarchy:

June 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - U.S. Treasury Securities (1)	$300,083,544	$—	$—
Liabilities:
Derivative warrant liabilities	$24,000,000	$—	$16,600,000

(1) Excludes $390 of cash balance held within the Trust Account.

December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - U.S. Treasury Securities (1)	$300,029,996	$—	$—
Liabilities:
Derivative warrant liabilities	$—	$—	$34,885,000

(1) Excludes $569 of cash balance held within the Trust Account.

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in January 2021, when the Public Warrants were separately listed and traded. As of June 30, 2021, the Public Warrants were publicly traded at $3.20 per warrant.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

DMY TECHNOLOGY GROUP, INC III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	As of December 31, 2020	As of June 30, 2021
Exercise price	$11.50	$11.50
Stock price	$10.84	$10.69
Volatility	22.7% / 44.3%	40.5% / 45.2%
Term	6.42	5.25
Risk-free rate	0.57%	0.91%
Dividend yield	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities for the period ended June 30, 2021 is summarized as follows:

Level 3 - Derivative warrant liabilities at December 31, 2020	$34,885,000
Transfer to Level 1	(16,725,000)
Change in fair value of derivative warrant liabilities	(1,560,000)

Level 3 - Derivative warrant liabilities at June 30, 2021	$16,600,000

Note 9 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after June 30, 2021 up to the date that the unaudited condensed consolidated financial statements were available to be issued, and determined that there have been no other events that have occurred that would require adjustments to the disclosures in the unaudited condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

dMY Technology Group Inc. III

Opinion on the Financial Statements

We have audited the accompanying balance sheet of dMY Technology Group Inc. III (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from September 14, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from September 14, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

June 1, 2021

dMY TECHNOLOGY GROUP, INC. III

BALANCE SHEET

As Restated — See Note 2

December 31, 2020

Assets:
Current assets:
Cash	$1,569,739
Prepaid Assets	770,285

Total current assets	2,340,024
Investments held in Trust Account	300,030,565

Total Assets	$302,370,589

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$850,442
Accrued expenses	512,509
Franchise tax payable	58,132
Note payable to related parties	31,366

Total current liabilities	1,452,449
Deferred underwriting commissions in connection with the initial public offering	10,500,000
Derivative warrant liabilities	34,885,000

Total liabilities	46,837,449

Commitments and Contingencies (Note 5)
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 25,053,313 shares subject to possible redemption at $10.00 per share	250,533,130
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 4,946,687 shares issued and outstanding (excluding 25,053,313 shares subject to possible redemption)	495
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 shares issued and outstanding	750
Additional paid-in capital	21,213,363
Accumulated deficit	(16,214,598)

Total stockholders’ equity	5,000,010

Total Liabilities and Stockholders’ Equity	$302,370,589

The accompanying notes are an integral part of these financial statements.

dMY TECHNOLOGY GROUP, INC. III

STATEMENT OF OPERATIONS

As Restated — See Note 2

For the Period from September 14, 2020 (inception) through December 31, 2020

General and administrative expenses	$601,705
Franchise tax expenses	58,132

Loss from operations	(659,837)
Other income (expenses):
Gain on marketable securities (net), dividends and interest, held in Trust Account	30,565
Offering costs associated with derivative warrant liabilities	(700,326)
Loss upon issuance of private placement warrants	(7,360,000)
Change in fair value of derivative warrant liabilities	(7,525,000)

Total other income (expenses)	(15,554,761)

Net loss	$(16,214,598)

Weighted average shares outstanding of Class A common stock	30,000,000

Basic and diluted net income per share, Class A common stock	$0.00

Weighted average shares outstanding of Class B common stock	7,156,250

Basic and diluted net loss per share, Class B common stock	$(1.24)

The accompanying notes are an integral part of these financial statements.

dMY TECHNOLOGY GROUP, INC. III

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

As Restated — See Note 2

For the Period from September 14, 2020 (inception) through December 31, 2020

	Common Stock				Additional Paid- In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - September 14, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)	—	—	7,906,250	791	24,209	—	25,000
Sale of units in initial public offering, less fair value of public warrants	30,000,000	3,000	—	—	287,997,000	—	288,000,000
Offering costs	—	—	—	—	(16,277,262)	—	(16,277,262)
Forfeiture of Class B common stock (1)			(406,250)	(41)	41	—	—
Common stock subject to possible redemption	(25,053,313)	(2,505)	—	—	(250,530,625)	—	(250,533,130)
Net loss	—	—	—	—	—	(16,214,598)	(16,214,598)

Balance – December 31, 2020	4,946,687	$495	7,500,000	$750	$21,213,363	$(16,214,598)	$5,000,010

(1)

This number included up to 1,031,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 17, 2020, the underwriters partially exercised their over-allotment option to purchase 2,500,000 units resulting in 625,000 shares of Class B common stock no longer being subject to forfeiture. The over-allotment option expired on December 27, 2020, resulting in 406,250 shares of Class B common stock being forfeited. (see Note 4)

The accompanying notes are an integral part of these financial statements.

dMY TECHNOLOGY GROUP, INC. III

STATEMENT OF CASH FLOWS

As Restated — See Note 2

For the Period from September 14, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(16,214,598)
Adjustments to reconcile net loss to net cash used in operating activities:
Offering costs associated with derivative warrant liabilities	700,326
Loss upon issuance of private placement warrants	7,360,000
Change in fair value of derivative warrant liabilities	7,525,000
General and administrative expenses paid by related party under note payable	27,228
Gain on marketable securities (net), dividends and interest, held in Trust Account	(30,565)
Changes in operating assets and liabilities:
Prepaid expenses	(770,285)
Accounts payable	487,457
Accrued expenses	512,509
Franchise tax payable	58,132

Net cash used in operating activities	(344,796)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(300,000,000)

Net cash used in investing activities	(300,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds received from initial public offering, gross	300,000,000
Proceeds received from private placement	8,000,000
Offering costs paid	(6,020,863)
Paydown of notes payable	(89,602)

Net cash provided by financing activities	301,914,535

Net increase in cash	1,569,739
Cash – beginning of the period	—

Cash – end of the period	$1,569,739

Supplemental disclosure of noncash activities:
Offering costs included in accounts payable	$362,985
Offering costs funded with note payable	$93,740
Deferred underwriting commissions in connection with the initial public offering	$10,500,000
Initial value of Class A common stock subject to possible redemption	$285,615,070
Change in value of Class A common stock subject to possible redemption	$(8,081,940)

The accompanying notes are an integral part of these financial statements.

dMY TECHNOLOGY GROUP, INC. III

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

dMY Technology Group, Inc. III (the “Company”) is a blank check company incorporated in Delaware on September 14, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from September 14, 2020 (inception) to December 31, 2020 relates to the Company’s formation and the preparation of the initial public offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is dMY Sponsor III, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on November 12, 2020. On November 17, 2020, the Company consummated its Initial Public Offering of 30,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including the 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option (“the Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $17.0 million, inclusive of $10.50 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,000,000 warrants at a price of $2.00 per warrant (“Private Placement Warrants”) to the Sponsor, generating gross proceeds of $8.0 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $300.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or November 17, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) not will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s Independent Registered Public Accounting Firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had approximately $1.6 million in its operating bank account, approximately $31,000 of interest income available in the Trust Account to pay for taxes and working capital of approximately $888,000. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its acquisition plans.

Prior to the consummation of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a capital contribution of $25,000 from the Sponsor to purchase the Founder Shares (as defined below), the loan under the Note from the Sponsor of approximately $121,000 (see Note 4). Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity needs had been satisfied through the net proceeds from the consummation of the Private Placement not held in the Trust Account. To date, the Note remains outstanding. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). To date, there were no amounts outstanding under any Working Capital Loans.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2—Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

In April 2021, the Company identified a misstatement in its accounting treatment for warrants issued in connection with the Initial Public Offering and the Private Placement Warrants (collectively, the “Warrants”) as presented in its audited balance sheet as of November 17, 2020 included in its Current Report on Form 8-K, filed November 23, 2020. The Warrants were reflected as a component of equity as opposed to liabilities on the balance sheet. Pursuant to ASC Topic 250, Accounting Changes and Error Corrections, and Staff Accounting Bulletin 99, “Materiality”) (“SAB 99”) issued by the SEC, the Company determined the impact of the error was immaterial for the audited balance sheet included in its Current Report on Form 8-K. The impact of the error correction is reflected in the unaudited condensed financial statements contained herein which resulted in a $21.1 million increase to derivative liabilities and offsetting decrease to Class A common stock subject to possible redemption to the November 17, 2020 balance sheet.

In connection with such analysis, as described below under “Restatement of Previously Issued Financial Statements”, the Company’s financial statements for the period from September 14, 2020 (inception) through December 31, 2020 (the “Affected Period”), was restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such period. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statement and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risk and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures that have been, and may in the future be, implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Restatement of Previously Issued Financial Statements

In April 2021, the audit committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase common stock that the Company issued in November 2020 (the “Warrants”), the Company’s previously issued financial statements for the Affected Period should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Period included in this Annual Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since their issuance on November 17, 2020, the Company’s warrants have been accounted for as equity within the Company’s previously reported balance sheet. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Company’s audit committee, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheet and the statement of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on November 17, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Statement of Operations each reporting period and offering costs associated with derivative warrant liabilities should be expensed as incurred, presented as non-operating expenses in the Statement Of Operations.

Therefore, the Company, in consultation with its audit committee, concluded that its previously issued Financial Statements for the Affected Period should be restated because of a misapplication in the guidance around accounting for certain of our outstanding warrants to purchase common stock (the “Warrants”) and should no longer be relied upon.

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Period is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$302,370,589	$—	$302,370,589

Liabilities and stockholders’ equity
Total current liabilities	$1,452,449	$—	$1,452,449
Deferred underwriting commissions	10,500,000	—	10,500,000
Derivative warrant liabilities	—	34,885,000	34,885,000

Total liabilities	11,952,449	34,885,000	46,837,449
Class A common stock, $0.0001 par value; shares subject to possible redemption	285,418,130	(34,885,000)	250,533,130
Stockholders’ equity
Preferred stock - $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	146	349	495
Class B common stock - $0.0001 par value	750	—	750
Additional paid-in-capital	5,628,386	15,584,977	21,213,363
Accumulated deficit	(629,272)	(15,585,326)	(16,214,598)

Total stockholders’ equity	5,000,010	—	5,000,010

Total liabilities and stockholders’ equity	$302,370,589	$—	$302,370,589

	For the Period from September 14, 2020 (inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(659,837)	$—	$(659,837)
Other (expense) income:
Gain on marketable securities (net), dividends and interest, held in Trust Account	30,565		30,565
Financing costs - derivative warrant liabilities	—	(700,326)	(700,326)
Loss upon issuance of private placement warrants	—	(7,360,000)	(7,360,000)
Change in fair value of derivative warrant liabilities	—	(7,525,000)	(7,525,000)

Total other (expense) income	30,565	(15,585,326)	(15,554,761)

Net loss	$(629,272)	$(15,585,326)	$(16,214,598)

Basic and Diluted weighted-average Class A common shares outstanding	30,000,000	—	30,000,000

Basic and Diluted net income per Class A common shares	$—	—	$—

Basic and Diluted weighted-average Class B common shares outstanding	7,156,250	—	7,156,250

Basic and Diluted net loss per Class B common shares	$(0.09)	—	$(1.24)

	For the Period from September 14, 2020 (inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(629,272)	$(15,585,326)	$(16,214,598)
Adjustment to reconcile net loss to net cash used in operating activities	(3,337)	(15,585,326)	(15,588,663)
Changes in operating assets and liabilities	287,813	—	287,813
Net cash used in operating activities	(344,796)	—	(344,796)
Net cash used in investing activities	(300,000,000)	—	(300,000,000)
Net cash provided by financing activities	301,914,535	—	301,914,535

Net change in cash	$1,569,739	$—	$1,569,739

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in the Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities (net), dividends and interest held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2020, the carrying values of cash, accounts payable, accrued expenses franchise tax payable, and note payable to related parties approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

Derivative Warrant liabilities

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC Topic 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” Offering costs consist of legal, accounting, underwriting fees and other costs incurred in connection with the formation and preparation for the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $700,000 is included in financing cost -derivative warrant liabilities in the statement of operations and approximately $16.3 million is included in stockholders’ equity.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 25,053,313 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 11,500,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods presented.

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the net gain from investments held in the Trust Account of approximately $31,000, net of applicable franchise taxes of approximately $31,000 for the period from September 14, 2020 (inception) through December 31, 2020, by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock for the period from September 14, 2020 (inception) through December 31, 2020 is calculated by dividing the general and administration expenses of approximately $602,000, offering costs associated with derivative warrant liabilities of approximately $700,000, loss upon issuance of private placement warrants of approximately $7.4 million, the change in fair value of derivative warrant liabilities of approximately $7.5 million and remaining franchise taxes of approximately $28,000, resulting in a net loss of approximately $7.2 million, by the weighted average number of Class B common stock outstanding for the period.

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On November 17, 2020, the Company consummated its Initial Public Offering of 30,000,000 Units, including the 2,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $300.00 million, and incurring offering costs of approximately $17.0 million, inclusive of $10.50 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

On September 14, 2020, the Sponsor subscribed for 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for a total subscription price of $25,000, and fully paid for these on November 17, 2020. In October 2020, the Sponsor transferred 25,000 Founder Shares to each of Darla Anderson, Francesca Luthi and Charles E. Wert, the Company’s director nominees. On November 12, 2020, the Company effected a 1:1.1 stock split of the Class B common stock, resulting in an aggregate of 7,906,250 shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

The initial stockholders agreed to forfeit up to 1,031,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On November 17, 2020, the underwriters partially exercised their over-allotment option to purchase 2,500,000 units resulting in 625,000 shares of Class B common stock no longer being subject to forfeiture. The over-allotment option expired on December 27, 2020, resulting in 406,250 shares of Class B common stock being forfeited.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their Class A common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,000,000 Private Placement Warrants at a price of $2.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $8.0 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On September 14, 2020, the Sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed an aggregate of approximately $121,000 under the Note. On December 21, 2020, the Company repaid approximately $90,000 of the outstanding Note balance.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $2.00 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company entered into an agreement that will provide that, commencing on the date that the Company’s securities are first listed on New York Stock Exchange and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, the Company pays the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team.

The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.00 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $10.50 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Litigation

On January 12, 2021, the Company, the Sponsor accepted service of a lawsuit where they are named as Counterclaim Defendants in an underlying action by and between GTY Technology Holdings, Inc. (“GTY”), dMY Technology Holdings Inc., dMY Sponsor, LLC, dMY Sponsor II, LLC, dMY Technology Group Inc. II, the Company and the Sponsor (collectively “dMY”) and Carter Glatt (“Glatt”) and Captains Neck Holdings LLC (“Captains Neck”). The Underlying Lawsuit seeks a declaratory judgment that Glatt and Captains Neck are not entitled to Class Y Units of dMY Sponsor LLC and contains claims arising from Glatt’s termination of employment from GTY on or about April 3, 2020 including theft and misappropriation of confidential GTY information, breach of contract, breach of the duties of loyalty and fiduciary duty and conversion. Glatt has, among other things, responded to the Underlying Lawsuit by adding members of the Sponsor and officers of the Company as Counterclaim Defendants and adding Dune Acquisition Holdings LLC, a newly formed special purpose acquisition company as a Counterclaimant and asserting claims for breach of contract, fraudulent misrepresentation, negligent misrepresentation, tortious interference with business relations, quantum meruit and unjust enrichment. The Company has never employed Glatt and has no business agreements with him. The Company has denied the claims against them and management intends to vigorously defend the Company.

Note 6 — Stockholders’ Equity

Class A Common Stock—The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 30,000,000 shares Class A common stock outstanding, including 25,053,313 shares of Class A common stock subject to possible conversion that were classified as temporary equity in the accompanying balance sheet.

Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. On November 17, 2020, the Company issued 7,187,500 shares of Class B common stock. On November 12, 2020, the Company effected a 1:1.1 stock split of the Class B common stock, resulting in an aggregate of 7,906,250 shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. Of the 7,906,250 shares of Class B common stock outstanding, an aggregate of up to 1,031,250 shares of Class B common stock that are subject to forfeiture, to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On November 17, 2020, the underwriters partially exercised their over-allotment option to purchase 2,500,000 units resulting in 625,000 shares of Class B common stock no longer being subject to forfeiture. The over-allotment option expired on December 27, 2020, resulting in 406,250 shares of Class B common stock being forfeited.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law.

The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.

Note 7 — Derivative Warrant Liabilities

As of December 31, 2020, the Company had 7,500,000 and 4,000,000 Public Warrants and Private Placement Warrants, respectively, outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common Stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.

Redemption of warrants for when the price per share of Class A common stock equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” (as defined below) of the Class A common stock; and

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant holders.

The “fair market value” of Class A common stock shall mean the volume weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8—Fair Value Measurements

The Company follows the guidance in ASC Topic 820, “Fair Value Measurements”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - U.S. Treasury Securities (1)	$300,029,996	$—	$—
Liabilities:
Derivative warrant liabilities	$—	$—	$34,885,000

(1)	Excludes $569 of cash balance held within the Trust Account

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the year ended December 31, 2020.

Level 1 instruments include investments in mutual funds invested in government securities and Public Warrants. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering were initially measured at fair value using a Monte Carlo simulation model and subsequently, are based on the listed market price of such warrants, a Level 1 measurement, as of December 31, 2020. The fair value of the Private Placement Warrants were estimated using Black-Scholes model. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of $6.3 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in these valuations are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical and implied volatilities of select peer companies as well as its own that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs for the Company’s warrants at their measurement dates:

	At initial issuance	As of December 31, 2020
Exercise price	$11.50	$11.50
Stock price	$9.60	$10.84
Volatility	22.4%/45.5%	22.7%/44.3%
Term	6.55	6.42
Dividend yield	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities for the period from September 14, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative warrant liabilities at September 14, 2020 (inception)	$—
Issuance of Public and Private Warrants	27,360,000
Change in fair value of derivative warrant liabilities	7,525,000

Derivative warrant liabilities at December 31, 2020	$34,885,000

Note 10—Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the period from September 14, 2020 (inception) through December 31, 2020.

The income tax provision (benefit) consists of the following for the period from September 14, 2020 (inception) through December 31, 2020:

Current
Federal	$—
State	—
Deferred
Federal	(3,405,066)
State	—
Valuation allowance	3,405,066

Income tax provision	$—

The Company’s net deferred tax assets are as follows as of December 31, 2020:

Deferred tax assets:
Net operating loss carryforwards	$3,131,639
Start-up/organizational costs	273,426

Total deferred tax assets	3,405,066
Valuation allowance	(3,405,066)

Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

There were no unrecognized tax benefits as of December 31, 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows for the period from September 14, 2020 (inception) through December 31, 2020:

Statutory Federal income tax rate	21.0%
Change in Valuation Allowance	(21.0)%

Income Taxes Benefit	0.0%

Note 9—Subsequent Events

On December 21, 2020, the Company repaid approximately $90,000 of the outstanding Note balance.

On January 12, 2021, the Company, the Sponsor accepted service of a lawsuit where they are named as Counterclaim Defendants in an underlying action by and between GTY Technology Holdings, Inc. (“GTY”), dMY Technology Holdings Inc., dMY Sponsor, LLC, dMY Sponsor II, LLC, dMY Technology Group Inc. II, the Company and the Sponsor (collectively “dMY”) and Carter Glatt (“Glatt”) and Captains Neck Holdings LLC (“Captains Neck”). The Underlying Lawsuit seeks a declaratory judgment that Glatt and Captains Neck are not entitled to Class Y Units of dMY Sponsor LLC and contains claims arising from Glatt’s termination of employment from GTY on or about April 3, 2020 including theft and misappropriation of confidential GTY information, breach of contract, breach of the duties of loyalty and fiduciary duty and conversion. Glatt has, among other things, responded to the Underlying Lawsuit by adding members of the Sponsor and officers of the Company as Counterclaim Defendants and adding Dune Acquisition Holdings LLC, a newly formed special purpose acquisition company as a Counterclaimant and asserting claims for breach of contract, fraudulent misrepresentation, negligent misrepresentation, tortious interference with business relations, quantum meruit and unjust enrichment. The Company has never employed Glatt and has no business agreements with him. The Company has denied the claims against them and management intends to vigorously defend the Company.

On March 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ion Trap Acquisition Inc., a Delaware corporation and a direct, newly formed wholly owned subsidiary of the Company (“Merger Sub”) and IonQ, Inc., a Delaware corporation (“IonQ”). Pursuant to the Merger Agreement, at the Effective Time, and in accordance with the Delaware General Corporation Law, as amended, Merger Sub will merge with and into IonQ (the “Merger”), with IonQ continuing as the surviving entity in the Merger and, after giving effect to the Merger, becoming a wholly owned subsidiary of the Company. See the Current Report on Form 8-K, filed with the SEC on March 7, 2021, for further information.

On March 7, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 35,000,000 shares of the Company’s Class A common stock for an aggregate purchase price equal to $350,000,000. See the Current Report on Form 8-K, filed with the SEC on March 7, 2021, for further information.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$102,294
Accountants’ fees and expenses	75,000
Legal fees and expenses	125,000
Printing fees	75,000
Miscellaneous	17,741

Total expenses	$395,035

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the securities with the SEC, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by dMY Technology Group, Inc. III (“dMY”) since January 1, 2018:

(1)

In September 2020, the dMY Sponsor III, LLC (the “Sponsor”) purchased 7,187,500 shares of dMY Class B common stock for an aggregate purchase price of $25,000, or approximately $0.0035 per share, in connection with dMY’s organization. In November 2020, dMY effected a 1:1.1 stock split of the dMY Class B common stock stock, resulting in an aggregate of 7,906,250 shares outstanding. In November 2020, the Sponsor forfeited 406,250 shares of dMY Class B common stock resulting in an aggregate of 7,500,000 shares of dMY Class B common stock outstanding. Upon the Closing of the

Business Combination, each share of dMY Class B Common Stock automatically converted into a share of dMY Class A Common Stock in accordance with dMY’s certificate of incorporation, and all shares of Class A common stock were renamed common stock.

(2)

In November 2020, the Sponsor purchased an aggregate of 4,000,000 private placement warrants at a price of $2.00 per private warrant, generating gross proceeds of $8.0 million. Each private warrant is exercisable for one share of common stock of the combined company.

(3)

In September 2021, upon the Closing of the Business Combination, we issued an aggregate of 34,500,000 shares of common stock of the combined company for an aggregate purchase price of $345.0 million to qualified institutional buyers and accredited investors, at a purchase price of $10.00 per share.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date

2.1+	Agreement and Plan of Merger, dated as of March 7, 2021, by and among dMY Technology Group, Inc. III, IonQ, Inc. and IonQ Trap Acquisition Inc.	Form 8-K	001-39694	2.1	March 8, 2021

3.1	Amended and Restated Certificate of Incorporation of IonQ, Inc.	Form 8-K	001-39694	3.1	October 4, 2021

3.2	Amended and Restated Bylaws of IonQ, Inc.	Form 8-K	001-39694	3.2	October 4, 2021

4.1	Specimen Common Stock Certificate.	S-4/A	333-254840	4.4	August 11, 2021

4.2	Specimen Warrant Certificate	S-1	333-249524	4.3	October 16, 2020

4.3	Warrant Agreement, dated November 12, 2020, between Continental Stock Transfer & Trust Company and IonQ, Inc.	8-K	001-39694	4.1	November 17, 2020

5.1**	Opinion of Cooley LLP.

10.1	Amended and Restated Registration Rights Agreement, dated September 30, 2021, between and among the investors party thereto and IonQ, Inc.	8-K	001-39694	10.1	October 4, 2021

10.2	Form of Subscription Agreement.	8-K	001-39694	10.1	March 8, 2021

10.3	Hyundai Subscription Agreement.	8-K	001-39694	10.2	March 8, 2021

10.4	Kia Subscription Agreement.	8-K	001-39694	10.3	March 8, 2021

10.5	MSD Subscription Agreement.	8-K	001-39694	10.4	March 8, 2021

10.6+	Silver Lake Subscription Agreement.	8-K	001-39694	10.5	March 8, 2021

10.7+	BVE Subscription Agreement.	8-K	001-39694	10.6	March 8, 2021

10.8	Form of Venture Capital / Other Investors Subscription Agreement.	8-K	001-39694	10.7	March 8, 2021

10.9	Form of Sponsor Support Agreement.	8-K	001-39694	10.8	March 8, 2021

10.10	Form of Stockholder Support Agreement.	8-K	001-39694	10.9	March 8, 2021

10.11	Form of Lock-Up Agreement.	8-K	001-39694	10.10	March 8, 2021

10.12#	IonQ, Inc. Change in Control Severance Plan and Summary Plan Description	S-4/A	333-254840	10.36	August 5, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date

10.13#	Form of Indemnification Agreement of IonQ, Inc.	8-K	001-39694	10.13	October 4, 2021

10.14#	2015 Equity Incentive Plan.	8-K	001-39694	10.14	October 4, 2021

10.15#	Form of Stock Option Grant Notice and Option Agreement under 2015 Equity Incentive Plan.	8-K	001-39694	10.15	October 4, 2021

10.16#	2021 Equity Incentive Plan.	8-K	001-39694	10.16	October 4, 2021

10.17#	Forms of Option Grant Notice and Option Agreement under 2021 Equity Incentive Plan.	8-K	001-39694	10.17	October 4, 2021

10.18#	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the 2021 Equity Incentive Plan.	8-K	001-39694	10.18	October 4, 2021

10.19#	2021 Employee Stock Purchase Plan.	8-K	001-39694	10.19	October 4, 2021

10.20	Amended and Restated Office Lease, by and between University of Maryland – College Park and IonQ, Inc.	8-K	001-39694	10.20	October 4, 2021

10.21	Warrant to Purchase Shares, dated November 27, 2019, issued to Amazon.com NV Investment Holdings LLC by IonQ, Inc.	S-4/A	333-254840	10.33	July 16, 2021

10.22†	License Agreement, dated July 19, 2016, among the University of Maryland, Duke University and IonQ, Inc.	S-4/A	333-254840	10.20	June 17, 2021

10.23†	Amendment No. 1 to Exclusive License Agreement, dated September 22, 2017, between Duke University and IonQ, Inc.	S-4/A	333-254840	10.21	June 17, 2021

10.24	Form of Stock Issuance Agreement, by and between the University of Maryland and/or Duke University and IonQ, Inc.	S-4/A	333-254840	10.32	June 17, 2021

10.25†	Amendment No. 1 to Exclusive License Agreement, dated October 11, 2017, between the University of Maryland and IonQ, Inc.	S-4/A	333-254840	10.22	June 17, 2021

10.26†	Amendment No. 2 to Exclusive License Agreement, dated October 4, 2018, between Duke University and IonQ, Inc.	S-4/A	333-254840	10.23	June 17, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date

10.27†	Amendment No. 2 to Exclusive License Agreement, dated October 9, 2018, between the University of Maryland and IonQ, Inc.	S-4/A	333-254840	10.24	June 17, 2021

10.28†	Amendment No. 3 to Exclusive License Agreement, dated April 27, 2021, between Duke University and IonQ, Inc.	S-4/A	333-254840	10.25	June 17, 2021

10.29†	Amendment No. 4 to Exclusive License Agreement, dated April 27, 2021, between Duke University and IonQ, Inc.	S-4/A	333-254840	10.26	June 17, 2021

10.30†	Exclusive Option Agreement, dated July 15, 2016, between Duke University and IonQ, Inc.	S-4/A	333-254840	10.27	June 17, 2021

10.31†	First Amendment to Option Agreement, dated December 18, 2020, between Duke University and IonQ, Inc.	S-4/A	333-254840	10.28	June 17, 2021

10.32	Second Amendment to Option Agreement, dated March 19, 2021, between Duke University and IonQ, Inc.	S-4/A	333-254840	10.29	June 17, 2021

10.33†	Exclusive Option Agreement, dated July 15, 2016, between the University of Maryland and IonQ, Inc.	S-4/A	333-254840	10.30	June 17, 2021

10.34	Amendment to Option Agreement, dated February 4, 2021, between the University of Maryland and IonQ, Inc.	S-4/A	333-254840	10.31	June 17, 2021

16.1	Letter from WithiumSmith+Brown, PC.	Form 8-K	001-39702	16.1	October 4, 2021

21.1	List of Subsidiaries.	Form 8-K	001-39694	21.1	October 4, 2021

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page).

101.INS**	XBRL Instance Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	To be filed by amendment.
#	Indicates a management contract or compensatory plan, contract or arrangement.
+

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. IonQ agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

†

Certain portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both not material and are the type that IonQ treats as private or confidential.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of College Park, State of Maryland, on this 4th day of October, 2021.

IONQ, INC.

By:	/s/ PETER CHAPMAN
Peter Chapman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Chapman and Thomas Kramer, and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER CHAPMAN Peter Chapman	President, Chief Executive Officer, and Director (Principal Executive Officer)	October 4, 2021

/s/ THOMAS KRAMER Thomas Kramer	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 4, 2021

/s/ CRAIG BARRATT Craig Barratt	Chairman of the Board	October 4, 2021

/s/ RONALD BERNAL Ronald Bernal	Director	October 4, 2021

/s/ BLAKE BYERS Blake Byers	Director	October 4, 2021

/s/ NICCOLO DE MASI Niccolo De Masi	Director	October 4, 2021

/s/ JUNGSANG KIM Jungsang Kim	Chief Technology Officer and Director	October 4, 2021

/s/ HARRY YOU Harry You	Director	October 4, 2021